Exhibit 4.e

BEAR LODGE VENTURE AGREEMENT

by and between

Newmont North America Exploration Limited

and

Paso Rico (USA), Inc.

TABLE OF CONTENTS

Exhibits

THIS VENTURE AGREEMENT ("Agreement") is made and entered into effective as of JUNE 1st 2006 (the "Effective Date"), by and between:

Newmont North America Exploration Limited
a corporation incorporated under the laws of Delaware
1700 Lincoln Street
Denver, Colorado 80203

(hereinafter "**NEWMONT**")

and

Paso Rico (USA), Inc.
a corporation incorporated under the laws of Wyoming
P.O. Box 785
Dubois, Wyoming 82513

(hereinafter "**PASO RICO**")

RECITALS

A. PASO RICO holds an interest in certain unpatented lode mining claims situated in Crook County, Wyoming (the PASO RICO "Claims") and in a mining lease issued by the State of Wyoming (the "Lease"), all of which are described in **Exhibit A Part I**.

B. NEWMONT holds an interest in certain unpatented lode mining claims situated in Crook County, Wyoming (the "NEWMONT Claims") described in **Exhibit A Part II**. The PASO RICO claims and the NEWMONT Claims are collectively referred to as the "Claims".

C. NEWMONT and PASO RICO wish to participate in the further exploration, evaluation, and if justified, the development and mining of gold and other mineral resources, other than Reserved Minerals (as herein defined) within the lands subject to the Claims and the Lease and other property that becomes subject to this Agreement.

NOW THEREFORE, in consideration of the covenants and terms contained herein, NEWMONT and PASO RICO, intending to be legally bound, agree as follows:

AGREEMENTS

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings assigned to them in this Section:

"Accounting Procedure" means the procedures set forth in **Exhibit C**.

"Affiliate" means an entity or person that Controls, is Controlled by, or is under common Control with the Participant.

"Agreement" means this Bear Lodge Venture Agreement, including any amendments and modifications hereof, and all appendices, schedules and exhibits which are incorporated herein by this reference.

"Area of Interest" means the area described in **Exhibit B**.

"Assets" means the Properties, Products, and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder; but excludes Reserved Minerals.

"Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made.

"Chargee" has the meaning as a holder of an Encumbrance set forth in **Section 13.5**.

"Claims" means the PASO RICO and the NEWMONT Claims .

"Conditional Approval" has the meaning set forth in **Section 15.2**.

"Confidential Information" has the meaning set forth in **Section 16.6**.

"Continuing Obligations" means obligations or responsibilities that are reasonably expected to continue or arise after Operations on a particular area of the Properties have ceased or are suspended, including Environmental Compliance.

"Control" used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreement; (v) voting trust; or **(vi)** otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and "Control" used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

"Development" means all preparation (other than Exploration) for the removal and recovery of Products, including the construction or installation of leach pads, a mill or any other improvements to be used for the mining, handling, milling, beneficiation or other processing of Products.

"Earn-In Period" has the meaning set forth in **Section 5.2**.

"Effective Date" means the date set forth in the introduction to this Agreement.

"Encumbrance" or "Encumbrances" means mortgages, deeds of trust, security interests, pledges, liens, net profits interests, royalties or overriding royalty interests, other payments out of production, or other burdens of any nature.

"Environmental Compliance" means actions performed during or after Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Properties or other compliance with Environmental Laws.

"Environmental Compliance Fund" means the fund for the costs of Environmental Compliance which shall be established, funded, and administered as provided in **Section 9.8** and **Subsection 8.2.17**.

"Environmental Laws" means Laws aimed at reclamation or restoration of the Properties; abatement of pollution; protection of the environment; monitoring environmental conditions; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances into the environment, and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

"Environmental Liabilities" means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including legal fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either Participant or the Venture, by any person or entity other than the other Participant, alleging liability (including liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Properties and/or emanating or migrating and/or threatening to emanate or migrate from the Properties to off-site properties; (ii) physical disturbance of the environment caused by or

relating to Operations; or (iii) the violation or alleged violation of any Environmental Laws arising from or relating to Operations.

"Existing Data" means maps, drill logs and other drilling data, core tests, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and any other material or information relating to the Properties existing on the Effective Date.

"Exploration" means activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of deposits of Products, including the preparation of a feasibility study.

"Exploration Expenditures" means all costs and expenses of whatever kind or nature spent or incurred in connection with Exploration and which were expended on or for the benefit of the Properties, computed in accordance with U.S. generally accepted accounting principles consistently applied, including the following: (i) actual salaries, benefit and fringe costs and wages (whether or not required by Law) of employees or contractors of NEWMONT directly assigned to and actually performing Exploration and related activities within or benefiting the Properties, including geologists, geophysicists, engineers, surveyors, engineering assistants, technicians, draftsmen, engineering clerks and other personnel performing technical services connected with Exploration of the Properties; (ii) monies expended associated with aerial flights; (iii) monies expended associated with drilling, site preparation and road construction; (iv) monies expended for the use of machinery, vehicles, equipment and supplies required for Exploration; provided, however, if NEWMONT uses equipment owned by it, charges shall be no greater than on terms available from independent third parties in the vicinity of the Properties; (v) monies expended for reasonable travel expenses and transportation of employees and contractors, materials, equipment and supplies necessary for the conduct of Exploration; (vi) any other payments to contractors for work on Exploration; (vii) monies expended for metallurgical and engineering work; geophysical, geochemical and geological surveys and assays and other costs incurred to determine the quality and quantity of Products within the Properties; (viii) monies expended to obtain permits, rights-of-ways and other similar rights as may be necessary in connection with Operations; (ix) monies expended in preparation and acquisition of environmental permits necessary to commence, carry out or complete Exploration, and otherwise spent on (but not only accrued for) activities required for Environmental Compliance; (x) monies expended in performing pre-feasibility and feasibility studies to evaluate the economic feasibility of Mining on the Properties, including expenditures for metallurgical test work, preliminary design work and hydrology studies; (xi) monies expended for taxes levied against the Properties and paid by NEWMONT and the cost of any insurance premiums, performance bonds or other forms of sureties required by the terms of this Agreement or any Law; (xii) monies expended for and including land holding costs, lease payments, assessment work, claim location, amendment and relocation costs, Government Fees, and other necessary expenditures incurred or made to preserve in good standing the status and title of the Properties; **(xiii)** claim location costs, recording and filing fees for the NEWMONT Claims **(xiv)** monies expended for curing any title defects or Encumbrances (other than Permitted Encumbrances) pertaining to the Properties; and **(xv)** the administrative charge specified in **Section 2.14 of Exhibit C** in respect of Exploration Expenditures, said charge to be credited toward the Initial Contribution of NEWMONT; and treating Exploration Expenditures as "Allowable Costs" in such section subject to the exclusions set forth therein, but provided that (i) fees paid for legal and accounting services to third parties shall not constitute "Allowable Costs" for purposes of determining the administrative charge included in the definition of Exploration Expenditures.

Financing Option" has the meaning set forth in **Subsection 9.4**.

"Government Fees" means all rentals, holding fees, location fees, maintenance payments or other payments required by any law, rule or regulation to be paid to a federal, state, or other governmental authority, in order to locate or maintain the Lease and other any mining leases or surface leases, Claims or other tenures included in the Properties.

"Initial Contribution" means that contribution each Participant agrees to make, or is deemed to have made, pursuant to **Section 5.1** and **Subsections 5.2.1 and 5.2.3**.

"Indemnified Participant" has the meaning set forth in **Subsection 2.5.1**

"Indemnifying Participant" has the meaning set forth in **Subsection 2.5.1**.

"Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

"Law" or "Laws" means all federal, state, and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, including Environmental Laws, which are applicable to the Properties, the Area of Interest, or Operations, regardless of whether or not in existence on the Effective Date or enacted or adopted hereafter; provided, however, nothing in this definition is intended to make Laws applicable to the Participants during periods when such Laws are not applicable by their terms or the timing of their enactment.

"Lease" means State Section Mineral Lease # 0-40946 as more fully described on **Exhibit A**.

"Management Committee" means the committee established under **Article 7**.

"Manager" means the entity appointed under **Article 8** to manage Operations, or any successor Manager.

"Memorandum of Agreement" means the document attached as **Exhibit E**.

"Mining" means the mining, extracting, producing, handling, milling, or other processing of Products.

"Net Profits Interest" means an interest in and running with the Properties equal to five percent (5%) of Net Profits, as that term is defined in **Exhibit D**, that is payable on the terms and conditions set forth in **Exhibit D**.

"NEWMONT" has the meaning set forth in the introduction to this Agreement.

"NEWMONT Claims" means the unpatented mining claims identified in **Exhibit A Part II.**

"NEWMONT Outside Claims" means those mining claims in which NEWMONT owns a 100% interest that lie outside of the Area of Interest, and are more particularly described on **Exhibit G**.

"Notice" or "Notices" has the meaning described in **Section 16.1**.

"Operations" means the activities carried out under this Agreement, including the activities carried out by NEWMONT in making its Initial Contribution, and does not include any activities undertaken pursuant to **Section 15.1** with respect to Reserved Minerals.

"Participant" and "Participants" mean the persons or entities that from time to time have Participating Interests.

"Participating Interest" means the percentage interest representing the ownership interest of a Participant in the Assets, and in all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of .005 or more shall be rounded up and; decimals of less than .005 shall be rounded down. The initial Participating Interests of the Participants are set forth in **Subsection 6.1.1**.

"PASO RICO" has the meaning set forth in the introduction to this Agreement.

"PASO RICO Claims" means the unpatented mining claims identified in **Exhibit A Part I.**

"PASO RICO Program" has the meaning set forth in **Section - 15.2**.

"Permitted Encumbrance" means all burdens and obligations, in so far as they apply to the Claims and Lease, arising from or relating to (i) the paramount title of the United States of America to the lands subject to the Claims, (ii) the paramount title of the State of Wyoming as to the minerals and any surface owner as the surface estate of the lands subject to the Lease, and (iii) the Phelps Dodge Agreements, and (iv) matters of record.

"Phase-I Earn-In" means the contribution by NEWMONT to the Venture of that portion of NEWMONT's Initial Contribution set forth in **Subsection 5.2.1**.

"Phase-II Earn-In" means the contribution by NEWMONT to the Venture of that portion of NEWMONT's Initial Contribution set forth in **Subsection 5.2.3**.

"Phelps Dodge Agreements" means (i) the Acceptance and Assumption Agreement, by and between PASO RICO and Phelps Dodge Corporation, dated as of September 30, 2002, a copy of which is recorded in Book 399 Photos, at pages 638-649 (No. 559148) of the records of Crook County, Wyoming; and (ii) the Lease Termination and Environmental Indemnity Agreement by and between PASO RICO and Phelps Dodge Mining Company, dated as of September 30, 2002.

"Prime Rate" has the meaning set forth in **Section 9.9**.

"Products" means all metals, ores, concentrates, minerals, and mineral resources, including materials derived from the foregoing, produced from the Properties under this Agreement, excluding Reserved Minerals.

"Program" means a description in reasonable detail of Operations to be conducted by the Manager, as described in **Article 9**.

"Program Period" means the time period covered by an adopted Program and Budget.

"Properties" means the Claims, the Lease, and all other interests in real property within the Area of Interest that are acquired and held jointly by the Participants pursuant to **Section 14** or otherwise.

"Reserved Minerals" means (i) any of the fifteen (15) lanthanide-series elements, with the atomic numbers 57 through 71, or the fifteen (15) actinide-series elements, with the atomic numbers 89-103, (including Uranium and Thorium) all located in Group IIIB of the Periodic Table, (ii) Yttrium, atomic number 39, and (iii) Scandium, atomic number 21.

"Transferring Entity" has the meaning set forth in **Subsection 13.3.1**.

"Venture" means the contractual relationship of the parties under this Agreement.

2. REPRESENTATIONS AND WARRANTIES; RECORD TITLE; INDEMNITIES

2.1 Representations and Warranties.

2.1.1 Capacity of Participants. Each Participant represents and warrants to the other Participant as follows: (i) it is a corporation duly incorporated, qualified to transact business, and in good standing under the laws of its jurisdiction and in Wyoming; (ii) it has the full right, power and capacity to enter into and perform this Agreement and all transactions contemplated herein, and all corporate, board of directors and other actions required to authorize it to enter into and perform this Agreement have been properly taken; (iii) it will not breach any other agreement or arrangement by entering into or performing this Agreement, and this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms; and (iv) it has relied solely on its own appraisals and estimates as to the mineral potential of the Properties, and upon its own geologic, engineering and other interpretations related thereto.

2.1.2 Representations and Warranties by PASO RICO. PASO RICO represents and warrants to NEWMONT as of the Effective Date as follows:

2.1.2.1 With respect to the PASO RICO Claims, (i) all Government Fees required to hold or maintain the PASO RICO Claims have been paid through the Effective Date; (ii) all affidavits or other recordings/filings required to maintain the PASO RICO Claims in good standing have been properly and timely recorded with appropriate governmental agencies; and to the best of its knowledge (i) the PASO RICO Claims were properly laid out and monumented; and (ii) all required location and validation work was properly recorded/filed with appropriate governmental agencies.

2.1.2.2 With respect to the Lease, Government Fees required to hold or maintain the Lease have been paid through the Effective Date.

2.1.2.3 Other than the Phelps Dodge Agreements, PASO RICO has not entered into any agreement with respect to its interest in and to the Properties that is currently valid and outstanding, and there are no leases or subleases or Encumbrances on the Properties, except Permitted Encumbrances, nor, to the best of its knowledge, any defects in title.

2.1.2.4 Except as to matters of record and subject to the Phelps Dodge Agreements, no other person or entity is claiming an interest in, or to the best of its knowledge is in conflict with, the Properties.

2.1.2.5 There are no actions, suits, claims, proceedings, litigation or investigations pending or to the best of its knowledge threatened against it that relate to the Properties, or that could, if continued, adversely affect the ability of PASO RICO or NEWMONT to fulfill its obligations under this Agreement or NEWMONT's ability to exercise its rights under this Agreement.

2.1.2.6 PASO RICO has complied in all material respects with all existing Laws in conducting its operations on the Properties.

2.1.2.7 PASO RICO has not created and to the best of its knowledge there is no condition on the Properties that could result in any Environmental Liabilities or other type of enforcement proceeding, or any recovery by any governmental agency or private party of remedial or removal costs, natural resources damages, property damages, damages for personal injuries or other costs, expenses, damages or injunctive relief arising from any alleged injury or threat of injury to health, safety or the environment.

2.1.2.8 PASO RICO has delivered or made available to NEWMONT all Existing Data in its possession or control, and true and correct copies of the Phelps Dodge Agreements.

2.1.3 Representations and Warranties by NEWMONT NEWMONT represents and warrants to PASO RICO as of the Effective Date, other than the NEWMONT Claims, it has no right, title or interest in any real property, mining or mill site claims or water or water rights within the Area of Interest.

2.2 Disclosures. Each of the Participants represents and warrants that it is not aware of any material facts or circumstances that have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations and warranties in this Agreement from being materially misleading. Each of the Participants represents and warrants that as of the Effective Date to the best of their knowledge, they are not aware that any representation or warranty made by the other Participant is untrue or misleading.

2.3 Record Title. Until NEWMONT completes its Phase-I Earn-In, for the benefit of the Participants and subject to this Agreement, (i) PASO RICO shall hold title to the PASO RICO Claims and the Lease; and (ii) NEWMONT shall hold title to the NEWMONT Claims and all other real and personal properties included in the Assets. If NEWMONT completes its Phase I Earn-In, title to the real and personal properties included in the Assets shall be held in the name of the Manager for the benefit of the Participants and the parties shall execute appropriate instruments of conveyance transferring to the Manager title to the Properties, subject to the terms of this Agreement.

2.4 Loss of Title. Except as provided in **Section 2.5.1**, until it has completed its Phase-I Earn-In, NEWMONT shall pay all costs of defending title to the Property and such costs shall constitute Exploration Expenditures, and thereafter any failure or loss of title to the Assets, and all cost of defending the title thereto, shall be charged to the Venture.

2.5 Indemnities.

2.5.1 Each Participant shall indemnify the other Participant, its directors, officers, employees, agents and attorneys or Affiliates (collectively, an "Indemnified Participant") against any loss, cost, expense, damage or liability (including legal fees and other expenses) arising out of or based on a breach by the Participant ("Indemnifying Participant") of any representation, warranty or covenant contained in this Agreement.

2.5.2 If any claim or demand is asserted against an Indemnified Participant in respect of which such Indemnified Participant may be entitled to indemnification under this Agreement, written Notice of such claim or demand shall promptly be given to the Indemnifying Participant. If an Indemnified Participant seeks indemnity with respect to a claim or demand by a third party, the Indemnifying Participant shall have the right, but not the obligation, by notifying the Indemnified Participant within thirty (30) days after its receipt of the Notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Participant to participate, at the Indemnified Participant's expense and with counsel of the Indemnified Participant's choice) the defense, compromise, or settlement of the matter. Any damages to the Assets or business of the Indemnified Participant caused by a failure by the Indemnifying Participant to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner requested by the Indemnified Participant, after the Indemnifying Participant has given Notice that it will assume control of the defense, compromise, or settlement of the matter, shall be included in the damages for which the Indemnifying Participant shall be obligated to indemnify the Indemnified Participant. Any settlement or compromise of a matter by the Indemnifying Participant shall include a full release of claims against the Indemnified Participant which has arisen out of the indemnified claim or demand.

2.6 Existing Disturbance. PASO RICO shall be solely responsible for complying with all Laws, relating to all disturbance existing on the Properties as of the Effective Date. Without limiting the foregoing, PASO RICO shall diligently reclaim all existing disturbance in accordance with applicable Laws, and shall satisfy all applicable permit and closure requirements. PASO RICO shall indemnify and hold harmless NEWMONT, its directors, officers, employees, agents, attorneys and Affiliates against any loss, cost, expense, damage or liability (including legal fees and expenses) relating to or arising from any disturbance on the Properties existing on the Effective Date.

3. NAME, PURPOSES, AND TERM

3.1 General. NEWMONT and PASO RICO hereby enter into this Agreement for the purposes hereinafter stated. All of the Participants' rights and obligations in connection with the Assets, the Area of Interest, and all Operations shall be subject to and governed by this Agreement.

3.2 Name. The Manager shall conduct the business of the Venture in the name of the Venture, doing business as the "Bear Lodge Venture." If applicable, the Manager shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

3.3 Purposes. This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes: (i) to conduct Exploration within the Properties for gold and other minerals (other than Reserved Minerals); (ii) to acquire additional real property and other interests within the Area of Interest; (iii) to evaluate the possible Development and Mining of the Properties for gold and other minerals (other than Reserved Minerals), and if justified, to engage in such Development and Mining; (iv) to engage in Operations within the Properties; (v) to engage in disposition of Products, only to the limited extent permitted in **Article 10**; (vi) to complete and satisfy all Environmental Compliance obligations and other Continuing Obligations relating to the Properties; and (vii) to perform any other operation or activity necessary, appropriate, or incidental to any of the foregoing.

3.4 Limitation. Unless the Participants otherwise agree in writing, Operations shall be limited to the purposes described in **Section 3.3**, and nothing in this Agreement shall be construed to enlarge such purposes.

3.5 Term. The term of this Agreement shall commence on the Effective Date and, unless the Venture is earlier terminated or otherwise terminates as provided in this Agreement, shall continue for so long as any of the Properties are jointly owned by the Participants hereto and thereafter until all materials, supplies, and equipment

have been salvaged and disposed of, a final accounting has been made between the Participants, and any required Environmental Compliance has been completed and accepted by the appropriate governmental agencies.

4. RELATIONSHIP OF THE PARTICIPANTS

4.1 No Partnership. Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. The Participants do not intend to create, and this Agreement shall not be construed to create, any mining, commercial, tax or other partnership. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. However, the Participants understand that the arrangement and undertakings evidenced by this Agreement may result in a partnership for purposes of United States Federal income taxation and certain State income tax laws which incorporate or follow United States Federal income tax principles as to tax partnerships. Accordingly, the Participants shall make an election pursuant to Treasury Regulations §1.761-2 to be excluded from Subchapter K of the Internal Revenue Code of 1986, as amended.

4.2 Taxes. Each Participant shall be directly responsible for and shall directly pay all taxes applicable to revenues received by the Participant as a result of Operations under this Agreement. In particular, each Participant shall individually file its tax returns with the proper authorities and independently file claims for and recover any income tax credits. A Participant's decisions with respect to such tax matters shall not have any binding effect on the course of actions taken by the other Participant.

4.3 Other Business Opportunities. Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either Participant, and, neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of this Agreement, except as provided in **Section 11.8**. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate, or otherwise treat any Participant's share of Products in any facility owned or controlled by such Participant.

4.4 Termination or Transfer of Rights to Properties. Except as otherwise provided in this Agreement, neither Participant shall permit or cause all or any part of its interest in the Assets or this Agreement to be sold, exchanged, encumbered, surrendered, abandoned, partitioned, divided, or otherwise terminated, by judicial means or otherwise.

4.5 Implied Covenants. The implied covenants of good faith and fair dealing are the only implied covenants in this Agreement. No other implied covenants recognized under applicable Law shall be valid or enforceable with respect to this Agreement.

4.6 No Royalty or Other Interests. Except as provided in **Section 6.4 or Section 13.5**, no Participant shall be entitled or permitted to create any royalty or similar carried interest in all or any part of the Assets.

4.7 No Third Party Beneficiary Rights. This Agreement shall be construed to benefit the Participants and their respective successors and permitted assigns only, and shall not be construed to create third party beneficiary rights in any other party, governmental agency or organization, except as provided in Subsection 2.5.1.

5. CONTRIBUTIONS BY PARTICIPANTS

5.1 PASO RICO's Initial Contribution.

5.1.1 Subject to **Subsection 5.1.2**, PASO RICO hereby contributes to the Venture all of its right, title and interest in and to the Properties, together with all of its respective right, title and interest in and to

any licenses and permits relating to the Properties and all maps, data, reports, studies, and documents relating thereto, free and clear of any Encumbrances, except Permitted Encumbrances.

5.1.2 PASO RICO reserves all Reserved Minerals on, in or under the Properties.

5.1.3 Until NEWMONT completes its Initial Contribution pursuant to **Subsection 5.2.1** or **Subsection 5.2.2**, NEWMONT shall fund one hundred percent (100%) of all costs of Operations and PASO RICO shall not be required to make any further contributions to the Venture.

5.2 NEWMONT's Initial Contribution.

5.2.1 Phase-I Earn-In. As its Initial Contribution and subject to NEWMONT's right of withdrawal as set forth in **Section 11.3** NEWMONT shall contribute (i) the NEWMONT Claims; and (ii) Exploration Expenditures totaling US$5,000,000.00 ("Phase-I Earn-In") in accordance with the following schedule:

Exploration Expenditures and Due Dates	Amount	Aggregate Amount
On or before the 1st anniversary following the Effective Date	US$500,000	US$500,000
On or before the 2nd anniversary following the Effective Date	US$700,000	US$1,200,000
On or before the 3rd anniversary following the Effective Date	US$900,000	US$2,100,000
On or before the 4th anniversary following the Effective Date	US$1,400,000	US$3,500,000
On or before the 5th anniversary following the Effective Date	US$1,500,000	US$5,000,000

Within thirty (30) days after completing the Phase-I Earn-In, NEWMONT shall give Notice to PASO RICO of such completion, accompanied by a detailed written statement of all Exploration Expenditures not previously reported to PASO RICO pursuant to this **Subsection 5.2.1.2**

5.2.1.1 Deemed Value of Initial Contributions. Subject to **Subsection 5.2.3.2**, at such time as NEWMONT has completed Phase-I Earn-In, the value of NEWMONT's Initial Contribution shall be deemed to be US$5,000,000.00 and the value of PASO RICO's Initial Contribution shall be deemed to be US$2,692,308.00.

5.2.1.2 Operations During Earn-In Period. During time in which NEWMONT is completing the Phase-I Earn-In and, if NEWMONT elects to acquire an additional Participating Interest pursuant to Subsection 5.2.3, during the time in which NEWMONT is completing the Phase-II Earn-In (the periods during which NEWMONT is completing the Phase-I Earn-In and/or Phase-II Earn-In are hereinafter collectively referred to as the "Earn-In Period"), NEWMONT shall (i) fund one hundred percent (100%) of the costs of Operations, and (ii) have the sole right to determine the nature, scope, timing and extent of Operations that are conducted to satisfy the applicable Earn-In Exploration Expenditures, without any obligation to prepare Programs and Budgets. During the Earn-In Period, NEWMONT shall, in lieu of any reporting requirements under **Section 8.2**:

5.2.1.2.1 keep PASO RICO generally informed concerning all material Operations and other material activities affecting the Properties;

5.2.1.2.2 within thirty (30) days after the end of each calendar quarter, furnish to PASO RICO a reasonably detailed written report of all Operations conducted on or for the benefit of the Properties during the preceding quarter;

5.2.1.2.3 convene an annual meeting of the Management Committee to be held no sooner than ten (10) days, but no later than thirty (30) days, after Notice to PASO RICO of the quarterly detailed written report required to be furnished to PASO RICO under **Section 5.2.1.2** for the fourth calendar quarter, at which the Operations conducted during the preceding year will be reviewed;

5.2.1.2.4 at all reasonable times make available for inspection and copying by PASO RICO, at PASO RICO's cost, all factual and interpretive reports, studies and analyses concerning the Properties, and make all core and other samples available for inspection by PASO RICO; provided that NEWMONT shall not be deemed to have made any representation or warranty, express or implied, as to the accuracy or completeness of such data and information;

5.2.1.2.5 at all reasonable times allow representatives of PASO RICO to inspect Operations, at their risk and subject to NEWMONT's reasonable safety regulations; and

5.2.1.2.6 on or before a sixty (60) days after each anniversary of the Effective Date, submit to PASO RICO a statement of Exploration Expenditures incurred during the preceding year.

PASO RICO shall provide NEWMONT with Notice of any exceptions it may have to each statement of Exploration Expenditures submitted to it as provided in this **Section 5.2.1** within sixty (60) days after receipt of the statement. Failure to provide such notice within the sixty (60) day period shall constitute acceptance by PASO RICO of the statement.

5.2.1.3 Post Phase-I Earn-in Obligations. If NEWMONT, after completing the Phase-I Earn-In elects not to proceed with Phase-II Earn-In and thereafter fails to propose an annual Program and Budget of at least US$1,000,000 on two (2) successive anniversaries of completing the Phase-I Earn-In, then within ninety (90) days after the second failure by NEWMONT to propose such a Program and Budget, PASO RICO may propose a Program and Budget of at least US$1,000,000 to be fully funded by PASO RICO. NEWMONT shall then have thirty (30) days to elect to participate to the full extent of its Participating Interest in such Program and Budget or have its Participating Interest diluted in accordance with **Section 6.2.** If NEWMONT elects to have its Participating Interest diluted, PASO RICO shall become the Manager, and shall remain the Manager as long as it continues to propose subsequent Programs and Budgets; provided that, if NEWMONT elects to contribute to subsequent Programs and Budgets and its Participating Interest at such time is greater than PASO RICO's, NEWMONT shall become Manager.

5.2.2 Excess Credited and Cash in Lieu. In the event Exploration Expenditures in any period during Phase-I Earn-In exceed the minimum amounts set forth in **Subsection 5.2.1**, the excess shall be credited toward subsequent periods or Phase-II Earn-In as applicable. If NEWMONT fails to complete the required amount of Exploration Expenditures during any annual period, NEWMONT may elect, by Notice to PASO RICO given within thirty (30) days after the end of the period, to satisfy the minimum amount for a period by paying the amount of the shortfall, in cash, to PASO RICO. If NEWMONT makes such an election it shall pay the amount of the shortfall to PASO RICO twenty (20) days after giving Notice of its election to do so, unless within fifteen (15) days after such notice is given, PASO RICO elects by Notice to NEWMONT to require NEWMONT to spend the amount of the shortfall in Exploration Expenditures during the next annual period. Upon any such election by PASO RICO, the amount of the Exploration Expenditure shortfall shall be added to the Exploration Expenditure obligation for the next annual period, as prescribed in **Subsection 5.2.1**, and NEWMONT shall be obligated to expend at least the amount of such Exploration Expenditure shortfall for Exploration during such period, or, if NEWMONT would have completed Phase-I Earn-In by payment of such shortfall to PASO RICO, NEWMONT will be deemed to have completed its Phase-I Earn-In, and the shortfall amount shall be either (i) added to the amount NEWMONT is required to expend during the first annual period under **Subsection 5.2.3.1** if NEWMONT has elected Phase-II Earn-In, or (ii) shall be added to NEWMONT's proportionate share of the costs of the initial Program and Budget, if NEWMONT has not elected Phase-II Earn-In. NEWMONT's failure to timely complete the applicable Exploration Expenditures in accordance with this Article, if not cured within thirty (30) days after written Notice by PASO RICO of such default, unless NEWMONT in good faith disputes such default, in which case if not cured within thirty (30) days after a final judicial decision finding a default, shall be deemed to be a withdrawal of NEWMONT from the Venture. Upon, such withdrawal, the Venture shall terminate and NEWMONT shall be solely responsible for reclaiming all disturbance caused by its Operations.

5.2.3 Phase-II Earn-In.

5.2.3.1 NEWMONT's Election to Earn an Additional Participating Interest. Upon completion of Phase-I Earn-In, NEWMONT may elect, in its sole discretion, to earn an additional fifteen percent (15 %) Participating Interest, for a total of an eighty percent (80%) Participating Interest, by preparing and delivering to PASO RICO a Positive Feasibility Study, as defined in **Exhibit F**. Newmont shall within one hundred eighty (180) days following the date that NEWMONT provides Notice to PASO RICO that NEWMONT has completed Phase-I Earn-In, notify PASO RICO whether it elects to continue to Phase-II Earn-In. If NEWMONT fails to provide such Notice to PASO RICO within such one hundred eighty (180) days, NEWMONT shall be deemed to have elected to continue to Phase-II Earn-In. Following NEWMONT's election or deemed election to continue to Phase-II Earn-In, NEWMONT may then elect not to complete Phase-II Earn-In, but in such event, NEWMONT shall not have earned any additional Participating Interest. Subject to **Subsection 5.2.3.2**, at such time as NEWMONT has completed Phase-II Earn-In, the value of NEWMONT's Initial Contribution shall be deemed to be its actual expenditures during Earn-In and the value of PASO RICO's Initial Contribution shall be deemed to be determined as follows:

PASO RICO's deemed Initial Contribution=Total Deemed Contributions x 0.2

Where: Total Deemed Contributions=Newmont's Contribution divided by 0.8

If NEWMONT elects, or is deemed to elect, to commence Phase-II Earn-In, until NEWMONT completes the Positive Feasibility Study, NEWMONT shall expend at least US$1,500,000 in Exploration Expenditures on or before the first anniversary and each subsequent anniversary of the date that NEWMONT elects, or is deemed to have elected, to commence Phase-II Earn-In. In the event Exploration Expenditures in any annual period during Phase-II Earn-In exceeds US$1,500,000, the excess shall be credited toward subsequent periods of Phase-II Earn-In. If NEWMONT fails to complete the minimum Exploration Expenditures for any Phase-II Earn-in anniversary date, NEWMONT may, in its sole discretion, elect by Notice to PASO RICO given within thirty (30) days after the end of such period, to satisfy such minimum amount for such period by paying, the amount of the shortfall, in cash, to PASO RICO. If NEWMONT makes such an election it shall pay the amount of the shortfall to PASO RICO) twenty (20) days after giving Notice of its election to do so, unless within fifteen (15) days after such notice is given, PASO RICO elects by Notice to NEWMONT to require NEWMONT to spend the amount of the shortfall in Exploration Expenditures during the next annual period. Upon any such election by PASO RICO, the amount of the Exploration Expenditure shortfall shall be added to the Exploration Expenditure obligation for the next annual period and NEWMONT shall be obligated to expend at least the amount of such Exploration Expenditure shortfall for Exploration during such ensuing period. NEWMONT's default in satisfying the US$1,500,000 annual Exploration Expenditures in accordance with this Subsection, if not cured within thirty (30) days after Notice by PASO RICO of such default, unless NEWMONT in good faith disputes such default, in which case if such default is not cured within thirty (30) days after a final judicial decision finding a default, shall be deemed solely as an election by NEWMONT not to complete Phase-II Earn-In, but shall not otherwise be deemed a default under this Agreement and shall not reduce or in any way affect NEWMONT's rights under this Agreement as to its vested 65% Participating Interest.

5.2.3.2 Notice to Commence Joint Funding. Upon completion of its Initial Contribution under the applicable Phase-I Earn-In or Phase-II Earn-In, as determined above, NEWMONT shall provide Notice to PASO RICO of each such completion at least sixty (60) days before the commencement of the period in which it proposes to commence joint funding. Such Notice shall include a proposed Program and Budget for the following Program Period. PASO RICO shall, within sixty (60) days after delivery of such Notice, notify NEWMONT in writing that it will: (i) participate in joint funding at its then Participating Interest, or (ii) dilute its Participating Interest pursuant to Section 6.2.

5.2.3.3 Interim Funding. The Participants recognize that there will be a delay between the time when Exploration Expenditures are actually incurred or paid and when monthly accounting

reports become available for such period. Accordingly, all Exploration Expenditures or other expenditures incurred by NEWMONT subsequent to the applicable Phase-I Earn-In or Phase-II Earn-In and before an election by PASO RICO pursuant to **Subsection 5.2.3.2** shall be credited to NEWMONT in the first joint funding Program and Budget.

5.2.3.4 Filing Obligations. Subject to **Section 12.1**, prior to the commencement of joint funding, NEWMONT shall be responsible for making all governmental recordings/filings and paying all Government Fees due during the periods that it is completing Exploration Expenditures. All such payments shall be credited toward the Exploration Expenditures specified in **Subsections 5.2.1 and 5.2.3**.

5.3 Cash Contributions. After completion of NEWMONT's Initial Contribution under the applicable Earn-In election by NEWMONT, the Participants shall contribute funds for adopted Programs and Budgets in proportion to their respective Participating Interests, subject to elections permitted in **Subsection 5.2.3.2** and **Section 9.4**.

6. PARTICIPATING INTERESTS

6.1 Participating Interests

6.1.1 Initial Participating Interests. The Participants shall have the following initial Participating Interests:

NEWMONT – 65%
PASO RICO – 35%

provided, however, that if NEWMONT successfully completes the Phase II Earn-In, the Participants shall thereupon have the following Participating Interests:

NEWMONT – 80%
PASO RICO – 20%

6.1.2 Changes in Participating Interests. A Participant's Participating Interest shall only be changed as follows:

6.1.2.1 as provided in Subsection 5.2.3;

6.1.2.2 upon an election or deemed election by a Participant pursuant to **Section 9.4** not to contribute to an adopted Program and Budget;

6.1.2.3 as provided in **Section 6.4**;

6.1.2.4 in the event of default by a Participant in making its agreed upon contribution to an adopted Program and Budget, followed by an election by the other Participant to invoke **Subsection 6.3.2**;

6.1.2.5 upon withdrawal, pursuant to **Article 11**;

6.1.2.6 pursuant to a transfer by a Participant of all or a portion of its Participating Interest in accordance with **Article 13**; or

6.1.2.7 upon acquisition by either Participant of part or all of the Participating Interest of the other Participant, however arising.

6.2 Voluntary Reduction in Participation – Dilution. After NEWMONT has completed its Initial Contribution, a Participant may elect, as provided in **Subsection 5.2.3.2** or **Section 9.4**, to limit its contributions to an adopted Program and Budget (without regard to its vote on adoption of the Program and Budget) by not contributing at all to an adopted Program and Budget.

In such event, the non-diluting Participant shall then have the option to either fully fund the remaining portion of the adopted Program and Budget; or, within fifteen (15) days following the election of the diluting Participant under **Subsections 5.2.3.2(ii), or Subsection 9.4.2**, to propose a reduced alternative Program and Budget to which the Participants shall, within seven (7) days, make a election under **Subsection 5.2.3.2, Subsection 9.4.1** or **Subsection 9.4.2**. If the non-diluting Participant elects to continue with the initially adopted Program and Budget, the Participating Interest of the Participant electing not to participate shall be recalculated at the time of election by dividing the sum of (a) the value of that Participant's Initial Contribution as defined in **Sections 5.1 or 5.2**, plus (b) the total of all that Participant's contributions to previous Programs and Budgets, by the sum of (a) and (b) above for all Participants, plus (c) the amount the non-diluting Participant elects to contribute to the approved Program and Budget, and multiplying the result by 100. That is:

$$\frac{(a)+(b)\text{ diluting Participant}}{(a)+(b)\text{ all Participants }+(c)} \times 100 = \text{recalculated Participating Interest}$$

The Participating Interest of the other Participant shall thereupon become the difference between 100% and the recalculated Participating Interest.

PASO RICO's Participating Interest shall be not be subject to dilution with respect to any Program Periods in which PASO RICO has elected the Financing Option provided by **Section 9.4.** As soon as practicable after the necessary information is available at the end of each Program Period, the Manager shall (i) recalculate each Participant's Participating Interest in accordance with the preceding formula to adjust, as necessary, the recalculations made at the beginning of such period to reflect actual contributions made by the participating Participant during the Program Period and (ii) advise the Participants of any adjustments in the distribution of Products made during such Program Period as may be necessary to properly reflect the appropriate share of each Participant in such Products in view of the adjusted Participating Interests. If the Manager advises the Participants that an adjustment in the shares of Products distributed during the preceding Program Period is required, the Participants will cooperate to promptly affect an appropriate adjustment. Except as otherwise provided in this Agreement, a diluting Participant shall retain all of its rights and obligations under this Agreement, including the right to participate in future Programs and Budgets at its recalculated Participating Interest.

6.3 <u>Default in Making Contributions</u>

6.3.1 If a Participant elects to contribute to an approved Program and Budget and then defaults in making a contribution or cash call under an approved Program and Budget, the non-defaulting Participant may, but shall not be not obligated to, advance the defaulted contribution on behalf of the defaulting Participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at the rate provided in **Section 9.9**. The failure to repay such a demand loan within ten (10) days following demand shall be a default.

6.3.2 If a Participant defaults in making a contribution to an approved Program and Budget or a cash call under **Section 9.8**, or in repaying a loan under **Subsection 6.3.1**, as required hereunder, the defaulting Participant's Participating Interest shall be diluted using the formula set forth in **Section 6.2** <u>except</u> the defaulting Participant's Participating Interest shall be diluted by two-times the amount of dilution as would otherwise be calculated under Section 6.2.

6.4 <u>Conversion of Minority Participating Interest</u>.

6.4.1 Upon the reduction of its Participating Interest to ten percent (10%) or less, a Participant shall be deemed to have withdrawn from the Venture and shall relinquish its entire Participating Interest, free and clear of any Encumbrances arising by, through or under that Participant. Such relinquished Participating Interest shall be deemed to have accrued automatically to the other Participant, and the Participating Interest of the diluted Participant shall be converted to a Net Profits Interest.

6.4.2 If any Participant fails to participate in the first Program and Budget which includes in whole or in part Development or Mining, then the non-participating Participant shall be deemed to have withdrawn from the Venture and shall relinquish its entire Participating Interest, free and clear of any

Encumbrances arising by, through or under that Participant. Such relinquished Participating Interest shall be deemed to have accrued automatically to the other Participant, and the Participating Interest of the non-participating Participant shall be converted to Net Profits Interest.

6.5 Continuing Liabilities Upon Adjustments of the Participating Interests. Any actual or deemed withdrawal of a Participant or any reduction of a Participant's Participating Interest under this Agreement shall not relieve such Participant of its share of any liability, whether it accrues before or after such withdrawal or reduction, arising out of Operations conducted prior to such withdrawal or reduction, including, Environmental Compliance and other Continuing Obligations. For purposes of this **Section 6.5**, such Participant's share of such liability shall be equal to its Participating Interest at the time that the events or omissions giving rise to such liability occurred. The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant's Participating Interest shall be free from royalties, liens or other Encumbrances arising by, through or under such other Participant, other than Permitted Encumbrances and those to which both Participants have given their written consent.

6.6 Documentation of Adjustments to Participating Interests. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Manager. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence or effectuate such adjustment in a form sufficient for recording in the jurisdiction where the Properties are located.

6.7 Grant of Lien or Security Interest

6.7.1 Subject to **Section 6.8**, each Participant grants to the other Participant a lien upon and a security interest in its Participating Interest, including all of its right, title and interest in the Assets and the Participant's share of Products, whenever acquired or arising, and the proceeds from and accessions to the foregoing.

6.7.2 The liens and security interests granted by **Subsection 6.7.1** shall secure every obligation or liability of the Participant granting such lien or security interest created under this Agreement, including the obligation to repay a loan granted under **Subsection 6.3.1**. Each Participant hereby agrees to take all action necessary to perfect such lien and security interests and hereby appoints the other Participant, its attorney-in-fact, to execute, file and record all financing statements and other documents necessary to perfect or maintain such lien and security interests.

6.8 Subordination of Interests. Each Participant to the extent allowed by applicable laws and security regulations; and if required, subject to approval by the Participant's Board of Directors, which approval shall not be unreasonably withheld, shall, from time to time, take all necessary actions, including execution of appropriate agreements, to pledge and subordinate its Participating Interests, any liens it may hold which are created under this Agreement, other than those created pursuant to **Section 6.7** hereof, and any other right or interest it holds with respect to the Assets (other than any statutory lien of the Manager) to any secured borrowings for Operations approved by the Management Committee.

6.9 Effect of Conversion to a Net Profits Interest. Upon conversion of a Participant's Participating Interest to a Net Profits Interest pursuant to **Subsections, 6.4.1, 6.4.2, 11.3 or 11.4,** this Agreement shall terminate, except for the rights and obligations under **Sections 2.5, 6.5, 11.5 through 11.10, 13.3,** and this **Section 6.9**. Upon either Participant's conversion to a Net Profits Interest, the Participants shall promptly execute appropriate conveyance instruments conveying the converting Participant's interest in the Assets to the non-converting Participant, and the Participants shall execute a Royalty Deed in the form of **Exhibit D**. After termination of the Venture as provided in this **Section 6.9**, any decision to place the Properties into production shall be at the sole discretion of the party owning the working interest in the Properties and if the Properties are in or are placed into production, such party shall have the unfettered right to suspend, curtail or terminate any such operations as it in its sole discretion may determine.

7. MANAGEMENT COMMITTEE

7.1 Organization and Composition. Upon execution of this Agreement, the Participants shall establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of two (2) members appointed by NEWMONT and two

(2) members appointed by PASO RICO. Each Participant may appoint one or more alternates to act and vote in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by prior written Notice to the other Participant.

7.2 Decisions.

7.2.1 Each Participant, acting through its appointed members, shall have votes on the Management Committee, in proportion to its Participating Interest. Unless otherwise provided in this Agreement, the vote of a Participant with a Participating Interest greater than fifty percent (50%) shall determine the decisions of the Management Committee. In the event of a tie vote, the Participant designated as Manager shall have the deciding vote of the Management Committee, after considering the legitimate concerns of the other Participant. Prior to NEWMONT's completion of Phase-I Earn-In, NEWMONT shall be deemed to have a sixty-five percent (65%) Participating Interest and PASO RICO shall be deemed to have a thirty-five percent (35%) Participating Interest for purposes of voting on the Management Committee and for determining NEWMONT's right to be Manager.

7.2.2 Notwithstanding the provisions of **Section 7.2.1**, the following matters shall require the unanimous approval of the Management Committee:

Approval of a settlement of a claim involving payments, commitments or obligations in excess of Five Hundred Thousand Dollars (US$500,000);

Dissolution, termination or liquidation of the Venture;

Adoption of any Program and Budget for a period in excess of one (1) year;

Commencement with respect to the Venture of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or the consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or making a general assignment for the benefit of creditors; the appointment of, consent to, request for or acquiescence in the appointment of a receiver; or the taking of other action in furtherance of any of the foregoing.

7.3 Meetings. Upon the commencement of joint funding, the Management Committee shall hold regular meetings at least annually in Denver, Colorado, U.S.A. or at other mutually agreed places. The Manager shall give thirty (30) days Notice to the Participants of such regular meetings (unless such Notice is waived by the Participants). Additionally, any Participant may call a special meeting upon seven (7) days Notice to the Manager and the other Participant (unless such Notice is waived by the Participants). In case of emergency, reasonable Notice of a special meeting shall suffice. With respect to a regular or special meeting of the Management Committee, there shall be a quorum if at least one member representing each Participant having greater than a twenty percent (20%) Participating Interest is present; provided, however, that in the event that a quorum does not exist at any such meeting, any Participant may reschedule the meeting, at a time at least two (2) days following the originally scheduled meeting but no later than seven (7) days following the originally scheduled meeting, and, at such rescheduled meeting, there shall be a quorum if at least one member representing any Participant is present. Each Notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matter may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within thirty (30) days after the meeting. The Participants shall have thirty (30) days after receipt to sign and return such copies or to provide any written comments on such minutes to the Manager. If a Participant timely submits written comments on such minutes, the Management Committee shall seek, for a period not to exceed thirty (30) days, to agree upon minutes of such meeting acceptable to the Participants. At the end of such period, failing agreement by the Participants on revised minutes, the minutes of the meeting shall be the original minutes as prepared by the Manager, together with the comments on the minutes made by the other Participant. These documents shall be placed in the minutes book maintained by the Manager. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs associated with Management Committee meetings shall be paid for by the Participants individually.

7.4 Action Without Meeting. Subject to the Notice and quorum requirements under **Section 7.3**, the Management Committee may hold meetings by telephone conferences in lieu of meetings in person, so long as minutes are prepared in accordance with **Section 7.3**. The Management Committee may also take actions in writing signed by all members.

7.5 Matters Requiring Approval. Except as otherwise delegated to the Manager in **Section 8.2** or as provided in **Subsection 5.2.1** the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.

8. MANAGER

8.1 Appointment. The Participants hereby appoint NEWMONT as the Manager with overall management responsibility for Operations and to remain as Manager until it resigns or is removed pursuant to Section 8.4.

8.2 Powers and Duties of Manager. Subject to the terms and provisions of this Agreement, including but not limited to **Subsection 5.2.1.2**, the Manager shall have the following powers and duties:

8.2.1 The Manager shall manage, direct, and control Operations, and shall prepare and present to the Management Committee proposed Programs and Budgets;

8.2.2 The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement;

8.2.3 The Manager shall use reasonable efforts to: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all Encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or materialmen's liens which shall be released or discharged in a diligent manner, or Encumbrances specifically approved by the Management Committee;

8.2.4 The Manager shall conduct such title examinations and cure such title defects relating to the Properties as may be advisable in the reasonable judgment of the Manager;

8.2.5 The Manager shall: (i) make or arrange for all payments required by concessions, leases, licenses, permits, contracts, and other agreements related to the Assets; (ii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income. If authorized by the Management Committee, the Manager shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes, assessments, or charges if the Manager deems them to be unlawful, unjust, unequal, or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment, or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the non-payment of any taxes, assessments, or like charges; and (iii) do all other acts reasonably necessary to maintain the Assets;

8.2.6 The Manager shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with the Laws; (iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for Operations. In the event of any violation of permits, licenses, Laws or approvals, the Manager shall timely cure or dispose of such violation through performance, payment of fines and penalties, or both, and the cost thereof subject to Section 8.3, shall be charged to the Joint Account; provided, however that to the extent such costs are a result of Manager's failure to meet the standards of care under Section 8.3, such costs shall not be included in Exploration Expenditures;

8.2.7 The Manager shall notify the other Participant promptly of any litigation, arbitration, or administrative proceeding commenced against the Venture. The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. The non-managing Participant shall have the right to participate,

at its own expense, in such litigation or administrative proceedings. The Management Committee shall approve in advance any settlement involving payments, commitments or obligations in excess of US$100,000 in cash or value;

8.2.8 The Manager may dispose of Assets, whether by sale, assignment, abandonment or other transfer, in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in **Article 12**. However, without prior authorization from the Management Committee, the Manager shall not: **(i)** dispose of Assets in any one transaction having a value in excess of US$100,000; (ii) enter into any sales contracts or commitments for Products, except as permitted in Section 10.2; (iii) begin a liquidation of the Venture; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture;

8.2.9 Subject to Section 8.6, the Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors;

8.2.10 The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with generally accepted U.S. GAAP accounting procedures consistently applied;

8.2.11 The Manager shall select and employ at competitive rates all supervision and labor necessary or appropriate to all Operations hereunder. All persons employed hereunder, the number thereof, their hours of labor and their compensation shall be determined by the Manager, and they shall be employees of the Manager and not of the Venture;

8.2.12 After joint funding commences, the Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee: **(i)** quarterly progress reports which shall include a financial report, due within thirty (30) days of the end of each calendar quarter, which include statements of expenditures and comparisons of such expenditures to the adopted Budget; **(ii)** periodic summaries of data acquired; **(iii)** copies of reports concerning Operations; **(iv)** a detailed final report within sixty (60) days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures; and **(v)** such other reports as a Participant may reasonably request. At all reasonable times, the Manager shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy, all information acquired in Operations, including maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records. In addition, the Manager shall allow the non-managing Participant, at its sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

8.2.13 The Manager shall arrange insurance for the benefit of the Participants, in such amounts and of such nature as the Manager acting reasonably deems necessary to protect the Assets and Operations of the Venture. The insurance arranged by the Manager for the Participants shall be not less than the following coverages and limits: (i) Public Liability and Property Damage insurance with a limit of not less than US$2,000,000 combined single limit bodily injury and property damage each occurrence, which shall include: (a) coverage for liability arising from premises, operations, independent contractors, products-completed operations, personal injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) and where an exposure exists, explosion, collapse and underground (XCU) coverage; (b) a provision that such insurance is primary insurance with respect to the interest of each Participant and that any other insurance or self-insurance maintained by the Participants is excess and noncontributory; (c) each Participant shall be named as an Insured or Additional Insured. (ii) Automobile Liability insurance covering owned, non-owned and hired vehicles in the amount of not less than statutory limits or US$500,000, which ever is greater. (iii) Worker's Compensation and Employers Liability insurance covering all claims by or in respect to the employees of the Manager or Venture, which shall include (a) Workers Compensation coverage for the statutory limits of all claims under Law where the work is being performed; (b) Employers Liability Insurance coverage with a limit of US$500,000 for all personal injuries and death in one accident; (iv) Property Damage insurance on a "all risk" replacement cost basis with a deductible of not more than US$1,000,000 per occurrence property damage and 30 days business interruption; and (v) Aircraft Liability Insurance if an exposure exists Manager will require the aircraft to carry Comprehensive Aircraft Liability insurance, including Passenger Liability coverage of not less than US$5,000,000

combined single limit for bodily injury and property damage, per occurrence or US$1,000,000 per seat, which ever is greater. The Venture and each Participant shall be named as an additional insured;

8.2.14 Subject to **Subsection 5.2.3.4**, the Manager shall perform or cause to be performed all assessment and other work, and shall pay all Government Fees required by Law in order to maintain in good standing the Lease and all other mining leases, surface leases, the Claims and other tenures included within the Properties. The Manager shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration on other properties. The Manager shall timely record and file with the appropriate governmental office any required affidavits, notices of intent to hold and other documents in proper form attesting to the payment of Government Fees and the performance of assessment work, in each case in sufficient detail to reflect compliance with the applicable requirements;

8.2.15 If authorized by the Management Committee, the Manager may: (i) locate, amend or relocate any unpatented mining claim or mill site or tunnel site, (ii) locate any fractions resulting from such amendment or relocation, (iii) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites, (iv) abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby, (v) abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby, (vi) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground, and (vii) convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any federal law hereafter enacted.

8.2.16 The Manager shall prepare an Environmental Compliance plan for all Operations consistent with the requirements of any applicable Laws or contractual obligations and shall include in each Program and Budget sufficient funding to implement the Environmental Compliance plan and to satisfy the financial assurance requirements of any applicable Law or contractual obligation pertaining to Environmental Compliance. To the extent practical, the Environmental Compliance plan shall incorporate concurrent reclamation of Properties disturbed by Operations;

8.2.17 The funds contributed by the Participants pursuant to **Section 9.8** for Environmental Compliance shall be deposited into the Environmental Compliance Fund, which shall be maintained by the Manager in a separate, interest bearing cash management account, which may include, but is not limited to, money market investments and money market funds, and/or in longer term investments if approved by the Management Committee. Funds in the Environmental Compliance Fund shall be used solely for Environmental Compliance, including the committing of such funds, interests in property, insurance or bond policies, or other security to satisfy Laws regarding financial assurance for the reclamation or restoration of the Properties, and for other Environmental Compliance requirements;

8.2.18 The Manager shall undertake to perform Continuing Obligations when and as economic and appropriate, whether before or after termination of the Venture. The Manager shall have the right to delegate performance of Continuing Obligations to persons having demonstrated skill and experience in relevant disciplines, but shall remain liable for the performance of any such Continuing Obligations to the extent herein provided. As part of each Program and Budget submittal, the Manager shall specify in such Program and Budget the measures to be taken for performance of Continuing Obligations and the cost of such measures. The Manager shall keep the other Participant reasonably informed about the Manager's efforts to discharge Continuing Obligations. Authorized representatives of each Participant shall have the right from time to time to enter the Properties to inspect work directed toward satisfaction of Continuing Obligations and audit books, records, and accounts related thereto;

8.2.19 If Participating Interests are adjusted in accordance with this Agreement the Manager shall propose from time to time one or more methods for fairly allocating costs for Continuing Obligations in a manner consistent with **Section 6.5**; and

8.2.20 The Manager shall pay on behalf of the Venture the royalty required under the Phelps Dodge Agreements insofar and only to the extent that such royalty applies to the Properties and Products under this Agreement; provided, however, in the event such royalty applies only to the Participating Interest of a Participant, the Manager shall pay the royalty only from such Participant's share of Products.

8.2.21 The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.

8.3 Standard of Care. The Manager shall discharge its duties under **Section 8.2** and conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining, environmental and other applicable industry standards and practices, and in material compliance with the terms and provisions of concessions, leases, licenses, permits, contracts and other agreements pertaining to Assets. The Manager shall not be liable to the non-managing Participant for any act or omission resulting in damage, loss cost, penalty or fine to the Venture or non-managing Participant, except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence. The Manager shall not be in default of its duties under this Agreement, if its inability to perform results from the failure of the non-managing Participant to perform acts or to contribute amounts required of it by this Agreement.

8.4 Resignation; Deemed Offer to Resign. The Manager may resign upon not less than thirty (30) day's prior Notice to the Management Committee, in which case the other Participant shall select the successor Manager by Notice to the Management Committee within thirty (30) days after the Notice of resignation, and may appoint itself as the successor Manager. If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participant (along with the appointment of a successor Manager), if at all, within ninety (90) days following such deemed offer:

8.4.1 Subject to **Section 8.1**, the Participating Interest of the Manager (inclusive of any entity claiming through the Manager as provided in **Subsection 13.2.7**) ceases to be the highest between the Participants, provided; however, that in the event the Manager transfers its Participating Interest to an Affiliate, such Affiliate shall automatically become the Manager; or

8.4.2 The Manager fails to perform a material obligation imposed upon it under this Agreement, and such failure continues for a period of sixty (60) days after Notice from the other Participant demanding performance; or

8.4.3 The Manager fails to pay the Venture's bills within ninety (90) days after they are due, unless the Manager contests such bills in good faith; or

8.4.4 The appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official is appointed for a substantial part of the Manager's assets, and such appointment is neither made ineffective nor discharged within thirty (30) days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

8.4.5 The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or takes corporate or other action in furtherance of any of the foregoing; or

8.4.6 Entry is made against the Manager of a judgment, decree or order for relief affecting its ability to serve as Manager, or a substantial part of its Participating Interest or other assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

Under **Subsections 8.4.4, 8.4.5 or 8.4.6** above, any appointment of a successor Manager shall be deemed to pre-date the event causing a deemed offer of resignation.

8.5 Payments to Manager. The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure set forth in **Exhibit C**. During Phase I and Phase II Earn-In Periods, the Manager shall not be compensated or reimbursed as provided in the Accounting Procedure; but rather such costs will be treated as a credit against Exploration Expenditures.

8.6 Transactions With Affiliates. If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no less favorable than would be the case with unrelated persons in arm's-length transactions.

8.7 Independent Contractor. The Manager is and shall act as an independent contractor and not as the agent of the other Participant. The Manager shall maintain complete control over its employees and all of its subcontractors with respect to performance of the Operations. Nothing contained in this Agreement or any subcontract awarded by the Manager shall create any contractual relationship between any subcontractor and

the other Participant. The Manager shall have complete control over and supervision of Operations and shall direct and supervise the same so as to ensure their conformity with this Agreement.

9. PROGRAMS AND BUDGETS

9.1 Operations Pursuant to Programs and Budgets. After Notice of commencement of joint funding pursuant to **Subsection 5.2.3.2**, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to an initial Program and Budget under **Subsection 5.2.3.2** or a subsequent - Program and Budget approved pursuant to **Section 9.2**. Every Program and Budget adopted pursuant to this Agreement shall provide for accrual of reasonably anticipated Environmental Compliance expenses for all operations contemplated under the Program and Budget.

9.2 Presentation of Programs and Budgets. Proposed Programs and Budgets shall be prepared by the Manager and shall be for six (6) month periods or any longer periods not to exceed one (1) year. Each adopted Program and Budget, regardless of length, shall be reviewed at least once per year at the annual meeting of the Management Committee. Notwithstanding whether a portion of a previous period's Program and Budget is being carried forward to fund activities continuing beyond the current year, at least forty five (45) days prior to the annual meeting of the Management Committee, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Participants. Within twenty (20) days of receipt of the proposed Program and Budget, the Participants may submit written comments to the Manager detailing revisions or modifications that they would like to have made to the proposed Program and Budget. If such written comments are received, the Manager, working with the other Participant, shall seek for a period of time not to exceed fifteen (15) days to develop a revised Program and Budget acceptable to both Participants. The Manager shall submit any revised proposed Program and Budget to the Participants at least five (5) days prior to the meeting of the Management Committee at which the proposed Program and Budget is to be considered.

9.3 Adoption of Proposed Programs and Budgets. The Management Committee shall consider and vote on each proposed Program and Budget submitted to the Participants by the Manager pursuant to **Section 9.2**.

9.4 Election to Participate. By Notice to the Management Committee within twenty (20) days after the final vote adopting a Program and Budget, a Participant may elect to contribute to such Program and Budget as follows:

> 9.4.1 in proportion to its respective Participating Interest as of the beginning of the Program Period covered thereby; or
>
> 9.4.2 not at all, in which case its Participating Interest shall be recalculated as provided in **Section 6.2**, and such recalculated Participating Interest shall be effective the first day of the Program Period of the adopted Program and Budget.

A Participant must elect to either contribute in proportion to its Participating Interest or not to contribute at all to an adopted Program and Budget. A Participant may not elect to contribute at a rate that is equivalent to less than its Participating Interest. If a Participant fails to provide Notice to the Management Committee under this **Section 9.4**, the Participant will be deemed to have elected to contribute to such Program and Budget in proportion to its Participating Interest at the beginning of such Program Period.

Notwithstanding the foregoing provisions of this **Section 9.4** or any other provision of this Agreement; at any time at or after which PASO RICO's Participating Interest has been reduced to twenty percent (20%) or less as a result of either (i) NEWMONT's completion of the Phase II Earn-in or (ii) dilution of its Participating Interest as provided in **Section 6.2**, PASO RICO may elect by Notice to NEWMONT to have NEWMONT fund PASO RICO's share of all Venture expenditures until the commencement of Mining on the Properties (the "Financing Option"). If PASO RICO has elected the Financing Option, upon commencement of Mining, the Participants shall once again fund Venture expenditures in accordance with their respective Participating Interests, subject to the election provided by **Subsection 9.4.2** If PASO RICO elects the Financing Option, NEWMONT shall recover all of the Venture expenditures it incurs on PASO RICO's behalf pursuant to the Financing Option, plus interest at LIBOR + 3% from the date such expenditures are made until the date they are recovered by NEWMONT, if at all, only from ninety percent (90%) of PASO RICO's share of Products or any distributions from the Venture.

9.5 Budget Overruns; Program Changes. The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds the total of an adopted Budget by more than ten percent (10%), then the excess over ten percent (10%), unless directly caused by an emergency or unexpected expenditure made pursuant to **Section 9.6** or unanimously authorized or ratified by the Management Committee, shall be for the sole account of the Manager and such excess shall not be included in the calculations of the Participating Interests. Budget overruns of ten percent (10%) or less shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.

9.6 Emergency Expenditures. In case of emergency, the Manager may take any action it deems necessary to protect life, limb or property, to protect the Assets or to comply with Law. The Manager may also make reasonable expenditures on behalf of the Participants for unexpected events that are beyond its reasonable control. In the case of an emergency or unexpected expenditure, the Manager shall promptly notify the Participants of the expenditure, and the Manager shall be reimbursed therefor by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditure is incurred.

9.7 Monthly Statements. After Notice to commence joint funding, the Manager shall submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account.

9.8 Cash Calls. On the basis of adopted Programs and Budgets, the Manager shall submit to each Participant, prior to the fifteenth (15th) day of each month, a billing for estimated cash and Environmental Compliance Fund requirements for the next month. Within fifteen (15) days after receipt of each billing, or a billing made pursuant to **Sections 9.6 or 11.4**, each Participant shall advance to the Manager its proportionate share of the estimated amount. Time is of the essence of payment of such billings. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to two (2) months. After a decision has been made to begin Development, all funds in excess of immediate cash requirements shall be invested in interest-bearing accounts for the benefit of the Joint Account.

9.9 Failure to Meet Cash Calls. A Participant that fails to meet cash calls in the amount and at the times specified in **Section 9.8** shall be in default, and the amounts of the defaulted cash call shall bear interest from the date due at an annual rate equal to five (5) percentage points over the Prime Rate or the maximum interest rate permitted by law, if less than this. "Prime Rate" means the annual percentage rate in effect from time to time for demand, commercial loans quoted by CITIBANK, N.A. at its main branch in New York City, New York, U.S.A. to its most credit-worthy customers. Such interest shall accrue to the benefit of and be payable to the non-defaulting Participant, but shall not be deemed as amounts contributed by the non-defaulting Participant in the event dilution occurs in accordance with **Article 6**. The non-defaulting Participant shall have those rights, remedies and elections specified in **Section 6.3**, as well as any other rights and remedies available to it by Law.

9.10 Audits. Upon request of any Participant made within twenty-four (24) months following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within twenty-four (24) months after the end of such period), the Manager shall order an audit of the accounting and financial records for such calendar year (or other accounting period). All exceptions to the audit and claims upon the Manager for discrepancies disclosed by such audit shall be made in writing not later than three (3) months after receipt of the audit report by the Participant that requested the audit. A Participant's failure to make such exceptions or claims within the three (3) month period shall **(i)** mean that the audit is correct and binding upon the Participants and **(ii)** result in a waiver of any right to make claims upon the Manager for discrepancies disclosed by the audit. The audits shall be conducted by an independent national firm of certified public/chartered accountants selected by the Manager, unless otherwise agreed by the Management Committee. In addition each Participant shall have the right to conduct an independent audit of all books, records and accounts, at the expense of the requesting Participant, and which audit right will be limited to the period not more than twenty-four (24) months prior to the calendar year in which the audit is conducted. All exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made in writing within - three (3) months after completion or delivery of such audit, or they shall be deemed waived.

10. DISPOSITION OF PRODUCTION

10.1 Taking In Kind. Each Participant shall take in kind or separately dispose of its share of all Products in accordance with its Participating Interest. Any extra expenditure incurred in the taking in kind or separate disposition by any Participant of its proportionate share of Products shall be borne by such Participant. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products or permitting the processing of Products of anyone other than the Participants at any processing facilities constructed by the Participants pursuant to this Agreement. The Manager shall give the Participants Notice at least ten (10) days in advance of the delivery location and date upon which their respective shares of Products will be available.

10.2 Failure of Participant to Take in Kind. If a Participant fails to take its share of Products in kind, the Manager may, but is not obligated, to sell such share on behalf of that Participant at not less than the prevailing market price in the area for a period of time consistent with the minimum needs of the industry, but not to exceed one (1) year from the date of Notice under **Section 10.1**. Subject to the terms of any such contracts of sale then outstanding, during any period that the Manager is selling a Participant's share of production, the Participant may elect by Notice to the Manager to take in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

10.3 Hedging. Neither Participant shall have any obligation to account to the other Participant for, nor have any interest or right of participation in any profits or proceeds, nor have any obligation to share in any losses, from future contracts, forward sales, trading in puts, calls, options or any similar hedging, price protection or marketing mechanism employed by a Participant with respect to its proportionate share of any Products produced or to be produced from the Properties.

11. WITHDRAWAL AND TERMINATION

11.1 Termination by Agreement. The Participants may mutually terminate the Venture at any time by written agreement.

11.2 Termination Where No Program Proposed. Subject to **Subsection 5.2.1.3**, if neither Participant proposes a Program and Budget - for a period of two (2) consecutive years, then the Venture shall terminate.

11.3 Withdrawal and Termination by NEWMONT Prior to Completion of its Initial Contribution. Prior to the completion of its Initial Contribution, NEWMONT may withdraw from the Venture for any reason, upon not less than thirty (30) days prior written Notice to PASO RICO; provided, however, that if NEWMONT has not completed US$500,000 in Exploration Expenditures, pursuant to **Subsection 5.2.1**, NEWMONT shall pay to PASO RICO an amount equal to the difference between US$500,000 and the amount of Exploration Expenditures actually made. Upon such withdrawal:

11.3.1 NEWMONT's Participating Interest shall be deemed to be transferred to PASO RICO and the Venture shall terminate;

11.3.2 NEWMONT shall promptly execute and deliver to PASO RICO a conveyance of all of NEWMONT's right, title and interest in and to the Properties, free and clear of any Encumbrance, other than Permitted Encumbrances, arising by, through or under NEWMONT;

11.3.3 NEWMONT shall provide to PASO RICO, at no additional cost, all data (factual, interpretative and any other internal technical information) not previously provided.

11.3.4 If, within fifteen (15) days following Notice that NEWMONT has elected to withdraw from the Venture, PASO RICO delivers to NEWMONT Notice that it desires to receive an assignment of any permits, licenses or access rights covering the Properties, which are then held by NEWMONT, NEWMONT shall assign such permits, licenses or rights to PASO RICO provided (i) such assignment is allowed under applicable Laws; (ii) PASO RICO posts any financial surety or bond required under such permits, licenses or rights; and (iii) the agency or other party responsible for administering the permits, licenses or rights releases any financial surety or bond posted by NEWMONT and provides a written release of NEWMONT from further obligations under the permits, licenses or rights.

11.3.5 NEWMONT shall be solely responsible for reclaiming all disturbance on the Properties caused by NEWMONT prior to or after its withdrawal, to the extent required by Law, and shall promptly conduct such reclamation; unless, (i) within fifteen (15) days following Notice that NEWMONT has elected to withdraw from the Venture, PASO RICO agrees in writing with NEWMONT to assume such responsibility; (ii) PASO RICO promptly thereafter posts any financial surety or bonding required with respect to the reclamation of such disturbance; and (iii) the agency or other party having authority to enforce such reclamation requirements provides a written release of NEWMONT for such reclamation obligations.

Following withdrawal of NEWMONT from the Venture pursuant to this **Section 11.3**, NEWMONT shall retain a reasonable right of access across the Properties for purpose of conducting reclamation it is required to perform.

11.4 Withdrawal and Termination Following Completion of NEWMONT's Initial Contribution. After NEWMONT completes its Initial Contribution, either Participant may elect to withdraw from the Venture upon the later of not less than sixty (60) days Notice to the other Participant, or the end of the then current Program Period. Upon such withdrawal, the Venture shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties, liens or other Encumbrances arising by, through or under such withdrawing Participant, except those which all Participants have given their written consent after the Effective Date of this Agreement, all of its Participating Interest. Any withdrawal under this **Section 11.4** shall not relieve the withdrawing Participant of its share of liabilities to third parties (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For purposes of this **Section 11.4**, the withdrawing Participant's share of such liabilities shall be equal to its Participating Interest at the time that the act or omission giving rise to such liability occurred.

11.5 Continuing Obligations. On termination of the Venture, the Participants shall remain liable for Continuing Obligations, including Environmental Liabilities, until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement. For purposes of this **Section 11.5**, a Participant's share of such liabilities shall be equal to its Participating Interest at the time that the act or omission giving rise to such liability occurred.

11.6 Disposition of Assets on Termination. Promptly after termination under **Sections 11.1 or 11.2**, the Manager shall take all action necessary to wind up the activities of the Venture and to dispose of or distribute the Assets, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture.

11.7 Right to Data After Termination. After termination of the Venture under **Sections 11.1, 11.2, or 11.3** each Participant shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it, but a terminating or withdrawing Participant shall not be entitled to any such copies after any other termination or withdrawal.

11.8 Non-Compete Covenants. Neither a Participant that is deemed to have withdrawn pursuant to **Section 6.4** or has withdrawn pursuant to **Sections 11.3** or **11.4**, nor any Affiliate of such a Participant, shall directly or indirectly acquire any interest in property within the Area of Interest for two (2) years after the effective date of withdrawal. If the withdrawing Participant, or the Affiliate of a withdrawing Participant, breaches this **Section 11.8**, such Participant or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within forty-five (45) days after it is received by such non-withdrawing Participant.

11.9 Continuing Authority. On termination of the Venture under **Sections 6.9, 11.1, 11.2, 11.3 or 11.4,** the Participant that was the Manager prior to such termination or withdrawal (or the other Participant in the event of a withdrawal by the Manager) shall have the power and authority to do all things on behalf of both Participants which are reasonably necessary or convenient to:

11.9.1 wind-up Operations; and

11.9.2 complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation,

prosecute and defend actions on behalf of both Participants and the Venture, encumber Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

11.10 Survival of Ingress and Egress After Termination. After termination of the Venture, the Participants shall continue to have rights of ingress and egress to the Properties for purposes of ensuring Environmental Compliance.

12. ABANDONMENT AND SURRENDER

12.1 The Management Committee may authorize the Manager to surrender or abandon some or all of the Properties. If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the Participant that desires to abandon or surrender shall assign to the objecting Participant, by deed, assignment, or appropriate document, and without cost to the objecting Participant, all of the surrendering Participant's interest in the Properties to be abandoned or surrendered, and the abandoned or surrendered Properties shall cease to be part of the Properties. Provided, however, the objecting Participant shall assume all responsibility and liabilities, including but not limited to Environmental Liabilities, with regard to the surrendered or abandoned Properties, with the sole exception being when a portion of the Properties is abandoned or surrendered within thirty (30) days prior to any payment that is required to maintain such Properties. In this instance the Manager shall, on behalf of the Venture, make the payment in advance of deeding those Properties to the objecting Participant.

12.2 In the event NEWMONT decides to abandon its interest in any of the NEWMONT Outside Claims, it shall give PASO RICO Notice of such decision and PASO RICO shall have fifteen (15) days after receipt of such a Notice to notify NEWMONT in writing that it desires to acquire NEWMONT's interest in such claims. If PASO RICO elects to acquire such claims, NEWMONT shall execute and deliver to PASO RICO a quit claim deed, which (i) reserves to NEWMONT a Net Profits Interest in any production of minerals from the transferred claims, and (ii) is subject to that certain Consulting Agreement dated April 8, 2004 between Newmont Overseas Exploration Limited and Bronco Creek Exploration and Mining Incorporated. Upon delivery of such quit claim deed, PASO RICO shall assume all responsibilities and liabilities, including but not limited to Environmental Liabilities, with regard to the transferred claims. If NEWMONT delivers to PASO RICO any notice of abandonment less than thirty (30) days prior to the claim maintenance fee due date for the subject claims, and PASO RICO elects to acquire such claims, NEWMONT shall timely pay such claim maintenance fee on the claims prior to delivering the quit claim deed to PASO RICO. The provisions of this **Subsection 12.2** shall not apply to any transfer of any of the NEWMONT Outside Claims by NEWMONT to any other party, nor to any abandonment of such claims that is done for the purpose of relocating new mining claims on the subject land.

13. TRANSFER OF INTEREST

13.1 General. A Participant shall have the right to transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this **Article 13**. For the purposes of this **Article 13** the word "transfer" shall mean to convey, sell, assign, grant an option, create an Encumbrance or in any manner transfer or alienate, but shall exclude creating an Encumbrance for the purposes of obtaining financing pursuant to **Section 13.5**.

13.2 Limitations on Free Transferability. Any transfer by a Participant under **Section 13.1** shall be subject to the following terms and conditions:

13.2.1 No Participant shall transfer any interest in this Agreement or the Assets (including but not limited to any royalty, profits or other interest in the Products) except by transfer of part or all of a Participating Interest;

13.2.2 No transferee of all or part of any Participating Interest shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant Notice of the transfer, and the transferee, as of the effective date of the transfer, has committed in writing to be bound by this Agreement to the same extent and nature as the transferring Participant;

13.2.3 No transfer permitted by this **Article 13** shall relieve the transferring Participant of its share of any liability, whether accruing before or after such transfer, which arises out of Operations conducted prior to such transfer;

13.2.4 Neither Participant, without the consent of the other, shall make a transfer that would violate any Law, or result in the cancellation of any permits, licenses, or other similar authorizations;

13.2.5 The transferring Participant and the transferee shall bear all tax consequences of the transfer;

13.2.6 Any such transfer shall be subject to a preemptive right in the other Participant as provided in **Section 13.3**;

13.2.7 In the event of a transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant, and in such event in order for the transfer to be effective, the transferring Participant and its transferee shall provide written Notice to the non-transferring Participant designating a sole authorized agent to act on behalf of their collective Participating Interest. Such Notice shall provide that (i) the agent has the sole authority to act on behalf of, and to bind the transferring Participant and its transferee on all matters pertaining to this Agreement or the Venture, (ii) the notified Participant may rely on all decisions of, Notices and other communications from, and failures to respond by, the agent, as if given (or not given) by the transferring Participant and its transferee; and (iii) all decisions of, Notices and other communications from, and failures to respond by, the notified Participant to the agent shall be deemed to have been given (or not given) to the transferring Participant and its transferee.

13.3 Preemptive Right. Except as otherwise provided in **Section 13.4**, if a Participant desires to transfer all or any part of its Participating Interest or a past Participant desires to transfer all or any part of a Net Profits Interest, or an Affiliate desires to transfer Control of a Participant, the other Participant shall have a preemptive right as provided in this **Section 13.3**.

13.3.1 If a past or present Participant intends to transfer all or any part of its Participating Interest or any Net Profits Interest, or an Affiliate of either Participant intends to transfer Control of such Participant, the transferring Participant or Affiliate ("Transferring Entity") shall promptly notify the other Participant of its intentions. The Notice shall state the price and all other pertinent terms and conditions of the intended transfer, and shall be accompanied by a copy of the offer or contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the Notice shall describe such consideration and its monetary fair market value in United States currency. The other Participant shall have thirty (30) days from the date such Notice is delivered to notify the Transferring Entity whether it elects to acquire the offered interest at the same price (or its monetary equivalent) and on the same terms and conditions as set forth in the Notice. If it does so elect, the transfer shall be consummated promptly, but in no event more than thirty (30) days, after Notice of such election is delivered to the Transferring Entity.

13.3.2 If the other Participant fails to so elect within the period provided for in **Subsection 13.3.1**, the Transferring Entity shall have one hundred twenty (120) days following the expiration of such period to consummate the transfer to a third party at a price and on terms no less favorable to the Transferring Entity than those set forth in the Notice required in **Subsection 13.3.1**.

13.3.3 If the Transferring Entity fails to consummate the transfer to a third party within the period set forth in **Subsection 13.3.2**, the preemptive right of the other Participant in such offered interest shall be deemed to be revived. Any subsequent proposal to transfer such interest shall be conducted in accordance with all of the procedures set forth in this **Section 13.3**.

13.4 Exceptions to Preemptive Right. **Section 13.3** shall not apply to:

13.4.1 The transfer by either Participant of all or any part of its Participating Interest to an Affiliate;

13.4.2 A corporate consolidation or reorganization of either Participant by which the surviving entity shall possess substantially all of the stock or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Participant;

13.4.3 The transfer of Control of either Participant by an Affiliate to such Participant or to another Affiliate;

13.4.4 The creation by any Affiliate of either Participant of an Encumbrance that, if foreclosed, could affect its Control of such Participant, but not any transfer or conveyance in foreclosure (or in lieu of foreclosure) of such Encumbrance, which shall be subject to **Section 13.3**;

13.4.5 A sale or other commitment or disposition of Products or proceeds from sale of Products by either Participant upon distribution to it pursuant to **Article 10**; or

13.4.6 A transfer of direct or indirect Control of such Participant to a third party that is not an Affiliate of such Participant (whether in a single transaction or a series of related transactions, and regardless of the form of such transaction), but only if the fair market value of such Participant's interest in the Assets does not exceed twenty-five percent (25%) of the combined fair market value of all of the assets of such Participant and all of its Affiliates, if any, direct or indirect Control of which also is being transferred in such transaction or transactions.

13.5 Encumbrances. Except as provided in **Section 6.7**, neither Participant shall pledge, mortgage, or otherwise create an Encumbrance on its interest in this Agreement or the Assets except for the purpose of securing project financing relating to the Properties, including its share of funds for Development or Mining costs and in such event both Participants, acting reasonably, shall agree to the terms and conditions of such Encumbrance. The right of a Participant to grant such Encumbrance shall be subject to the condition that the holder of the Encumbrance ("Chargee") first enter into a written agreement with the other Participant, in a form acceptable to that Participant, acting reasonably, which provides:

13.5.1 The Chargee shall not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Participant's Participating Interest except as provided in **Section 13.5.2** and that such Encumbrance shall be subject to the provisions of this Agreement;

13.5.2 The Chargee's remedies under the Encumbrance shall be limited to the sale of the whole (but only of the whole) of the encumbering Participant's Participating Interest to the other Participant, or, failing such a sale, at a public auction to be held at least forty-five (45) days after prior Notice to the other Participant, such sale to be subject to the purchaser entering into a written agreement with the other Participant whereby such purchaser assumes all obligations of the encumbering Participant under the terms of this Agreement. The price of any preemptive sale to the other Participant shall be the remaining principal amount of the loan plus accrued interest and related expenses, and such preemptive sale shall occur within sixty (60) days of the Chargee's Notice to the other Participant of its intent to sell the encumbering Participant's Participating Interest. Failure of a sale to the other Participant to close by the end of such period, unless failure is caused by the encumbering Participant or by the Chargee, shall permit the Chargee to sell the encumbering Participant's Participating Interest at a public sale; and

13.5.3 The charge shall be subordinate to any then-existing debt, including project financing previously approved by the Management Committee, encumbering the transferring Participant's Participating Interest.

14. ACQUISITION WITHIN AREA OF INTEREST

14.1 General. Any interest or right to acquire any interest in real property, mining rights, mineral tenure or water rights within the Area of Interest, including any royalty interest, acquired while this Agreement is in effect by or on behalf of a Participant or any Affiliate shall be subject to the terms and provisions of this **Article 14**. This Section shall apply to any Properties previously abandoned under **Article 12**.

14.2 Notice to Non-Acquiring Participant. Within ten (10) days after the acquisition of any interest or the right to acquire any interest in real property, mining rights, mineral tenure or water rights wholly or partially within the Area of Interest (except real property, mining rights, mineral tenure or water rights acquired by the Manager pursuant to a Program), the acquiring Participant shall notify the other Participant of such acquisition by it or its Affiliate. If the acquisition of any interest pertains to real property, mining rights, mineral tenure or water rights partially within the Area of Interest, then all property subject to the acquisition shall be subject to **Article 14**. The acquiring Participant's Notice shall describe in detail the acquisition, the lands and minerals covered thereby, the costs thereof, and the reasons why the acquiring Participant believes that the acquisition is in the best interests of the Participants under this Agreement. In addition to such Notice, the acquiring Participant shall make any and all information concerning the acquired interest available for inspection by the other Participant.

14.3 Option Exercise. If, within thirty (30) days after receiving the acquiring Participant's Notice, the other Participant notifies the acquiring Participant of its election to accept a proportionate interest in the acquired interest equal to its Participating Interest, then title to such acquired interest shall be conveyed as specified in **Section 2.3**, free and clear of all Encumbrances arising by, through or under the acquiring Participant or its Affiliate. The acquired interest shall become a part of the Properties for all purposes of this Agreement immediately upon the Notice of such other Participant's election to accept the proportionate interest therein. Such other Participant shall promptly pay to the acquiring Participant a proportionate share of the latter's actual out-of-pocket acquisition costs equal to such other Participant's Participating Interest. Provided, however, in the event of any acquisition by NEWMONT within the Area of Interest prior to the commencement of joint funding, all out-of-pocket acquisition costs shall be borne by NEWMONT and credited toward NEWMONT's Initial Contribution.

14.4 Option Not Exercised. If the other Participant does not give Notice within the thirty (30) day period set forth in **Section 14.3**, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Properties or be subject to this Agreement.

15. RESERVED MINERALS

15.1 Activities with Respect to Reserved Minerals

15.1.1 PASO RICO may, at its sole expense, explore for, develop, mine, and process Reserved Minerals on the Properties, provided (i) such activities shall not unreasonably interfere with the Participants' rights under this Agreement, including NEWMONT's ability to fully and timely undertake Exploration Expenditures, develop and mine gold and all other minerals (other than Reserved Minerals) from the Properties, and secure permits for such activities; and (ii) PASO RICO's exploration, development or mining operations on the Properties shall be conducted only under programs approved by the Management Committee pursuant to **Section 15.2**, which approval shall not be unreasonably withheld, conditioned or delayed.

15.1.2 PASO RICO shall have the sole and absolute discretion to determine the nature, timing and extent, if any, of all exploration, development, mining, processing, sale and other activities relating to Reserved Minerals in, on or under the Properties, subject only to the provisions of **Section 15**.

15.1.3 Without limiting the provisions of **Subsection 15.1.1,** NEWMONT shall not unreasonably restrict activities undertaken by or for PASO RICO with respect to Reserved Minerals.

15.1.4 PASO RICO shall be solely responsible for obtaining and maintaining any and all permits, consents and authorizations necessary for the conduct of its activities regarding Reserved Minerals

15.1.5 PASO RICO shall perform all reclamation of areas of surface disturbance on the Properties required by Law.

15.1.6 If PASO RICO conducts any exploration, development or mining of Reserved Minerals on the Properties, PASO RICO shall deliver to NEWMONT quarterly reports summarizing such activities, within thirty (30) days following the end of each quarter during which such activities occur. NEWMONT shall treat all information furnished to it by PASO RICO pursuant to this **Subsection 15.1.6** as Confidential Information subject to **Subsection 16. 6**.

15.1.7 PASO RICO shall conduct all activities with respect to Reserved Minerals in a good, workmanlike and efficient manner, in accordance with applicable Laws and sound mining, environmental and other applicable industry standards.

15.1.8 PASO RICO shall indemnify and hold harmless NEWMONT and its directors, officers, employees and agents from and against all liabilities arising from or relating to any activities conducted by or on behalf of PASO RICO relating to or arising from the exploration, development or mining of Reserved Minerals on the Properties, except to the extent such liabilities are (i) caused by NEWMONT's gross negligence or willful misconduct or (ii) conducted by the Manager as part of and incidental to the exploration, development or mining of minerals that are not Reserved Minerals.

15.1.9 The Venture shall have the right to excavate and dispose of any Reserved Minerals contained within topsoil, overburden, ore, waste rock or tailings as an incidental part of Operations. Prior to

covering or excavating any area or material containing an identified and potentially economic deposit of Reserved Minerals, the Manager shall provide PASO RICO a reasonable opportunity to mine and recover those Reserved Minerals, pursuant to **Section 15**. Each Participant shall be responsible for its pro rata share of all liabilities, costs, claims and demands arising from or relating to Environmental Compliance and Continuing Obligations with respect to waste rock, stockpiled ore, tailings and mine drainage from Operations, even though Reserved Minerals may be incidentally present in such materials.

15.2 Programs and Budgets for Activities with respect to Reserved Minerals. Prior to conducting any activities on the Properties relating to the exploration, development or mining of Reserved Minerals, PASO RICO shall submit to the Management Committee a program and budget covering such activities that meets the requirements of **Sections 9.1** and **9.2** ("PASO RICO Program"). The Management Committee shall promptly review and consider each PASO RICO Program in accordance with **Sections 9.2** and **9.3**. The Management Committee shall approve a PASO RICO Program, unless the Management Committee determines that the proposed Operations would unreasonably interfere with any Operations, including causing any unreasonable delays in permitting Operations. If the Management Committee determines that a PASO RICO Program would unreasonably interfere with any Operations, the Management Committee may either deny approval of such program and budget, or approve the PASO RICO Program, subject to all activities approved thereunder being conducted by the Manager ("Conditional Approval"). In the event of a Conditional Approval, the Manager and PASO RICO shall execute documents which shall generally give the Manager the powers and duties under **Section 8.2**, and shall require PASO RICO to pay to the Manager (i) all costs of implementing the PASO RICO Program, pursuant to monthly advance cash calls made by the Manager, including, payment of a Management Fee in the amount prescribed in **Section 2.14** of **Exhibit C**, and (ii) any increased costs to the Venture resulting from implementation of such PASO RICO Program. Upon a non-conditional approval of a PASO RICO Program by the Management Committee, PASO RICO may at its sole cost and expense conduct the approved activities, provided such activities are conducted consistent with **Section 15.1** and in a manner that does not unreasonably interfere with the Operations, and fully comply with all applicable Laws.

15.3 Use of Assets

15.3.1 Subject to applicable Laws and necessary regulatory or other third-party approvals, the Participants agree that if (i) PASO RICO determines that it would be desirable for PASO RICO's exploration, mining, development or processing of Reserved Minerals to use facilities that the Venture has constructed in connection with Operations, or (ii) the Manager determines that it would be desirable for Operations to use facilities that PASO RICO has constructed in connection with the exploration, mining, development or processing of Reserved Minerals, the Participants shall negotiate in good faith to determine whether an agreement can be reached providing mutually acceptable terms for such uses, which uses shall not be unreasonably restricted.

15.4 Effect of Transfer or Conversion of PASO RICO's Participating Interest or Termination of the Venture Notwithstanding any other provision of this Agreement, if (i) PASO RICO's Participating Interest is transferred to a third party, is converted into a Net Profits Interest or is otherwise terminated or (ii) the Venture is terminated, PASO RICO's shall retain the exclusive right, title and interest in and to all Reserved Minerals in the Properties and the right to conduct exploration, development, mining and processing operations on the Properties for Reserved Minerals. Furthermore, the Participants agree to enter into a definitive agreement which shall include, but not be limited to, the rights and obligations as set forth in this **Section 15.**

15.5 Transfer of Reserved Minerals. PASO RICO may sell, lease, assign or otherwise transfer all or part of its interest in the Reserved Minerals, including the right to explore for, mine, develop or process Reserved Minerals, only if, prior to the effective date of such transaction, the buyer, lessee, assignee or transferee has agreed in writing with NEWMONT to be bound by the terms of **Section 15**.

16. GENERAL PROVISIONS

16.1 Notices. All notices and other required communications ("Notice" or "Notices") to the Participants shall be in writing, and shall be addressed as follows;

Notice to NEWMONT shall be sent to:

Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado 80203 USA
Attn: Land Department
Fax: 303.837.5851

with an informational copy to:

Notice to PASO RICO shall be sent to:

Paso Rico (USA), Inc.
P.O. Box 785
Dubois, Wyoming 82513
Fax: 307 455-3779

With an informational copy to:

Rare Element Resources Ltd
Suite 410 – 325 Howe Street
Vancouver, BC V6C 1Z7
Attn: President
Fax: 604 688-3392

Notice may be given by (i) personal delivery to the Participant, (ii) electronic communication, with a confirmation sent by registered or certified mail, return receipt requested, (iii) registered or certified mail, return receipt requested, or (iv) overnight or other courier service. All Notices shall be effective and shall be deemed delivered if by personal delivery on the date of delivery, and deemed given on the date of receipt at the principal address specified above if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of receipt of the electronic communication. Either Participant may change its address by Notice to the other Participant.

16.2 Waiver. The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

16.3 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

16.4 Force Majeure. The obligations of a Participant, other than the payment of money provided hereunder, shall be suspended to the extent and for the period that performance is prevented or delayed by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God; Laws, or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any governmental entity that - delays or prevents the issuance or granting of any approval or authorization required to conduct Operations; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by citizen groups, including but not limited to environmental organizations or native rights groups; or any other cause whether similar or dissimilar to the foregoing. Notwithstanding NEWMONT's right to satisfy any Exploration Expenditure obligation by cash payment, NEWMONT's Exploration Expenditure obligations during Phase-I Earn-In and, if applicable, Phase-II Earn-In, shall be subject to this **Section 16.4**. The affected Participant shall promptly upon the occurrence of the event of force majeure give Notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof and shall use commercially reasonable efforts to remove or overcome the event of force majeure as promptly as reasonably possible. Immediately upon the cessation of force majeure the affected Participant shall notify the other Participant in writing and shall take steps to recommence and or continue the performance that was suspended as soon as reasonably possible. During the period of suspension, the obligations of the Participants to advance funds pursuant to **Section 9.8** shall be reduced to levels consistent with Operations.

16.5 Survival of Terms and Conditions. The provisions of this Agreement shall survive the transfer of any interests in the Assets under this Agreement or the termination of the Venture to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run.

16.6 Confidentiality and Public Statements.

16.6.1 Except for recording of a Memorandum of Agreement pursuant to **Section 16.18** and as otherwise provided in this **Section 16.6**, the terms and conditions of this Agreement, and all data, reports, records, and other information of any kind whatsoever developed or acquired by any Participant in connection with this Venture shall be treated by the Participants as confidential (hereinafter called "Confidential Information") and no Participant shall reveal or otherwise disclose such Confidential Information to third parties without the prior written consent of the other Participant. Confidential Information that is available or that becomes available in the public domain, other than through a breach of this provision by a Participant, shall no longer be treated as Confidential Information.

16.6.2 The foregoing restrictions shall not apply to the disclosure of Confidential Information to any Affiliate, to any public or private financing agency or institution, to any contractors or subcontractors which the Participants may engage and to employees and consultants of the Participants or to any third party to which a Participant contemplates the transfer, sale, assignment, Encumbrance or other disposition of all or part of its Participating Interest pursuant to **Article 13**; provided, however, that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and the person to whom disclosure is made shall first undertake in writing to protect the confidential nature of such information at least to the same extent as the Participants are obligated under this **Section 16.6**.

16.6.3 In the event that a Participant or an Affiliate thereof is required to disclose Confidential Information to any government, any court, agency or department thereof, or under the applicable rules of any stock exchange, to the extent required by applicable law, rule or regulation, or in response to a legitimate request for such Confidential Information, the Participant so required shall immediately notify the other Participants hereto of such requirement and the terms thereof, and the proposed form and content of the disclosure prior to such submission. The other Participant shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the court, agency, exchange or department concerned, and to seek confidential treatment of any Confidential Information to be disclosed on such terms as such Participant shall, in its sole discretion, determine.

16.6.4 The provisions of **Section 16.6** shall apply during the term of this Agreement and shall continue to apply to (i) the Participants for a period of two (2) years following the effective date of any termination of this Agreement, and (ii) any Participant who withdraws, who is deemed to have withdrawn, or which forfeits, surrenders, assigns, transfers or otherwise disposes of its Participating Interest for a period of five (5) years following the occurrence of such event or two (2) years from the effective date of any termination of this Agreement, whichever is sooner.

16.6.5 A Participant shall not issue any press release relating to the Properties or this Agreement except upon giving the other Participant not less than three (3) business days advance written Notice of the contents thereof, and the Participant proposing such press release shall make any reasonable changes to such proposed press release as such changes may be timely requested by the non-issuing Participant, provided, however, the Participant proposing such press release may include in any press release without Notice any information previously reported by the Participant proposing such press release. A Participant shall not, without the consent of the other Participant, issue any press release that implies or infers that the non-issuing Participant endorses or joins the issuing Participant in statements or representations contained in any press release.

16.7 Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings, whether written or oral, between the Participants relating to the subject matter hereof, with respect to the Assets subject hereto, and any and all other prior negotiations, representations, offers or understandings between PASO RICO and NEWMONT relating to the Properties, whether written or oral, including the Term Sheet between PASO RICO and NEWMONT dated January 19, 2006. This Agreement and the obligations and rights created herein shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants.

16.8 Dispute Resolution. Disputes resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof may be resolved by a court of competent jurisdiction. In any litigation between the Participants or any person claiming under them, resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the substantially prevailing party shall be entitled to recover all reasonable costs, expenses, legal and expert witness fees and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and in collecting or otherwise enforcing any final judgment entered therein. If a party substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and legal fees in such manner as it deems equitable.

16.9 Remedies. Each of the Participants agrees that its failure to comply with the covenants and restrictions set out in **Article 13** would constitute an injury and damage to the other Participant impossible to measure monetarily and, in the event of any such failure, the other Participant shall, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing any acquisition, sale, transfer, charge or Encumbrance save in accordance with or as required by the provisions of **Article 13**. Any Participant intending to breach the provisions of **Article 13** hereby waives any defense it might have in law or in equity to such injunctive or other equitable relief. A Participant shall be entitled to seek injunctive relief in any court of competent jurisdiction in the event of a Participant's failure or threat of a failure to comply with the covenants and restrictions set out in **Article 13**.

16.10 Further Assurances. Each Participant shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement and minimize adverse tax consequences on the Participants.

16.11 Interpretation of Agreement. The headings to the Sections of this Agreement and the Exhibits are inserted for convenience only and shall not affect the construction hereof. Cross-references in this Agreement to Articles, Sections, Subsections and Exhibits refer to Articles, Sections, Subsections and Exhibits of this Agreement, unless specified otherwise. Except when the context requires otherwise, words in singular will include also their plural and vice-versa. The term "including" shall mean "including, but not limited to." References to any Participant shall include its successors and permitted assigns. In the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from but excluding" and the words "until" and "to" mean "to and including."

16.12 Currency. All dollar amounts expressed herein refer to lawful currency of the United States of America, unless otherwise specified.

16.13 Severability. If any provision of this Agreement is or shall become illegal, invalid, or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and enforceable and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid, or unenforceable portion.

16.14 Rule Against Perpetuities. The Participants do not intend that there be any violation of the rule of perpetuities, the rule against unreasonable restraints or the alienation of property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Properties, in a Participating Interest, in the Assets, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, such violation should inadvertently occur, the Participants hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Participants within the limits permissible under such rules.

16.15 Partition. Each of the Participants waives, during the term of this Agreement, any right to partition of the Assets or any part thereof and no Participant shall seek or be entitled to partition of the Properties or other Assets whether by way of physical partition, judicial sale or otherwise during the term of this Agreement.

16.16 Taxes. Each Participant shall be directly responsible for and shall directly pay all taxes applicable to revenues received by the Participant through Operations under this Agreement. In particular, each Participant shall individually file its tax returns with the proper authorities and independently file claims for and recover any income tax credits. A Participant's decisions with respect to such tax matters shall not have any binding effect

on the course of actions taken by the other Participant. All costs of Operations incurred hereunder shall be for the account of the Participant or Participants making or incurring the same, if more than one then in proportion to their respective Participating Interests, and each Participant on whose behalf any costs have been so incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.16.17 Governing Law. This Agreement shall be construed and governed by the laws of Wyoming, U.S.A., without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

16.18 Memorandum of Agreement. After execution of this Agreement, the Manager shall record in the records of the applicable jurisdiction where the Properties are located, a Memorandum of Agreement, in the form of **Exhibit E**. Unless both Participants otherwise agree in writing, this Agreement shall not be recorded.

16.19 Rare Element Resources Guarantee. Rare Element Resources Ltd hereby guarantees to NEWMONT the performance by PASO RICO of all of its obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEWMONT NORTH AMERICA EXPLORATION LTD

By: [signature]

Title: V.P. Exploration Business Development

Its Authorized Representative

PASO RICO (USA), INC.

By: [signature]

Title: MANAGER

Its Authorized Representative

Rare Element Resources Ltd signature below is for the purposes of guaranteeing Paso Rico (USA), Inc.'s performance under the Venture Agreement.

RARE ELEMENT RESOURCES LTD

BY: [signature]

Title: PRESIDENT

Its Authorized Representative

Exhibit A

to the Venture Agreement
for the
Bear Lodge Venture

<u>PROPERTIES</u>

<u>PASO RICO Claims: Part I</u>

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
BL 15	Sept 23 2004	Nov 12 2004	425/228	Dec 09 2004	WMC-262061
BL 16	Sept 23 2004	Nov 12 2004	425/229	Dec 09 2004	WMC-262062
BL 17	Sept 23 2004	Nov 12 2004	425/230	Dec 09 2004	WMC-262063
BL 18	Sept 23 2004	Nov 12 2004	425/231	Dec 09 2004	WMC-262064
BL 19	Sept 23 2004	Nov 12 2004	425/232	Dec 09 2004	WMC-262065
BL 20	Sept 23 2004	Nov 12 2004	425/233	Dec 09 2004	WMC-262066
BL 21	Sept 23 2004	Nov 12 2004	425/234	Dec 09 2004	WMC-262067
BL 22	Sept 23 2004	Nov 12 2004	425/235	Dec 09 2004	WMC-262068
BL 23	Sept 23 2004	Nov 12 2004	425/274	Dec 09 2004	WMC-262069
BL 24	Sept 23 2004	Nov 12 2004	425/273	Dec 09 2004	WMC-262070
BL 25	Sept 24 2004	Nov 12 2004	425/272	Dec 09 2004	WMC-262071
BL 26	Sept 24 2004	Nov 12 2004	425/271	Dec 09 2004	WMC-262072
BL 28	Sept 24 2004	Nov 12 2004	425/270	Dec 09 2004	WMC-262073
BL 29	Sept 24 2004	Nov 12 2004	425/269	Dec 09 2004	WMC-262074
BL 30	Sept 24 2004	Nov 12 2004	425/268	Dec 09 2004	WMC-262075
BL 31	Sept 24 2004	Nov 12 2004	425/267	Dec 09 2004	WMC-262076
BL 32	Sept 24 2004	Nov 12 2004	425/266	Dec 09 2004	WMC-262077
BL 33	Sept 24 2004	Nov 12 2004	425/265	Dec 09 2004	WMC-262078
BL 34	Oct 23 2005	Oct 24 2005	436/335	N/A	WMC-274028
BL 35	Oct 23 2005	Oct 24 2005	436/337	N/A	WMC-274029
BL 36	Oct 23 2005	Oct 24 2005	436/338	N/A	WMC-274030
BL 37	Sept 25 2004	Nov 12 2004	425/261	Dec 09 2004	WMC-262082
BL 38	Sept 25 2004	Nov 12 2004	425/260	Dec 09 2004	WMC-262083
BL 39	Sept 25 2004	Nov 12 2004	425/259	Dec 09 2004	WMC-262084
BL 45	Sept 24 2004	Nov 12 2004	425/258	Dec 09 2004	WMC-262085
BL 46	Sept 24 2004	Nov 12 2004	425/257	Dec 09 2004	WMC-262086
BL 47	Oct 23 2005	Oct 24 2005	436/339	N/A	WMC-274031
BL 48	Oct 23 2005	Oct 24 2005	436/340	N/A	WMC-274032
BL 49	Oct 23 2005	Oct 24 2005	436/341	N/A	WMC-274033

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
BL 50	Sept 25 2004	Nov 12 2004	425/253	Dec 09 2004	WMC-262090
BL 51	Sept 25 2004	Nov 12 2004	425/252	Dec 09 2004	WMC-262091
BL 52	Sept 25 2004	Nov 12 2004	425/251	Dec 09 2004	WMC-262092
BL 59	Apr 01 1994	May 09 1994	327/382	June 07 1994	WMC-247983
BL 60	Apr 01 1994	May 09 1994	327/383	June 07 1994	WMC-247984
BL 61	Apr 01 1994	May 09 1994	327/384	June 07 1994	WMC-247985
BL 62	Apr 01 1994	May 09 1994	327/385	June 07 1994	WMC-247986
BL 63	Apr 01 1994	May 09 1994	327/386	June 07 1994	WMC-247987
BL 64	Apr 01 1994	May 09 1994	327/387	June 07 1994	WMC-247988
BL 65	Apr 01 1994	May 09 1994	327/388	June 07 1994	WMC-247989
BL 72	Apr 01 1994	May 09 1994	327/395	June 07 1994	WMC-247996
BL 73	Apr 01 1994	May 09 1994	327/396	June 07 1994	WMC-247997
BL 74	Apr 01 1994	May 09 1994	327/397	June 07 1994	WMC-247998
BL 75	Apr 01 1994	May 09 1994	327/398	June 07 1994	WMC-247999
BL 76	Apr 01 1994	May 09 1994	327/399	June 07 1994	WMC-248000
BL 77	Apr 01 1994	May 09 1994	327400	June 07 1994	WMC-248001
BL 78	Apr 01 1994	May 09 1994	327/401	June 07 1994	WMC-248002
BL 85	Sept 26 2004	Nov 12 2004	425/250	Dec 09 2004	WMC-262093
BL 86	Sept 26 2004	Nov 12 2004	425/249	Dec 09 2004	WMC-262094
BL 87	Sept 26 2004	Nov 12 2004	425/248	Dec 09 2004	WMC-262095
BL 88	Sept 26 2004	Nov 12 2004	425/247	Dec 09 2004	WMC-262096
BL 89	Sept 26 2004	Nov 12 2004	425/246	Dec 09 2004	WMC-262097
BL 90	Sept 26 2004	Nov 12 2004	425/245	Dec 09 2004	WMC-262098
BL 91	Sept 26 2004	Nov 12 2004	425/244	Dec 09 2004	WMC-262099
BL 300	Sept 27 2004	Nov 12 2004	425/243	Dec 09 2004	WMC-262100
BL 301	Sept 27 2004	Nov 12 2004	425/242	Dec 09 2004	WMC-262101
BL 302	Sept 27 2004	Nov 12 2004	425/241	Dec 09 2004	WMC-262102
BL 304	Sept 27 2004	Nov 12 2004	425/240	Dec 09 2004	WMC-262103
BL 305	Aug 8 1995	Aug 16 1995	337/200	Aug 24 1995	WMC-249541
Amended 305	SAA	Oct 27 1995	339/20	Nov 30 1995	SAA
BL 306	Aug 8 1995	Aug 16 1995	337/201	Aug 24 1995	WMC-249542
Amended 306	SAA	Oct 27 1995	339/21	Nov 30 1995	SAA
BL 307	Aug 8 1995	Aug 16 1995	337/202	Aug 24 1995	WMC-249543
Amended 307	SAA	Oct 27 1995	339/22	Nov 30 1995	SAA
BL 308	Aug 8 1995	Aug 16 1995	337/203	Aug 24 1995	WMC-249544

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
Amended 308	SAA	Oct 27 1995	339/23	Nov 30 1995	SAA
BL 309	Aug 8 1995	Aug 16 1995	337/204	Aug 24 1995	WMC-249545
Amended 309	SAA	Oct 27 1995	339/24	Nov 30 1995	SAA
BL 310	Sept 27 2004	Nov 12 2004	425/239	Dec 09 2004	WMC-262104
BL 313	Sept 27 2004	Nov 12 2004	425/238	Dec 09 2004	WMC-262105
BL 314	Sept 27 2004	Nov 12 2004	425/237	Dec 09 2004	WMC-262106
BL 315	Aug 7 1995	Aug 16 1995	337/210	Aug 24 1995	WMC-249551
Amended 315	SAA	Oct 27 1995	339/27	Nov 30 1995	SAA
BL 316	Aug 7 1995	Aug 16 1995	337/211	Aug 24 1995	WMC-249552
Amended 316	SAA	Oct 27 1995	339/28	Nov 30 1995	SAA
BL 317	Aug 7 1995	Aug 16 1995	337/212	Aug 24 1995	WMC-249553
Amended 317	SAA	Oct 27 1995	339/29	Nov 30 1995	SAA
BL 318	Aug 7 1995	Aug 16 1995	337/213	Aug 24 1995	WMC-249554
Amended 318	SAA	Oct 27 1995	339/30	Nov 30 1995	SAA
BL 319	Sept 27 2004	Nov 12 2004	425/236	Dec 09 2004	WMC-262107
IVAN 1	Sept 11 2005	Oct 21 2005	436/328	N/A	WMC-270381
IVAN 2	Sept 11 2005	Oct 21 2005	436/330	N/A	WMC-270382
IVAN 3	Sept 11 2005	Oct 21 2005	436/320	N/A	WMC-270383
IVAN 4	Sept 11 2005	Oct 21 2005	436/321	N/A	WMC-270384
IVAN 5	Sept 11 2005	Oct 21 2005	436/322	N/A	WMC-270385
IVAN 7	Sept 11 2005	Oct 21 2005	436/323	N/A	WMC-270386
IVAN 8	Sept 11 2005	Oct 21 2005	436/324	N/A	WMC-270387
IVAN 9	Sept 11 2005	Oct 21 2005	436/325	N/A	WMC-270388
IVAN 10	Sept 11 2005	Oct 21 2005	436/326	N/A	WMC-270389
IVAN 11	Sept 11 2005	Oct 21 2005	436/327	N/A	WMC-270390
IVAN 13	Sept 11 2005	Oct 21 2005	436/319	N/A	WMC-270391
IVAN 14	Sept 11 2005	Oct 21 2005	436/318	N/A	WMC-270392
IVAN 15	Sept 11 2005	Oct 21 2005	436/317	N/A	WMC-270393
IVAN 16	Sept 11 2005	Oct 21 2005	436/316	N/A	WMC-270394
IVAN 17	Sept 11 2005	Oct 21 2005	436/315	N/A	WMC-270395
IVAN 19	Sept 11 2005	Oct 21 2005	436/314	N/A	WMC-270396
IVAN 20	Sept 11 2005	Oct 21 2005	436/313	N/A	WMC-270397
IVAN 21	Sept 11 2005	Oct 21 2005	436/312	N/A	WMC-270398
IVAN 22	Sept 11 2005	Oct 21 2005	436/311	N/A	WMC-270399
IVAN 23	Sept 11 2005	Oct 21 2005	436/310	N/A	WMC-270400

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
ZAP 1	Sept 2 1999	Sept 2 1999	370/161	Sept 23 1999	WMC-255183
ZAP 2	Sept 2 1999	Sept 2 1999	370/162	Sept 23 1999	WMC-255184
ZAP 3	Sept 2 1999	Sept 2 1999	370/163	Sept 23 1999	WMC-255185

Said Claims being located in Sections 7, 8, 17, 18, 19, 21, 32 and 33, Township 52 North, Range 63 West 6th PM, all in Crook County, Wyoming.

The Lease

State Section Mineral Lease # 0-40946, for Section 16, Township 52 North, Range 63 West, 6th Principal Meridian, Crook County, Wyoming.

NEWMONT Claims: Part II

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
Sun 1	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 2	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 3	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 4	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 5	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 6	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 7	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 8	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 9	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 10	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 11	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 12	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 13	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 14	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 15	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 16	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 17	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 18	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 19	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 20	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 21	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 22	April 4, 2006	May 22, 2006	Pending	Pending	Pending

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
Sun 23	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 24	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 25	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 26	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 27	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 28	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 29	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 30	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 31	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 32	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 33	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 34	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 35	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 36	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 37	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 38	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 39	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 40	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 41	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 42	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 43	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 44	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 45	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 46	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 47	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 48	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 49	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 50	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 51	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 52	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 53	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 54	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 55	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 56	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 57	April 1, 2006	May 22, 2006	Pending	Pending	Pending

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
Sun 58	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 59	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 60	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 61	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 62	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 63	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 64	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 65	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 66	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 67	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 68	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 69	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 70	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 71	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 72	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 73	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 74	April 5, 2006	May 22, 2006	Pending	Pending	Pending
Sun 75	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 76	April 4, 2006	May 22, 2006	Pending	Pending	Pending
Sun 77	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 78	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 79	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 80	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 81	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 82	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 83	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 84	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 85	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 86	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 87	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 88	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 89	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 90	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 91	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 92	April 1, 2006	May 22, 2006	Pending	Pending	Pending

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
Sun 93	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 94	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 95	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 96	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 97	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 98	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 99	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 100	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 101	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 102	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 103	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 104	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 105	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 106	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 107	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 108	April 1, 2006	May 22, 2006	Pending	Pending	Pending
Sun 109	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 110	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 111	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 112	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 113	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 114	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 115	April 3, 2006	May 22, 2006	Pending	Pending	Pending
Sun 116	April 4, 2006	May 22, 2006	Pending	Pending	Pending

Said claims being located in Sections 5, 6, 7, 8, 9, 17 and 18, Township 52 North, Range 63 West 6th PM in Crook County, Wyoming.

EXHIBIT B


VENTURE AGREEMENT
AREA OF INTEREST
BOUNDARY
T53N
T52N
T51N
R64W
R63W
LEGEND
AREA OF INTEREST VENTURE AGREEMENT
LAND CHECK AREA
FEE PATENT
WITHDRAWN
① Possibility that mineral withdrawl can be voided
② Shown on new USFS map as mineral withdrawal
State Section
THIRD PARTY CLAIMS
Rare Element Resources (formerly Paso Rico USA, Inc.)
NEWMONT MINING CORPORATION EXISTING CLAIMS
COLE 1-62
COLE 63-74
DEN 1 - 35
DEN 36-172
OGDEN 1 - 12
OGDEN 13 - 67, 1A and 7A
REU 1 - 78
SUN 1 - 118
NORTH
0
2000
4000
ft
NEWMONT
Land Department
Land Status Map
BEAR LODGE JOINT VENTURE
CROOK COUNTY, WYOMING

Exhibit C

to the Venture Agreement
for the
Bear Lodge Venture
<u>Accounting Procedure</u>

The financial and accounting procedures to be followed by the Manager and the Participants under the Agreement are set forth below. Reference in this Accounting Procedure to Articles, Sections and Subsections are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement.

The purpose of this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to operations under the Agreement. It is the intent of the Participants that none of them shall lose or profit by reason of their duties and responsibilities as the Manager. The Participants shall meet and in good faith endeavor to agree upon changes deemed necessary to correct any unfairness or inequity. In the event of a conflict between the provisions of this Accounting Procedure and those of the Agreement, the provisions of the Agreement shall control.

1. **<u>GENERAL PROVISIONS</u>**

1.1 <u>General Accounting Records</u>. The Manager shall maintain detailed and comprehensive accounting records in accordance with this Accounting Procedure, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits of the Participants.

1.2 Bank Accounts. After the decision is made to begin Development, the Manager shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all receipts.

2. **<u>CHARGES TO JOINT ACCOUNT</u>**

Subject to the limitations hereinafter set forth, the Manager shall charge the Joint Account with the following:

2.1 <u>Rentals, Royalties and Other Payments</u>. Properties maintenance costs and other payments, including Government Rentals, necessary to maintain title to the Assets.

2.2 Labor and Employee Benefits.

2.2.1 Salaries and wages of the Manager's employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to and directly employed by same.

2.2.2 The Manager's cost of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under **Subsection 2.2.1 and Section 2.13**.

2.2.3 The Manager's actual cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under **Subsection 2.2.1 or Section 2.13**, rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under **Subsection 2.2.1 or Section 2.13**, provided that the plans are limited to the extent feasible to those customary in the industry.

2.2.4 Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under **Subsection 2.2.1 and Section 2.13**, including all penalties except those resulting from the willful misconduct or gross negligence of the Manager.

2.2.5 Those costs in **Subsections 2.2.2, 2.2.3 and 2.2.4** may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Manager's cost experience and it shall be periodically adjusted to ensure that the total of such charges does not exceed the actual cost thereof to the Manager.

2.3 Assets. Cost of all Assets purchased or furnished.

2.4 Transportation. Reasonable transportation costs incurred in connection with the transportation of employees, equipment, material and supplies necessary for exploration, maintenance and operation of Assets.

2.5 Services.

2.5.1 The cost of contract services and utilities procured from outside sources, other than services described in **Sections 2.10 and 2.14**. If contract services are performed by an Affiliate of the Manager, the cost charged to the Joint Account shall not be greater than that for which comparable services and utilities are available in the open market.

2.5.2 The costs of using the Manager's exclusively-owned facilities in support of Venture activities provided that the charges may not exceed those currently prevailing in the vicinity. Such costs shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, and depreciation. .

2.6 Materials, Equipment and Supplies. The cost of materials, equipment and supplies (herein called "Material") purchased from unaffiliated third parties or furnished by either Participant as provided in **Section 3**. The Manager shall purchase or furnish only so much Material as may be required for use in efficient and economical Operations. The Manager shall also maintain inventory levels of Materials at reasonable levels to avoid unnecessary accumulation of surplus stock.

2.7 Environmental Compliance Fund. Costs of reasonably anticipated Environmental Compliance which, on a Program basis, shall be determined by the Management Committee and shall be based on proportionate contributions in an amount sufficient to establish a fund, which through successive proportionate contributions during the duration of the Agreement, will pay for ongoing Environmental Compliance conducted during Operations and which will cover the reasonably anticipated costs of mine closure, post-Operations Environmental Compliance and other Continuing Obligations.

2.8 Insurance Premiums. Premiums paid or accrued for insurance required for the protection of the Participants.

2.9 Damages and Losses. All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Assets resulting from any cause other than the willful misconduct or gross negligence of the Manager.

2.10 Legal Expense. All legal costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets. Routine legal expenses are included under **Section 2.14**.

2.11 Audit. Cost of annual audits under Section 9.10 of the Agreement.

2.12 Taxes. All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products or Operations, which have been paid by the Manager for the benefit of the Participants. Each Participant is separately responsible for income taxes which are attributable to its respective Participating Interest.

2.13 District and Camp Expense (Field Supervision and Camp Expenses). A pro rata portion of (i) the salaries and expenses of the Manager's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and **(ii)** the costs of maintaining and operating the Manager's project office and any suboffice (as necessary) and **(iii)** all necessary camps, including housing facilities for employees, used for Operations. The expense of those facilities, less any revenue therefrom, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. Such charges shall be apportioned for all Properties

served by the employees and facilities on an equitable basis consistent with the Manager's general accounting practice and generally accepted accounting principles.

2.14 Administrative Charge. The Manager shall charge the Joint Account each month a sum as provided below, which shall be paid to reimburse the Manager for its home office overhead and general and administrative expenses for its conduct of Operations, which shall be in lieu of any management fee:

2.14.1 with respect to Operations before commencement of Development, the Manager's fee shall be ten percent (10%) of the Allowable Costs other than funds expended pursuant to any individual contract for materials for services which exceed in the aggregate US$50,000 in any Program period, for which the Manager's fee shall be five percent (5%) of Allowable Costs.

2.14.2 with respect to operations after the commencement of Development but before commencement of Mining, the Manager's fee shall be five percent (5%) of Allowable Cost, with the exception of those costs identified in **Section 2.14.4**;

2.14.3 with respect to operations after the commencement of Mining, the Manager's fee shall be US$7.00 per troy ounce of gold produced.

2.14.4 with respect to operations after the commencement of Development but before commencement of Mining, the Manager's fee shall be two and one-half percent (2.5%) for all engineering , procurement and construction costs.

These fee rates are based upon the principle that the Manager shall not make a profit or loss from this administrative charge but should be fairly and adequately compensated for the pro rata share of its costs and expenses. The specific rates provided for in this **Section 2.14** shall be established and may be amended from time to time by mutual agreement among the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

Allowable Costs as used in this **Section 2.14** shall include all amounts accrued to the Environmental Compliance Fund, and all charges to the Joint Account except **(i)** the administrative charge defined herein; **(ii)** depreciation, depletion or amortization of tangible or intangible assets; **(iii)** funds disbursed from the Environmental Compliance Fund; **(iv)** amounts expended for acquisition, construction or installation of tangible or intangible assets after mining operations have commenced; and **(v)** land payments, taxes and assessments.

The following representative list of items comprising the Manager's principal business office expenses are expressly covered by the administrative charge provided in this **Section 2.14**: **(a)** administrative supervision, which includes services rendered by officers and directors of the Manager for Operations, except to the extent that such services represent a direct charge to the Joint Account, as provided for in **Section 2.2**; **(b)** accounting, billing and record keeping in accordance with governmental regulations and the provisions of the Agreement; **(c)** handling of all tax matters, including any protests, except any outside professional fees which the Management Committee may approve as a direct charge to the Joint Account; **(d)** Routine legal services by the Manager's legal staff; and **(e)** Records and storage space, telephone service and office supplies.

2.15 Other Expenditures. Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Manager for the necessary and proper conduct of Operations.

3. **BASIS OF CHARGES TO JOINT ACCOUNT**

3.1 Purchases. Material purchased and services procured shall be charged at prices paid by the Manager after deduction of all discounts actually received.

3.2 Material Furnished by the Manager. At its discretion, the Manager may furnish Material from the Manager's stocks under the following conditions:

3.2.1 New Material (Condition "A"): New Material transferred from the Manager's properties shall be priced f.o.b. the nearest reputable supply store or railway receiving point, where like Material is available, at current replacement cost of the same kind of Material (hereafter, "New Price").

3.2.2 Used Material (Conditions "B" and "C"):

3.2.2.1 material in sound and serviceable condition and suitable for reuse without reconditioning shall be classified as Condition "B" and priced at seventy-five percent (75%) of New Price.

3.2.2.2 other used Material as defined hereafter shall be classified as Condition "C" and priced at fifty percent (50%) of New Price:

3.2.2.2.1 used Material which after reconditioning will be further serviceable for original function as good secondhand Material (Condition "B"),

3.2.2.2.2 used Material which is serviceable for original function but not substantially suitable for reconditioning,

3.2.2.2.3 Material which cannot be classified as Condition "B" or Condition "C" shall be priced at a value commensurate with its use,

3.2.2.2.4 Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purpose.

3.3 Premium Prices. Whenever Material is not readily obtainable at prices specified in **Sections 3.1 and 3.2**, the Manager may charge the Joint Account for the required Material on the basis of the Manager's direct cost and expenses incurred in procuring such material; provided, however, that prior Notice of the proposed charge is given to the Participants, whereupon any Participant shall have the right, by notifying the Manager within ten (10) days of the delivery of the Notice from the Manager, to furnish at the usual receiving point all or part of its share of Material suitable for use and acceptable to the Manager. If a Participant so furnishes Material in kind, the Manager shall make appropriate credits to its account.

3.4 Warranty of Material Furnished by the Manager or Participants. Neither the Manager nor any Participant warrants the Material furnished beyond any dealer's or manufacturer's warranty.

4. **DISPOSAL OF MATERIAL**

4.1 Disposition Generally. The Manager shall have no obligation to purchase a Participant's interest in Material. The Management Committee shall determine the disposition of major items of surplus Material, provided the Manager shall have the right to dispose of normal accumulations of junk and scrap Material either by transfer to the Participants as provided in **Section 4.2** or by sale. The Manager shall credit the Participants in proportion to their Participating Interest for all Material sold hereunder.

4.2 Division in Kind. Division of Material in kind between the Participants shall be in proportion to their respective Participating Interests, and corresponding credits shall be made to the Joint Account.

4.3 Sales. Sales of material to third parties shall be credited to the Joint Account at the net amount received. Any damages or claims by the Purchaser shall be charged back to the Joint Account if and when paid.

5. **INVENTORIES**

5.1 Periodic Inventories, Notice and Representations. At reasonable intervals, inventories shall be taken by the Manager, which shall include all such Material as is ordinarily considered controllable by operators of mining properties. The expense of conducting such periodic inventories shall be charged to the Joint Account.

5.2 Reconciliation and Adjustment of Inventories. Reconciliation of inventory with charges to the Joint Account shall be made, and a list of overages and shortages shall be determined by the Manager. Inventory adjustments shall be made by the Manager to the Joint Account for overages and shortages, but the Manager shall be held accountable to the Venture only for shortages due to lack of reasonable diligence.

Exhibit D
to the Venture Agreement
for the
Bear Lodge Venture

Net Profits Interest Agreement
(form 120605)

THIS NET PROFITS INTEREST AGREEMENT ("NPI Agreement") is made and entered into effective as of ________, **200__** (the "Effective Date")

BETWEEN:

a corporation incorporated under the laws of

Facsimile:

Phone:

(hereinafter "**OPERATOR**")

and

a corporation incorporated under the laws of ________________

Facsimile:

Phone:

(hereinafter "**PAYEE**")

RECITALS

A. Pursuant to the terms and conditions of that certain Bear Lodge Venture Agreement, dated effective March 31, 2006 between OPERATOR and PAYEE (collectively, the "Parties" and individually a "Party") with respect to those certain properties more particularly described in attached Schedule "A" (the "Property"), PAYEE has conveyed to OPERATOR all of its right, title, interest and obligations in and to the Property and OPERATOR has agreed to grant PAYEE a net profits interest with respect to the Property.

AGREEMENT

NOW, THEREFORE, in consideration of Ten Dollars ($10) in lawful money of the United States of America, the premises, and other good and valuable consideration, the sufficiency of which is acknowledged by each Party, the Parties agree as follows:

1. **DEFINITIONS**. CROSS-REFERENCES IN THIS NPI AGREEMENT TO ARTICLES, SECTIONS, SUBSECTIONS AND SCHEDULES REFER TO ARTICLES, SECTIONS, SUBSECTIONS AND SCHEDULES OF THIS NPI AGREEMENT, UNLESS SPECIFIED OTHERWISE.

"Affiliate" of a Party means an entity or person that Controls, is Controlled by, or is under common Control with the Party.

"Capital Costs" shall mean those categories of cost amounts expended in conducting Operations on or for the benefit of the Property described in **Sections 3.2 and 3.3.**

"Capital Items" are those items set forth in **Section 3.2** and described in **Section 3.2**.

"COMEX" has the meaning set forth in the paragraph defining "Spot Price".

"Control" used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through **(i)** the legal or beneficial ownership of voting securities or membership interests; **(ii)** the right to appoint managers, directors or corporate management; **(iii)** contract; **(iv)** operating agreement; **(v)** voting trust; or otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and "Control" used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

"Effective Date" means the date specified on the top of page one of this NPI Agreement, and is the date of the grant of the Net Profits Interest to PAYEE.

"Gross Revenues" shall mean **(i)** for gold and silver produced from the Property and shipped in the form of doré, bullion or some other semi-refined or refined product, the Spot Price for gold or silver, as applicable multiplied by the contained ounces of gold or silver, as applicable, in the doré, bullion or other semi-refined or refined product; **(ii)** other minerals for with there is a Spot Price that are produced from the Property and shipped in the form of a semi-refined or refined product, the Spot Price for such mineral, as applicable multiplied by the contained amount of such mineral, as applicable, in the semi-refined or refined product, and **(iii)** for any other product produced from the Property and shipped in the form of a crude, intermediate or final product, such as ore, concentrates, precipitates, or leach solutions, the gross revenues actually received by OPERATOR from the purchaser from the sale or from the recipient from the other disposal of such other mineral product produced; provided, however, if the crude or intermediate mineral product produced is shipped from the Property for further refinement by or for the benefit of OPERATOR under an arrangement whereby gold doré, bullion or any other semi-refined or refined gold product is produced and OPERATOR retains title to such product following refinement, Gross Revenues shall be determined by multiplying the Spot Price for gold, silver and the other minerals for which there is a Spot Price by the contained amount of gold, silver or such other mineral in the doré, bullion or other semi-refined or refined gold product on the date such product is shipped from the point of further refinement.

"Hedging Transactions" has the meaning set forth in **Section 2.3**.

"Known Reserves" has the meaning set forth in **Section 3.4**.

"Materials" has the meaning set forth in **Section 3.3**.

"Net Profits" has the meaning set forth in **Section 2.1**.

"Net Profits Share" has the meaning set forth in **Section 2.2**.

"Operating Costs" shall mean those categories of cost amounts expended in conducting Operations on or for the benefit of the Property described in **Sections 3.1 and 3.3**.

"Operations" shall mean OPERATOR's activities in exploring for, developing, dewatering, mining, processing, refining and selling gold or other products produced from the Property, including direct and indirect costs related to permitting, mitigation and reclamation activities, whether such activities are performed on or off of the Property, but specifically excluding general administration and other activities of OPERATOR which are not attributable to such activities.

"OPERATOR" shall include OPERATOR and its successors-in-interest.

"Other Lands" has the meaning set forth in **Section 3.4**.

"Party" and "Parties" have the meanings set forth in the Recitals to this NPI Agreement.

"Payment Date" has the meaning set forth in **Section 4.3**.

"PAYEE" shall include PAYEE and its successors-in-interest.

"Payout" shall be deemed to have occurred in the calendar quarter after the Effective Date in which cumulative Gross Revenues from the Property equal or exceed the cumulative Capital Costs and cumulative Operating Costs expended on or for the benefit of the Property as of the end of that calendar quarter. If at any time in the next three (3) subsequent successive calendar quarters, cumulative Gross Revenues is less than cumulative Capital Costs and cumulative Operating Costs, Payout shall be deemed not to have occurred in the calendar quarter as previously determined. In such event, Payout will again be deemed to have been achieved in the calendar quarter that the parameters set forth in the first sentence of this definition have been met. Once Payout has been achieved in a calendar quarter and maintained for three successive subsequent calendar quarters, the determination that Payout has been achieved shall be final for all purposes under this NPI Agreement.

"Property" means the property described in **Schedule "A"**.

"Rules" has the meaning set forth in **Section 6.8**.

"Spot Price" shall mean (1) for gold and silver, the price of gold or silver, in U. S. dollars per troy ounce, as quoted by and at the closing of the Comex Division of the New York Commodity Exchange ("COMEX") on the day on which gold doré, bullion or other semi-refined or refined gold product is shipped from OPERATOR's mill or refinery on or with respect to the Property. If OPERATOR produces gold doré or bullion or some other semi-refined or refined gold product at another facility, the Spot Price shall be determined on the day such gold doré, bullion or other semi-refined or refined gold product is shipped from such facility. In the event the price of gold is not quoted on the COMEX for the shipment date, the price shall be the next price quoted on the COMEX. If the COMEX price is no longer quoted for any reason, the Spot Price shall be determined from a source generally accepted in the industry as accurately reflecting the price of gold or silver, as the case may be, on the open market on the date and at the place of shipment. (2) for any other mineral produced from the Property for which there is a publication or other source generally accepted in the industry as accurately reflecting the price of such mineral on the open market on the date and at the place of shipment, the price quoted in such publication or other source for the day on which such mineral is shipped from OPERATOR's mill or refinery on or with respect to the Property.

"Tailings" has the meaning set forth in **Section 6.1**.

"Venture Agreement" has the meaning set forth in **Recital A** above.

2. CALCULATION AND PAYMENT OF NET PROFITS

2.1 Calculation of Net Profits. "Net Profits" shall be calculated as of the end of each calendar quarter by deducting, on a cumulative basis commencing at the Effective Date, cumulative Operating Costs and cumulative Capital Costs as allocated pursuant to Section 3.4.1 from cumulative Gross Revenues. In determining Net

Profits for a calendar quarter, cumulative credits determined pursuant to this NPI Agreement shall be added to Gross Revenues or credited against Capital Costs or Operating Costs, as appropriate, in the calendar quarter in which they arise and cumulative debits determined pursuant to this NPI Agreement shall be deducted from Gross Revenues or debited against Capital Costs or Operating Costs, as appropriate, in the calendar quarter in which they arise.

2.2 Payment of Net Profits. Net Profits from the Property shall be carried forward, retained, or distributed as follows: **(i)** If Net Profits are negative, there shall be no retention or distribution of Net Profits and the negative balance shall be carried forward to be included in the subsequent quarter's calculation; or **(ii)** If Net Profits are positive, PAYEE's share ("Net Profits Share") shall be determined by (a) multiplying the positive amount of Net Profits by five percent (5%); and (b) deducting the cumulative amount of all Net Profits payments previously made to PAYEE with respect to the Property from the amount determined by **Section 2.2(ii)(a)**; and **(iii)** PAYEE's Net Profits Share shall be distributed to PAYEE pursuant to **Article 4** of this NPI Agreement.

2.3 Hedging Transactions. All profits and losses resulting from OPERATOR's sales of gold or other minerals, or OPERATOR's engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions including trading transactions designed to avoid losses and obtain possible gains due to metal price fluctuations (collectively, "Hedging Transactions") and the costs thereof are specifically excluded from calculations pursuant to this NPI Agreement. All Hedging Transactions by OPERATOR and the costs thereof and all profits or losses associated therewith, if any, shall be solely for OPERATOR's account. PAYEE shall have no right to participate in OPERATOR's Hedging Transactions. OPERATOR shall have absolute discretion as to how it adds to, modifies, closes out or delivers against its hedged positions. Net Profits shall in all cases be calculated based upon the Spot Price as defined in this NPI Agreement without regard to when or whether OPERATOR actually sells gold, silver or other minerals produced from the Property.

2.4 Credit for Payments Received from a Third Party. If OPERATOR receives payments or other reimbursement from any other third party pursuant to any arrangement whereby OPERATOR is paid or reimbursed for mining or other costs and such costs have been deducted from Gross Revenues in determining Net Profits, OPERATOR shall credit to Capital Costs or to Operating Costs, as appropriate, any amounts received to the extent deductions were taken in the quarter in which such payments are received.

2.5 Credit for Insurance Proceeds. If OPERATOR receives proceeds from insurance coverage, the cost of which was charged to Operations, such proceeds shall be credited as follows: **(i)** if the proceeds result from the loss or theft of gold or other mineral product produced, the amount of proceeds shall be added to Gross Revenues in the calendar quarter in which received; or **(ii)** if the proceeds result from the loss of an asset that has been charged to Operations as a Capital Cost or an Operating Cost, to the extent the proceeds are not used to repair or replace the asset, any excess (or the entire amount of such proceeds, if the asset is not repaired or replaced) shall be credited, in the calendar quarter in which received, to Capital Costs or Operating Costs, as appropriate, at the net amount received to the extent such asset has been charged as an Operating Cost or Capital Cost.

2.6 Credit for Disposition of Materials. Revenues received for assets sold or disposed of by OPERATOR or returned to vendors for credit shall be credited, in the calendar quarter in which received, to Operating Costs or Capital Costs, as appropriate, at the net amount received to the extent such asset has been charged as an Operating Cost or Capital Cost.

2.7 Debit for Net Operating Deficits and Prior Payments.

2.7.1 Net Operating Deficit as of the Effective Date. For purposes of calculating Net Profits under this NPI Agreement, a debit in the amount of $_____ **[Insert Net Operating Deficit from the Venture Agreement, if applicable on the Effective Date]** being the outstanding net operating deficit that existed with respect to the Property as of the Effective Date, shall be deducted from Gross Revenues in determining Net Profits for the Property. The Parties agree that the amount of $_____ shall be conclusive for all purposes under this NPI Agreement. The Parties further agree that if OPERATOR purchased any facilities, equipment, improvements, goods or other assets from its predecessor and such items were deducted as costs in determining Net Profits prior to the Effective Date, the cost of such facilities, equipment, improvements, goods or other assets shall not be deducted from Gross Revenues in calculating Net Profits after the Effective Date. -

2.7.2 Cumulative Net Profits Payments as of the Effective Date. For purposes of determining the cumulative amount of Net Profits payments previously paid under this NPI Agreement, the parties agree that the amount of such payments as of the Effective Date was $______.**[Insert Net Operating Profit from the Venture Agreement, if applicable on the Effective Date]** This amount also shall be conclusive for all purposes under this NPI Agreement.

3. DETERMINATION OF OPERATING COST AND CAPITAL COST DEDUCTIONS

3.1 Operating Costs. "Operating Costs" are those items set forth in this **Section 3.1**, together with costs for Materials set forth in **Section 3.3** which are not charged as Capital Costs pursuant to **Section 3.3**, but specifically excluding amortization, depreciation, depletion or other reduction in the cost of Capital Items.

3.1.1 Title, License and Permit Costs. All holding costs for the Property, including filing fees, license fees, costs of permits and assessment work, holding fees and all other payments made by OPERATOR to acquire, maintain or improve title to the Property including any rentals, royalties or holding costs.

3.1.2 Labor and Employee Benefits. **(i)** Direct Salaries and Wages: Salaries and wages of OPERATOR's employees directly engaged in Operations, including salaries or wages, or the applicable portion thereof, of employees who are temporarily or partially assigned to and directly employed by OPERATOR in Operations. **(ii)** Direct Holiday and Other Benefits: OPERATOR's actual cost of holiday, vacation, sickness, and disability benefits, and other customary allowances applicable to the salaries and wages chargeable hereunder. **(iii)** Direct Benefit Plans: OPERATOR's actual cost of plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus and other benefit plans of like nature applicable to salaries and wages chargeable hereunder. **(iv)** Governmental Assessments: Cost of assessments imposed by governmental authorities which are applicable to salaries and wages chargeable hereunder, but excluding fines or penalties.

3.1.3 Equipment and Facilities Furnished by OPERATOR from Other Projects. The cost of machinery, equipment, and facilities owned by OPERATOR that are brought from other projects and used temporarily in Operations or used to provide support or utility services to Operations shall be charged at rates commensurate with the actual costs of ownership and operation of such machinery, equipment, and facilities for the period of use in Operations. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, and depreciation applicable to the period of such temporary or other use in Operations. Such rates shall not exceed the average rates then prevailing in the vicinity of the Property for similar machinery, equipment and facilities.

3.1.4 Transportation and Subsistence. Reasonable transportation and subsistence costs actually incurred in connection with the transportation of employees and Materials necessary for Operations.

3.1.5 Contract Services and Utilities; Rentals and Operating Leases. The cost of independent contractors who perform services, the cost of utilities, and the actual cost of Materials rented or leased under an operating lease for use in Operations. If contract services are performed by, or utilities or rentals are provided by, an Affiliate of OPERATOR, the cost charged shall be the actual cost but shall not exceed the cost for comparable, leased items, services, facilities, utilities and rentals available in the open market within the vicinity of the Property; provided, however, that such cost shall not include any amount charged as or attributable to interest for leased items or rentals provided by an Affiliate of OPERATOR.

3.1.6 Insurance Premiums. Premiums paid for insurance carried for Operations. If OPERATOR self-insures for Workmen's Compensation or Employer's Liability Insurance under applicable law, OPERATOR may elect to include such risks in its self-insurance program and may deduct from Gross Revenues its actual costs, excluding premiums or premium-type costs, of self-insuring such risks, including the dollar amount of claims paid under such programs.

3.1.7 Damages and Losses. All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Materials, improvements, structures or other capital or non-capital assets used in Operations resulting from any cause other than the willful misconduct, bad faith or gross negligence of OPERATOR.

3.1.8 Legal and Regulatory Expense. All legal and regulatory costs and expenses incurred in or resulting from Operations or necessary to protect or recover the Property, or Materials or other assets used in Operations, but excluding any legal cost or expense incurred in representing OPERATOR adversely to PAYEE in any matter relating to this NPI Agreement.

3.1.9 Audit and Accounting. Costs of annual audits and accounting services by outside accountants which are directly related to Operations.

3.1.10 Taxes. All taxes (except income taxes) of every kind and nature directly levied upon or in connection with **(i)** Operations, **(ii)** production from the Property, or **(iii)** Materials or other assets used in Operations. With respect to any tax for which each Party is separately responsible, including income taxes, each Party shall separately pay its share of such taxes and such taxes shall not be deducted from Gross Revenues to determine Net Profits.

3.1.11 District and Non-Site Expenses. A pro rata portion, based upon that portion of direct time of an employee spent on the Property or Operations as compared to all of that employee's time, of (i) the salaries and expenses of OPERATOR's superintendents, other supervisory employees, officers and home office employees serving Operations who do not work full time on the Property and whose time is not allocated directly to various aspects of Operations; (ii) all reasonable travel and subsistence costs of OPERATOR's home office personnel incurred in connection with Operations; and (iii) the costs of maintaining and operating one or more local offices for various aspects of Operations. Provided, however, that no costs and expenses of any of OPERATOR's offices not directly related to Operations may be deducted from Gross Revenues in determining Net Profits.

3.1.12 Interest on Project Financing. In the event third-party financing is obtained for development of the Property, all interest paid or payable by OPERATOR prior to Payout. In the event any portion of financing obtained for the development of the Property is funded by OPERATOR or any Affiliate, imputed interest (including but not limited to any accrued and unpaid interest) in respect of any such funding at LIBOR plus 3% prior to Payout.

3.1.13 Environmental and Reclamation Costs. Subject to **Section 3.7**, environmental, mitigation, and reclamation costs, including specifically all costs of permitting, incurred in connection with Operations.

3.1.14 Royalty. Any production royalty paid in accordance with agreements in effect on the Effective Date, including the royalty pursuant to that certain Acceptance and Assumption Agreement by and between PASO RICO and Phelps Dodge Mining Company dated September 30, 2002.

3.1.15 Other Operating Costs. Other operating costs not specifically identified in **Sections 3.1 or 3.3** which are not specifically excluded by **Sections 3.1, 3.2 or 3.3**, and which are not included in Capital Costs. In the event any such costs include property acquisition costs necessary for Operations which are not included in Capital Costs, any income or other consideration received from the use of such property shall be included as a credit against Operating Costs in determining Net Profits to the extent that deductions were taken for such property acquisition costs.

3.2 Capital Costs. Capital Costs are those items set forth in **Section 3.2** ("Capital Items"), together with costs for Materials set forth in **Section 3.3**, which are not charged as Operating Costs. Capital Costs shall not include **(i)** rentals or royalties of any kind whatsoever paid or payable or **(ii)** amortization, depreciation, depletion or other reduction in cost of Capital Items.

3.2.1 Mining, Dewatering and Engineering Services Capital Costs. The actual cost of all shop, maintenance and warehouse facilities; mining equipment; dewatering equipment and deferred costs; deferred development and reclamation costs, and shop and warehouse tools and equipment.

3.2.2 Processing Costs. **(i)** Oxide Processing Costs: mill facility; equipment; deferred pre-production costs; and tailings dam construction costs. **(ii)** Sulfide Processing Costs: mill, autoclave, roaster, or other processing facility; equipment; deferred pre-production costs; and tailings dam construction costs. **(iii)** Leach Processing Costs: Carbon, electorwin or other processing facility; crushing and agglomerating equipment and facilities; leach systems and leach pad construction costs; equipment and

tools. **(iv)** Common Processing: lab; technical; general processing equipment and tools; and power distribution.

3.2.3 General Costs. All deferred development costs; impact mitigation; administration and other buildings on site; general site assets; transportation, scientific, safety, office, communication, and security equipment; capitalized on-site administration costs.

3.2.4 Exploration and Condemnation Costs. Costs of drilling and mine overhead directly associated with the exploration or condemnation of the Property and direct salaries not included in Operating Costs.

3.2.5 Other Capital Costs. Other capital costs not specifically identified in **Sections 3.2 or 3.3** which are not specifically excluded by **Sections 3.1, 3.2 or 3.3**, and which are not included in Operating Costs. In the event any such costs include property acquisition costs necessary for Operations which are not included in Operating Costs, any income or other consideration received from the use of such property shall be included as a credit against Capital Costs in determining Net Profits to the extent that deductions were taken for such property acquisition costs.

3.3 Capital and Non-Capital Materials, Equipment, and Supplies. In addition to those expenditures identified as Operating Costs or Capital Costs in **Sections 3.1 and 3.2**, respectively, the cost of materials, equipment, and supplies used in Operations (herein called "Materials") purchased from unaffiliated third parties or furnished by OPERATOR shall be included in Capital Costs or Operating Costs, as appropriate, using generally accepted accounting principles customarily employed by OPERATOR. If Materials are purchased by OPERATOR from OPERATOR's inventory, the cost of such Materials shall only be included in Operating Costs or Capital Costs at the time the Materials are removed from inventory for use in Operations. **(i)** Purchases: Materials purchased and services procured from third parties shall be charged by OPERATOR at invoiced cost, including applicable taxes, less all discounts of whatsoever nature and kind taken. **(ii)** Materials Transferred from Affiliates: Any Materials transferred to OPERATOR from an Affiliate of OPERATOR shall be priced on the basis of book value using the Affiliate's actual cost less accumulated depreciation calculated on a straight-line basis over the originally estimated useful life of such Materials. **(iii)** Premium Prices: Whenever Materials are not readily obtainable at published or listed prices, OPERATOR may charge prices actually paid to third parties for the required Materials on the basis of OPERATOR's direct cost and expenses incurred in procuring such Materials and making them suitable for use. **(iv)** Warrant of Materials: OPERATOR does not warrant the Materials furnished beyond any vendor's or manufacturer's warranty and no credit against Operating Costs or Capital Costs shall be given for defective Materials until adjustments are received by OPERATOR from the vendor or manufacturer. **(v)** Capital Leases: If OPERATOR leases any Materials under a capital lease, such Materials shall be treated for all purposes under this NPI Agreement as though they had been purchased outright by OPERATOR.

3.4 Allocation of Capital and Operating Costs. Capital Costs and Operating Costs incurred solely for the benefit of the Property shall be deducted from Gross Revenues from the Property in determining Net Profits from the Property. All Capital Costs and Operating Costs incurred for the benefit of the Property and other operations or activities of OPERATOR on adjacent lands owned or controlled by OPERATOR in the area and from which OPERATOR is developing or mining minerals for its own account ("Other Lands"), shall be allocated between the Property and the Other Lands on the bases set forth in this **Section 3.4 and in Section 3.5**. As used in **Sections 3.4 and 3.5**, "Known Reserves" shall mean proven and probable tons of ore reserves on the Property and the Other Lands as determined by OPERATOR from time to time. Initial allocations shall be adjusted when Known Reserves are updated, on the basis of the total tons of production to the last adjustment date together with the revised Known Reserves.

3.4.1 Allocation of Capital Costs. Capital Costs shall be allocated over the entire processing or other use, and altered or modified use, of a capital asset. Capital Costs shall be allocated - for the purpose of establishing Capital Costs associated with Operations and - for purposes of amortizing Capital Costs in calculation of Net Profits. Allocation shall be made as follows: **(i)** Mining, Dewatering and Engineering Services Costs: allocated in proportion to the number of total tons of ore and waste to be moved to extract known reserves. **(ii)** Oxide Mill Processing Costs: allocated in proportion to the number of oxide ore tons of known reserves. **(iii)** Sulfide Mill Processing Costs: allocated in proportion to the number of sulfide ore tons of known reserves. **(iv)** Leach Processing Costs: allocated in proportion to the number of leach ore tons of known reserves. **(v)** Common Processing Costs: allocated in proportion to the

number of total ore tons of known reserves. **(vi)** General and Other Costs: allocated in proportion to the number of total tons of ore and waste to be moved to extract Known Reserves. **(vii)** Exploration and Condemnation Costs: allocated on a direct basis.

3.4.2 Allocation of Operating Costs. Operating Costs shall be allocated as follows: **(i)** Mining, Dewatering and Engineering Services Costs: allocated in proportion to the number of total tons of ore and waste mined. **(ii)** Oxide Mill Processing Costs: allocated in proportion to the number of oxide ore tons milled and in accordance with commingling of ores, if applicable. **(iii)** Sulfide Mill Processing Costs: allocated in proportion to the number of sulfide ore tons milled and in accordance with a commingling agreement. **(iv)** Leach Processing Costs: allocated in proportion to the number of leach ore tons actually placed on leach heaps and in accordance with commingling of ores, if applicable. **(v)** General Costs: allocated in proportion to the number of total tons of ore and waste mined. **(vi)** Environmental and Reclamation Costs: allocated in proportion to the cumulative number of ore and waste tons mined and to be mined. **(vii)** Exploration and Condemnation Costs: allocated on a direct basis. **(viii)** Refining and Freight Charges: allocated in proportion to the ounces shipped in each shipment. **(viii)** Interest: allocated in proportion to the number of total tons of ore and waste to be moved to extract known reserves.

3.5 **Allocation of Costs Related to Converted Facilities**.

3.5.1 Processing Facilities. If a processing facility, such as an oxide mill, is converted from one use to another, the Capital Cost of such facility shall be allocated using the following formula:

CC(A) = CC(F) x TONS(A)/(TONS(A) + TONS(B))

CC(B) = CC(C) + [CC(F) x TONS(B)/(TONS(A) + TONS(B))]

Where:

CC(A) = Capital Cost allocated to use A

CC(B) = Capital Cost allocated to use B

CC(F) = Capital Cost of Facility plus capital additions during period of use for use A

CC(C) = Capital Cost of Conversion of facility to use B plus capital additions during period of use for use B

Tons(A) = Tons of type A Known Reserves

Tons(B) = Tons of type B Known Reserves

3.5.2 Other Facilities and Equipment. If any other facility or equipment, such as a piece of mining equipment, is converted from one use to another use, the Capital Cost of such facility or equipment shall be apportioned on an equitable basis, taking into account the initial basis for allocation of costs between uses, if any, and the nature and duration of use in each operation.

3.6 Cross-Mining Costs. Except as expressly provided in this NPI Agreement, no cross-mining costs, which are costs incurred on the Property for exploration, development, mining, or other activities on, and processing of minerals from, property not part of the Property, shall be deducted from Gross Revenues in determining Net Profits. All costs incurred in mining or other use of lands outside of the Property which OPERATOR incurs in connection with Operations may be deducted from Gross Revenues in determining Net Profits; provided that if OPERATOR receives reimbursement for such costs it shall credit such reimbursed amounts to Operating Costs or Capital Costs, as appropriate.

3.7 Accruals. Notwithstanding whether costs identified in this **Article 3** are accounted for by OPERATOR on the cash or accrual basis, such costs shall be included in Capital Costs or Operating Costs to the extent such costs are accrued or actually incurred; provided, however, that supplies inventory or prepaid expenses shall not be charged in determining Net Profits until used in or written off to Operations.

4. **TIME AND MANNER OF PAYMENT**

4.1 Time of Payment. Net Profits shall be calculated on a calendar quarter basis and adjusted annually. Payment for each quarter shall be made no later than 30 days following the end of each calendar quarter.

4.2 Interim Payments. In the event that all information necessary to accurately calculate Net Profits for a calendar quarter is not available on the date payment is due, OPERATOR shall nonetheless make an interim payment which shall approximate as closely as possible the Net Profits payment due based upon the then available information. OPERATOR shall promptly thereafter determine the actual Net Profits payment and, if PAYEE has been underpaid, make the appropriate payment. If PAYEE has been overpaid, the amount of overpayment shall be deducted from the Net Profits payment for the following quarter.

4.3 Payment in Gold. PAYEE may, at least 30 days prior to the date that a payment of Net Profits is payable (the "Payment Date"), notify OPERATOR that settlement of such payment shall be made in gold bullion. Following such notice, which shall be irrevocable as to that payment, OPERATOR shall deliver the number of ounces of gold equal to the quotient of the amount of Net Profits payable in dollars to PAYEE on the payment date, divided by the Spot Price calculated to four decimal places and rounded to three (decimals of .0005 or less shall be rounded down; decimals of more than .0005 shall be rounded up), on the Payment Date. Delivery in settlement shall occur on the second business day following the Payment Date and shall be effected by credit of gold bullion to an account of PAYEE established by PAYEE with the refiner used by OPERATOR for refining gold doré or other mineral product into gold bullion or, if PAYEE is unable to establish an account at such refiner for any reason, with a member of the London Bullion Market Association that is reasonably acceptable to OPERATOR. Any and all costs and liabilities associated with conversion of the dollar amount payable to PAYEE into gold bullion and any and all costs associated with maintenance of such account shall be borne solely by PAYEE. Once OPERATOR has received a notice from PAYEE instructing OPERATOR to make payment in gold bullion, such notice shall remain in effect until OPERATOR receives a new notice from PAYEE instructing OPERATOR to make payment by check, draft or wire transfer as provided in **Section 4.4**.

4.4 Account for Payment. Unless PAYEE elects to receive distribution of its Net Profits in gold, payments shall be made by check, draft or wire transfer to:

PAYEE

Account Number ______________________________

Bank Name ______________________________

Bank Address ______________________________

City, State, Zip Code ______________________________

4.5 Late Payments. If OPERATOR fails to make a payment of Net Profits within the time set forth in **Section 4.1**, except in those cases where OPERATOR, in good faith, makes an interim payment as provided in **Section 4.2**, the payment owed shall bear interest at the rate of LIBOR plus three percent (3%) per annum commencing from and after such payment due date until paid. The payment of interest shall not apply to PAYEE or to OPERATOR for overpayments or underpayments received or made which are discovered as part of a review or audit of an otherwise timely interim or final payment, except in the event of gross negligence or willful misconduct. In the event the retroactive recalculation of Net Profits for each calendar quarter since the Effective Date shall determine that PAYEE is entitled to a payment of Net Profits, such payment shall not begin to accrue interest until 60 days after such recalculation is completed.

5. **BOOKS; RECORDS; AUDITS; ETC.**

5.1 Books and Records. OPERATOR shall maintain detailed and comprehensive cost accounting records and other records pertaining to Operations, including general ledgers, supporting and subsidiary journals, invoices, checks, and other customary documentation sufficient to provide a record of revenues and expenditures, and the results of Operations for reporting purposes. Such records shall be retained for the duration of the period allowed PAYEE for audit or the period necessary to comply with tax or other regulatory requirements. Books and records, as well as all accounting, shall be in accordance with generally accepted accounting principles customarily employed by OPERATOR.

5.2 Audits. Not more frequently than semi-annually and within 12 months after the date of receipt of the quarterly statement required by **Section 5.3**, PAYEE may, through its representatives and agents and at PAYEE's sole expense, perform an audit or other examination of such of OPERATOR's books and records kept as required by this NPI Agreement, as amended, as are necessary to verify OPERATOR's calculation of Net Profits. The right to audit shall specifically include any information received or obtained by OPERATOR from third parties with respect to costs and revenues, including any information received or obtained by OPERATOR from bio-mining with respect to processing of bioleach material or cost reimbursement pursuant to the Venture Agreement insofar as the release to PAYEE of such information does not cause a breach of any confidentiality provision to which OPERATOR is a party; provided, however, that the withholding by OPERATOR of any confidential information shall not abrogate or constitute a waiver by PAYEE of PAYEE's right to an accounting with respect to such confidential information under the Laws of the Colorado, U.S.A.. All financial information shall conclusively be deemed correct for purposes of this NPI Agreement unless PAYEE has given timely notice that it desires to audit or examine OPERATOR's books and records in the manner and within such 24 month period. PAYEE shall promptly commence any such audits and shall diligently prosecute the same to conclusion. Audits shall be conducted so as not to interfere unreasonably with Operations. OPERATOR shall have the same amount of time in which to review and audit its own books and records and to revise any prior calculation of Net Profits that was calculated incorrectly. As to any revisions so made by OPERATOR, and without abrogating PAYEE's 12 month period audit rights, PAYEE shall have 12 months from the date of notice of revision to exercise the rights set forth in this **Section 5.2**.

5.3 Reports and Statements. OPERATOR shall provide to PAYEE the following reports and statements:

5.3.1 Annual Report: Not later than **March 1** of each year OPERATOR shall provide to PAYEE an annual report of all Operations during the preceding calendar year. Such annual report shall consist of a summary of the preceding year's activities with respect to the Property and the Other Lands insofar as such activities on such Other Lands are relevant to the calculation of Net Profits.

5.3.2 Annual Report Supplement. Not later than **March 31** of each year, OPERATOR shall provide to PAYEE a supplement to the annual report that **(i)** identifies proven, probable and possible reserves by claim group and **(ii)** provides a nonbinding estimate of the production for each claim group for the current calendar year.

5.3.3 Quarterly Statement. Within **30 days after the end of each calendar quarter** (or at the time a Net Profits payment is made pursuant to **Section 4.1** if a payment is due), OPERATOR shall provide to PAYEE a detailed statement explaining the manner in which Net Profits was calculated. Such statements shall clearly differentiate which portion of Capital Costs and Operating Costs are allocated to the Property and the Other Lands. Each statement shall be deemed conclusively correct unless PAYEE or OPERATOR notifies the other in writing within 24 months of the date of receipt by PAYEE of a statement of any objections to or errors in such statement.

5.3.4 Net Profits Estimate. By **April 15** of each year, OPERATOR shall provide to PAYEE a preliminary, nonbinding estimate of the calculation of Net Profits for the first quarter of the year. Provision of such estimate shall not relieve OPERATOR of its obligation to provide the quarterly statement described in **Section 5.3.3** above.

5.3.5 Inspections. PAYEE, or its authorized agents or representatives, on not less than two business days notice to OPERATOR, may enter upon all surface and subsurface portions of the Property under the supervision of OPERATOR for the purpose of inspecting the Property, all improvements thereto and

Operations thereon as well as inspecting and copying records and data pertaining to Operations (including any records and data that are maintained electronically) insofar as such records and data are relevant to the calculation of Net Profits and PAYEE's rights under this NPI Agreement. PAYEE, or its authorized agents or representatives, shall enter the Property at PAYEE's own risk and expense and shall not unreasonably interfere with OPERATOR's activities and Operations. PAYEE shall indemnify and hold OPERATOR harmless from any liability, damage, claim or demand by reason of injury to PAYEE or any of its agents or representatives incurred in PAYEE's exercise of its rights under this Section, except to the extent caused by OPERATOR's gross negligence or willful misconduct.

5.3.6 Confidentiality. PAYEE shall not, without the express written consent of OPERATOR, which consent shall not be unreasonably withheld, disclose to any third party any information obtained pursuant to this NPI Agreement which is not generally available to the public; provided, however, PAYEE may disclose data or information obtained under this NPI Agreement without the consent of OPERATOR: **(i)** if required for compliance with applicable laws, rules, regulations or orders of a governmental agency or stock exchange having jurisdiction over PAYEE or its parent or an Affiliate; **(ii)** to such of PAYEE's consultants as have a need to know such information; **(iii)** to any third party to whom PAYEE, in good faith, anticipates selling or assigning PAYEE's interests under this NPI Agreement; or **(iv)** to a prospective lender; provided that OPERATOR shall first have been provided with a confidentiality agreement executed by such consultant, third party or lender, which agreement shall include the confidentiality provisions of this Section.

6. GENERAL PROVISIONS

6.1 Ownership of Tailings. All tailings or other residues from the processing of ores ("Tailings") resulting from Operations on the Property shall be the sole property of OPERATOR, but shall remain subject to this NPI Agreement should the Tailings be processed or reprocessed, as the case may be, by OPERATOR in the future and result in the production of gold or other mineral product produced. Notwithstanding the foregoing, OPERATOR shall have the right to dispose of Tailings from the Property on or off of the Property and to commingle the same with Tailings from Other Lands. In the event Tailings are commingled and are processed or reprocessed, as the case may be, Net Profits payable thereon shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

6.2 Entire Agreement; Continuing Effect. This NPI Agreement contains the entire agreement between OPERATOR and PAYEE related to the Property, and no oral agreement, promise, statement or representation which is not contained therein shall be binding on the Parties unless subsequently reduced to writing and signed by the Parties. Subject to the provisions of this Section, the provisions of this NPI Agreement shall supersede all previous oral or written agreements between the Parties pertaining to the subject matter hereof.

6.3 Additional Documents. The Parties shall execute such further instruments and documents and take and complete such further actions as may be necessary to effectuate the purposes of this NPI Agreement.

6.4 Binding Effect. All covenants, conditions, and terms of this NPI Agreement shall be binding upon OPERATOR and PAYEE, and shall be of benefit to the Property and the ground covered thereby including any amendment, relocation or patent of the Property. If the Property is converted to another form of possession by virtue of a change in applicable mining law, the Net Profits Interest shall attach to such possessory right.

6.5 Notices. All notices, designations or other documents required or authorized by the terms of this NPI Agreement shall be in writing and shall be personally delivered, or mailed by registered or certified mail, first class postage prepaid, return receipt requested, or transmitted by facsimile machine in a manner which confirms transmission to the recipient, addressed as follows:

If to OPERATOR:

Facsimile:

Phone:

If to PAYEE:

Facsimile:

Phone:

Either Party may change its address for notice by giving the other Party notice of such change in the manner provided in this Section. Notices personally delivered shall be deemed received on the date of such delivery. Notices given by mail in the manner specified in this Section shall be deemed received on the fifth day after the date of mailing. Notices given by facsimile transmission in the manner specified in this Section shall be deemed received on the first business day following the day on which the transmission was made.

6.6 Performance of Obligations. Each Party shall perform its obligations under this NPI Agreement in a timely manner.

6.7 Term. Where permitted by the Law specified in **Section 6.11**, the Net Profits Interest shall be deemed to be a covenant running with the land which shall attach to any amendment, relocation or patent of the Property and to any new claims or similar interests that result from a conversion of the Property in connection with a revision of applicable mining laws.

6.8 Dispute Resolution. Disputes of the parties shall be resolved by binding arbitration in Denver, Colorado U.S.A. in English in accordance with the International Rules of the American Arbitration Association (the "Rules"). For a period of at least 60 days prior to submission of a matter to arbitration, an executive officer of OPERATOR and an executive officer of PAYEE will attempt to resolve the dispute, failing which either party may refer the matter to arbitration by written notice to the other party. For disputes involving amounts of One Million Dollars (US$1,000,000) or less, the parties shall attempt, by mutual agreement, to nominate a sole arbitrator within 30 days from the date of the initiating party's written notice to the other party. If the parties cannot agree upon a sole arbitrator within such 30 day period, or in the case of disputes involving amounts of more than One Million Dollars (US$1,000,000), the arbitration shall be carried out by a panel of three arbitrators with one arbitrator being selected by the initiating party, one arbitrator being selected by the responding party and the third arbitrator being selected by mutual agreement of such two arbitrators. If such two arbitrators cannot agree within 75 days upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. Moreover, if any party shall fail to appoint an arbitrator within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Notwithstanding the foregoing, the arbitrator or arbitrators, as the case may be, shall be lawyers with at least ten year's experience with international joint venture agreements, trained in the common law tradition. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

6.9 Premptive Right. Except as otherwise provided in **Section 6.10**, if PAYEE desires to transfer all or any part of its Net Profits or an Affiliate of PAYEE desires to transfer control of PAYEE, OPERATOR shall have a preemptive right as provided in this **Section 6.9**.

> 6.9.1 If PAYEE intends to transfer all or any part of its Net Profits, or an Affiliate of PAYEE intends to transfer Control of PAYEE, PAYEE shall promptly notify OPERATOR of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended transfer, and shall be accompanied by a copy of the offer or contract for sale. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary fair market value in United States currency. OPERATOR shall have thirty (30) days from the date such notice is delivered to notify PAYEE whether it elects to acquire the offered interest at the same price (or its monetary equivalent) and on the same terms and conditions as set forth in the notice. If it does so elect, the transfer shall be consummated promptly, but in no event more than thirty (30) days, after

notice of such election is delivered to PAYEE.

6.9.2 If OPERATOR fails to so elect within the period provided for in **Subsection 6.9.1**, PAYEE shall have ninety (90) days following the expiration of such period to consummate the transfer to a third party at a price and on terms no less favorable to PAYEE than those set forth in the notice required in **Subsection 6.9.1**.

6.9.3 If PAYEE fails to consummate the transfer to a third party within the period set forth in **Subsection 6.9.2**, the preemptive right of OPERATOR in such offered interest shall be deemed to be revived. Any subsequent proposal to transfer such interest shall be conducted in accordance with all of the procedures set forth in this **Section 6.9**.

6.10 Exceptions to Preemptive Right. **Section 6.9** shall not apply to:

6.10.1 the transfer by PAYEE of all or any part of its Net Profits to an Affiliate;

6.10.2 incorporation of PAYEE, or corporate consolidation or reorganization of PAYEE by which the surviving entity shall possess substantially all of the stock or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of PAYEE;

6.10.3 the transfer of Control of PAYEE by an Affiliate to PAYEE or to another Affiliate;

6.10.4 a transfer of direct or indirect Control of PAYEE to a third party that is not an Affiliate of PAYEE (whether in a single transaction or a series of related transactions, and regardless of the form of such transaction), but only if the fair market value of PAYEE's Net Profits does not exceed twenty-five percent (25%) of the combined fair market value of all of the assets of PAYEE and all of its Affiliates, if any, direct or indirect Control of which also is being transferred in such transaction.

6.11 Governing Law. This NPI Agreement is to be governed by and construed under the laws of Wyoming, U.S.A..

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the Effective Date.

OPERATOR	**PAYEE**
By: ____________________	By: ____________________
Title: ____________________	Title: ____________________
Its Authorized Representative	Its Authorized Representative
[SEAL]	**[SEAL]**

Schedule A

TO NET PROFITS INTEREST AGREEMENT

PROPERTY

Exhibit E

to the Venture Agreement
for the
Bear Lodge Venture

Memorandum of Agreement

MEMORANDUM OF AGREEMENT

NOTICE IS HEREBY GIVEN that under that certain Bear Lodge Venture Agreement ("Agreement") made and entered into effective , 2006 (the "Effective Date") by and between

NEWMONT North America Exploration Limited
a corporation incorporated under the laws of Delaware
1700 Lincoln Street
Denver, Colorado 80203 USA
Attn: Land Department
Facsimile: 303.837.5851

(hereinafter "**NEWMONT**")

and

Paso Rico (USA), Inc.

a corporation incorporated under the laws of Wyoming
P.O. Box 785
Dubois, Wyoming 82513
Facsimilie: 307 455-3779

(hereinafter "**PASO RICO**")

Pursuant to the Agreement PASO RICO and NEWMONT (the "Participants") have agreed to terms for undertaking Mineral Exploration, Development and, if warranted, Mining within the exterior boundaries of the area described in **Exhibit B** hereto (the "Area of Interest"). The Agreement shall be the exclusive means by which the Participants, or either of them or any Affiliate, engage in any activity within the Area of Interest; acquire interests in real property within the Area of Interest; or engage in any other lawful purposes related or incidental to the foregoing. The Agreement shall cover the real property and interests described in **Exhibit A** hereto (the "Properties"), and shall continue for so long as any of the Properties are jointly owned by the Participants hereto and thereafter until all materials, supplies, and equipment have been salvaged and disposed of, a final accounting has been made between the Participants, and reclamation has been completed and accepted by the appropriate governmental agencies, unless the Agreement is earlier terminated according to its terms. Notwithstanding the foregoing, and subject to the limitations and obligations under the Agreement, PASO RICO has retained 100% of the ownership of and the right to explore, develop, mine, process and sell for its own account all ores, metals, concentrates, minerals and mineral products containing (i) any of the fifteen (15) lanthanide-series elements, with the atomic numbers 57 through 71, or the fifteen (15) actinide-series elements, with the atomic numbers 89-103, (including Uranium and Thorium) all located in Group IIIB of the Periodic Table, (ii) Yttrium, atomic number 39, and (iii) Scandium, atomic number 21 ("Reserved Minerals") in, on or under the Properties. Under the terms of the Agreement, NEWMONT is not entitled to acquire and shall not acquire any right, title or interest in or to the Reserved Minerals.

IN WITNESS WHEREOF the parties hereto have duly executed this Memorandum of Agreement effective as of the date first written above.

NEWMONT NORTH AMERICA EXPLORATION LTD

By: ______________________________

Title: ______________________________

Its Authorized Representative

[SEAL]

Paso Rico (USA), Inc.

By: ______________________________

Title: ______________________________

Its Authorized Representative

[SEAL]

Rare Element Resources Ltd signature below is for the purposes of guaranteeing Paso Rico (USA), Inc.'s performance under the Venture Agreement.

RARE ELEMENT RESOURCES LTD

BY:______________________________

Title: ______________________________

Its Authorized Representative

Exhibit F

to the Venture Agreement
for the
Bear Lodge Venture

Positive Feasibility Study

"Positive Feasibility Study" means a detailed report that recommends the development of a mine on a portion of the Property and includes at least the following information:

1. A description of that part of the Property to be covered by the proposed mine;

2. The estimated recoverable reserves of minerals and the estimated composition and content thereof;

3. The proposed procedure for development and mining production;

4. Results of ore amenability tests;

5. Results of geotechnical and hydrologic evaluations;

6. The nature and extent of the mine facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the report shall also include a preliminary design for such mill;

7. The total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

8. All environmental impact studies and costs;

9. The period in which it is proposed that the Property be brought into commercial production;

10. Such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

11. Working capital requirements for the initial four months of operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances.

12. The information contemplated above shall be of the quality and content that is generally required to produce a feasibility study for North American lending institutions, with the purpose of determining the advisability of providing funding for the project.

Exhibit G

**to the Venture Agreement
for the
Bear Lodge Venture**

Newmont Outside Claims

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
COLE 1	Aug 25, 2004	Oct 1, 2004	423/486	Sept 29, 2004	WMC-260901
COLE 2	Aug 25, 2004	Oct 1, 2004	423/488	Sept 29, 2004	WMC-260902
COLE 3	Aug 25, 2004	Oct 1, 2004	423/489	Sept 29, 2004	WMC-260903
COLE 4	Aug 25, 2004	Oct 1, 2004	423/490	Sept 29, 2004	WMC-260904
COLE 5	Aug 25, 2004	Oct 1, 2004	423/491	Sept 29, 2004	WMC-260905
COLE 6	Aug 25, 2004	Oct 1, 2004	423/492	Sept 29, 2004	WMC-260906
COLE 7	Aug 25, 2004	Oct 1, 2004	423/493	Sept 29, 2004	WMC-260907
COLE 8	Aug 25, 2004	Oct 1, 2004	423/494	Sept 29, 2004	WMC-260908
COLE 9	Aug 25, 2004	Oct 1, 2004	423/495	Sept 29, 2004	WMC-260909
COLE 10	Aug 25, 2004	Oct 1, 2004	423/496	Sept 29, 2004	WMC-260910
COLE 11	Aug 25, 2004	Oct 1, 2004	423/497	Sept 29, 2004	WMC-260911
COLE 12	Aug 25, 2004	Oct 1, 2004	423/498	Sept 29, 2004	WMC-260912
COLE 13	Aug 25, 2004	Oct 1, 2004	423/499	Sept 29, 2004	WMC-260913
COLE 14	Aug 25, 2004	Oct 1, 2004	423/500	Sept 29, 2004	WMC-260914
COLE 15	Aug 25, 2004	Oct 1, 2004	423/501	Sept 29, 2004	WMC-260915
COLE 16	Aug 25, 2004	Oct 1, 2004	423/502	Sept 29, 2004	WMC-260916
COLE 17	Aug 25, 2004	Oct 1, 2004	423/503	Sept 29, 2004	WMC-260917
COLE 18	Aug 25, 2004	Oct 1, 2004	423/504	Sept 29, 2004	WMC-260918
COLE 19	Aug 25, 2004	Oct 1, 2004	423/505	Sept 29, 2004	WMC-260919
COLE 20	Aug 25, 2004	Oct 1, 2004	423/506	Sept 29, 2004	WMC-260920
COLE 21	Aug 25, 2004	Oct 1, 2004	423/507	Sept 29, 2004	WMC-260921
COLE 22	Aug 25, 2004	Oct 1, 2004	423/508	Sept 29, 2004	WMC-260922
COLE 23	Aug 25, 2004	Oct 1, 2004	423/509	Sept 29, 2004	WMC-260923
COLE 24	Aug 25, 2004	Oct 1, 2004	423/510	Sept 29, 2004	WMC-260924
COLE 25	Aug 25, 2004	Oct 1, 2004	423/511	Sept 29, 2004	WMC-260925
COLE 26	Aug 25, 2004	Oct 1, 2004	423/512	Sept 29, 2004	WMC-260926
COLE 27	Aug 25, 2004	Oct 1, 2004	423/513	Sept 29, 2004	WMC-260927
COLE 28	Aug 25, 2004	Oct 1, 2004	423/514	Sept 29, 2004	WMC-260928
COLE 29	Aug 25, 2004	Oct 1, 2004	423/515	Sept 29, 2004	WMC-260929

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
COLE 30	Aug 25, 2004	Oct 1, 2004	423/516	Sept 29, 2004	WMC-260930
COLE 31	Aug 25, 2004	Oct 1, 2004	423/517	Sept 29, 2004	WMC-260931
COLE 32	Aug 25, 2004	Oct 1, 2004	423/518	Sept 29, 2004	WMC-260932
COLE 33	Aug 25, 2004	Oct 1, 2004	423/519	Sept 29, 2004	WMC-260933
COLE 34	Aug 25, 2004	Oct 1, 2004	423/520	Sept 29, 2004	WMC-260934
COLE 35	Aug 25, 2004	Oct 1, 2004	423/521	Sept 29, 2004	WMC-260935
COLE 36	Aug 25, 2004	Oct 1, 2004	423/522	Sept 29, 2004	WMC-260936
COLE 37	Aug 24, 2004	Oct 1, 2004	423/523	Sept 29, 2004	WMC-260937
COLE 38	Aug 24, 2004	Oct 1, 2004	423/524	Sept 29, 2004	WMC-260938
COLE 39	Aug 24, 2004	Oct 1, 2004	423/525	Sept 29, 2004	WMC-260939
COLE 40	Aug 24, 2004	Oct 1, 2004	423/526	Sept 29, 2004	WMC-260940
COLE 41	Aug 24, 2004	Oct 1, 2004	423/527	Sept 29, 2004	WMC-260941
COLE 42	Aug 24, 2004	Oct 1, 2004	423/528	Sept 29, 2004	WMC-260942
COLE 43	Aug 24, 2004	Oct 1, 2004	423/529	Sept 29, 2004	WMC-260943
COLE 44	Aug 24, 2004	Oct 1, 2004	423/530	Sept 29, 2004	WMC-260944
COLE 45	Aug 24, 2004	Oct 1, 2004	423/531	Sept 29, 2004	WMC-260945
COLE 46	Aug 24, 2004	Oct 1, 2004	423/532	Sept 29, 2004	WMC-260946
COLE 47	Aug 24, 2004	Oct 1, 2004	423/533	Sept 29, 2004	WMC-260947
COLE 48	Aug 24, 2004	Oct 1, 2004	423/534	Sept 29, 2004	WMC-260948
COLE 49	Aug 24, 2004	Oct 1, 2004	423/535	Sept 29, 2004	WMC-260949
COLE 50	Aug 24, 2004	Oct 1, 2004	423/536	Sept 29, 2004	WMC-260950
COLE 51	Aug 24, 2004	Oct 1, 2004	423/537	Sept 29, 2004	WMC-260951
COLE 52	Aug 24, 2004	Oct 1, 2004	423/538	Sept 29, 2004	WMC-260952
COLE 53	Aug 24, 2004	Oct 1, 2004	423/539	Sept 29, 2004	WMC-260953
COLE 54	Aug 24, 2004	Oct 1, 2004	423/540	Sept 29, 2004	WMC-260954
COLE 55	Aug 24, 2004	Oct 1, 2004	423/541	Sept 29, 2004	WMC-260955
COLE 56	Aug 24, 2004	Oct 1, 2004	423/542	Sept 29, 2004	WMC-260956
COLE 57	Aug 24, 2004	Oct 1, 2004	423/543	Sept 29, 2004	WMC-260957
COLE 58	Aug 24, 2004	Oct 1, 2004	423/544	Sept 29, 2004	WMC-260958
COLE 59	Aug 25, 2004	Oct 1, 2004	423/545	Sept 29, 2004	WMC-260959
COLE 60	Aug 26, 2004	Oct 1, 2004	423/546	Sept 29, 2004	WMC-260960
COLE 61	Aug 25, 2004	Oct 1, 2004	423/547	Sept 29, 2004	WMC-260961
COLE 62	Aug 26, 2004	Oct 1, 2004	423/548	Sept 29, 2004	WMC-260962
COLE 63	Sept 1, 2005	Oct 19, 2005	436/160	Oct 19, 2005	WMC-268910
COLE 64	Sept 1, 2005	Oct 19, 2005	436/162	Oct 19, 2005	WMC-268911

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
COLE 65	Sept 1, 2005	Oct 19, 2005	436/163	Oct 19, 2005	WMC-268912
COLE 66	Sept 1, 2005	Oct 19, 2005	436/164	Oct 19, 2005	WMC-268913
COLE 67	Sept 1, 2005	Oct 19, 2005	436/165	Oct 19, 2005	WMC-268914
COLE 68	Sept 1, 2005	Oct 19, 2005	436/166	Oct 19, 2005	WMC-268915
COLE 69	Sept 1, 2005	Oct 19, 2005	436/167	Oct 19, 2005	WMC-268916
COLE 70	Sept 1, 2005	Oct 19, 2005	436/168	Oct 19, 2005	WMC-268917
COLE 71	Sept 1, 2005	Oct 19, 2005	436/169	Oct 19, 2005	WMC-268918
COLE 72	Sept 1, 2005	Oct 19, 2005	436/170	Oct 19, 2005	WMC-268919
COLE 73	Sept 1, 2005	Oct 19, 2005	436/171	Oct 19, 2005	WMC-268920
COLE 74	Sept 1, 2005	Oct 19, 2005	436/172	Oct 19, 2005	WMC-268921
DEN 1	Oct 2, 2005	Nov 17, 2005	437/468	Nov 16, 2005	WMC-270117
DEN 2	Oct 2, 2005	Nov 17, 2005	437/471	Nov 16, 2005	WMC-270118
DEN 3	Oct 2, 2005	Nov 17, 2005	437/472	Nov 16, 2005	WMC-270119
DEN 4	Oct 2, 2005	Nov 17, 2005	437/473	Nov 16, 2005	WMC-270120
DEN 5	Oct 2, 2005	Nov 17, 2005	437/474	Nov 16, 2005	WMC-270121
DEN 6	Oct 1, 2005	Nov 17, 2005	437/475	Nov 16, 2005	WMC-270122
DEN 7	Oct 1, 2005	Nov 17, 2005	437/476	Nov 16, 2005	WMC-270123
DEN 8	Oct 1, 2005	Nov 17, 2005	437/477	Nov 16, 2005	WMC-270124
DEN 9	Oct 1, 2005	Nov 17, 2005	437/478	Nov 16, 2005	WMC-270125
DEN 10	Oct 1, 2005	Nov 17, 2005	437/479	Nov 16, 2005	WMC-270126
DEN 11	Oct 1, 2005	Nov 17, 2005	437/480	Nov 16, 2005	WMC-270127
DEN 12	Oct 1, 2005	Nov 17, 2005	437/481	Nov 16, 2005	WMC-270128
DEN 13	Oct 1, 2005	Nov 17, 2005	437/482	Nov 16, 2005	WMC-270129
DEN 14	Oct 1, 2005	Nov 17, 2005	437/483	Nov 16, 2005	WMC-270130
DEN 15	Oct 1, 2005	Nov 17, 2005	437/484	Nov 16, 2005	WMC-270131
DEN 16	Sept 30, 2005	Nov 17, 2005	437/485	Nov 16, 2005	WMC-270132
DEN 17	Sept 30, 2005	Nov 17, 2005	437/486	Nov 16, 2005	WMC-270133
DEN 18	Sept 30, 2005	Nov 17, 2005	437/487	Nov 16, 2005	WMC-270134
DEN 19	Sept 30, 2005	Nov 17, 2005	437/488	Nov 16, 2005	WMC-270135
DEN 20	Sept 30, 2005	Nov 17, 2005	437/489	Nov 16, 2005	WMC-270136
DEN 21	Sept 30, 2005	Nov 17, 2005	437/490	Nov 16, 2005	WMC-270137
DEN 22	Sept 30, 2005	Nov 17, 2005	437/491	Nov 16, 2005	WMC-270138
DEN 23	Sept 30, 2005	Nov 17, 2005	437/492	Nov 16, 2005	WMC-270139
DEN 24	Sept 30, 2005	Nov 17, 2005	437/493	Nov 16, 2005	WMC-270140

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
DEN 25	Sept 30, 2005	Nov 17, 2005	437/494	Nov 16, 2005	WMC-270141
DEN 26	Sept 30, 2005	Nov 17, 2005	437/495	Nov 16, 2005	WMC-270142
DEN 27	Sept 30, 2005	Nov 17, 2005	437/496	Nov 16, 2005	WMC-270143
DEN 28	Sept 30, 2005	Nov 17, 2005	437/497	Nov 16, 2005	WMC-270144
DEN 29	Sept 30, 2005	Nov 17, 2005	437/498	Nov 16, 2005	WMC-270145
DEN 30	Sept 30, 2005	Nov 17, 2005	437/499	Nov 16, 2005	WMC-270146
DEN 31	Sept 30, 2005	Nov 17, 2005	437/500	Nov 16, 2005	WMC-270147
DEN 32	Sept 30, 2005	Nov 17, 2005	437/501	Nov 16, 2005	WMC-270148
DEN 33	Sept 30, 2005	Nov 17, 2005	437/502	Nov 16, 2005	WMC-270149
DEN 34	Sept 30, 2005	Nov 17, 2005	437/503	Nov 16, 2005	WMC-270150
DEN 35	Sept 30, 2005	Nov 17, 2005	437/504	Nov 16, 2005	WMC-270151
DEN 36	Oct 1, 2005	Nov 17, 2005	437/505	Nov 16, 2005	WMC-270152
DEN 37	Oct 1, 2005	Nov 17, 2005	437/506	Nov 16, 2005	WMC-270153
DEN 38	Oct 1, 2005	Nov 17, 2005	437/507	Nov 16, 2005	WMC-270154
DEN 39	Oct 1, 2005	Nov 17, 2005	437/508	Nov 16, 2005	WMC-270155
DEN 40	Oct 1, 2005	Nov 17, 2005	437/510	Nov 16, 2005	WMC-270156
DEN 41	Oct 1, 2005	Nov 17, 2005	437/511	Nov 16, 2005	WMC-270157
DEN 42	Oct 1, 2005	Nov 17, 2005	437/512	Nov 16, 2005	WMC-270158
DEN 43	Oct 1, 2005	Nov 17, 2005	437/513	Nov 16, 2005	WMC-270159
DEN 44	Oct 1, 2005	Nov 17, 2005	437/515	Nov 16, 2005	WMC-270160
DEN 45	Oct 1, 2005	Nov 17, 2005	437/516	Nov 16, 2005	WMC-270161
DEN 46	Oct 1, 2005	Nov 17, 2005	437/517	Nov 16, 2005	WMC-270162
DEN 47	Oct 1, 2005	Nov 17, 2005	437/518	Nov 16, 2005	WMC-270163
DEN 48	Oct 1, 2005	Nov 17, 2005	437/519	Nov 16, 2005	WMC-270164
DEN 49	Oct 1, 2005	Nov 17, 2005	437/520	Nov 16, 2005	WMC-270165
DEN 50	Oct 1, 2005	Nov 17, 2005	437/521	Nov 16, 2005	WMC-270166
DEN 51	Oct 1, 2005	Nov 17, 2005	437/522	Nov 16, 2005	WMC-270167
DEN 52	Oct 1, 2005	Nov 17, 2005	437/523	Nov 16, 2005	WMC-270168
DEN 53	Oct 1, 2005	Nov 17, 2005	437/524	Nov 16, 2005	WMC-270169
DEN 54	Oct 1, 2005	Nov 17, 2005	437/525	Nov 16, 2005	WMC-270170
DEN 55	Oct 1, 2005	Nov 17, 2005	437/526	Nov 16, 2005	WMC-270171
DEN 56	Oct 1, 2005	Nov 17, 2005	437/527	Nov 16, 2005	WMC-270172
DEN 57	Oct 1, 2005	Nov 17, 2005	437/528	Nov 16, 2005	WMC-270173
DEN 58	Oct 1, 2005	Nov 17, 2005	437/529	Nov 16, 2005	WMC-270174
DEN 59	Oct 1, 2005	Nov 17, 2005	437/530	Nov 16, 2005	WMC-270175

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
DEN 60	Oct 1, 2005	Nov 17, 2005	437/531	Nov 16, 2005	WMC-270176
DEN 61	Oct 1, 2005	Nov 17, 2005	437/532	Nov 16, 2005	WMC-270177
DEN 62	Oct 1, 2005	Nov 17, 2005	437/534	Nov 16, 2005	WMC-270178
DEN 63	Oct 1, 2005	Nov 17, 2005	437/535	Nov 16, 2005	WMC-270179
DEN 64	Oct 1, 2005	Nov 17, 2005	437/536	Nov 16, 2005	WMC-270180
DEN 65	Oct 1, 2005	Nov 17, 2005	437/537	Nov 16, 2005	WMC-270181
DEN 66	Oct 1, 2005	Nov 17, 2005	437/538	Nov 16, 2005	WMC-270182
DEN 67	Oct 1, 2005	Nov 17, 2005	437/539	Nov 16, 2005	WMC-270183
DEN 68	Oct 1, 2005	Nov 17, 2005	437/540	Nov 16, 2005	WMC-270184
DEN 69	Oct 1, 2005	Nov 17, 2005	437/541	Nov 16, 2005	WMC-270185
DEN 70	Oct 1, 2005	Nov 17, 2005	437/542	Nov 16, 2005	WMC-270186
DEN 71	Oct 1, 2005	Nov 17, 2005	437/543	Nov 16, 2005	WMC-270187
DEN 72	Oct 1, 2005	Nov 17, 2005	437/544	Nov 16, 2005	WMC-270188
DEN 73	Oct 1, 2005	Nov 17, 2005	437/545	Nov 16, 2005	WMC-270189
DEN 74	Oct 1, 2005	Nov 17, 2005	437/546	Nov 16, 2005	WMC-270190
DEN 75	Oct 1, 2005	Nov 17, 2005	437/547	Nov 16, 2005	WMC-270191
DEN 76	Oct 1, 2005	Nov 17, 2005	437/548	Nov 16, 2005	WMC-270192
DEN 77	Oct 1, 2005	Nov 17, 2005	437/549	Nov 16, 2005	WMC-270193
DEN 78	Oct 1, 2005	Nov 17, 2005	437/550	Nov 16, 2005	WMC-270194
DEN 79	Oct 1, 2005	Nov 17, 2005	437/551	Nov 16, 2005	WMC-270195
DEN 80	Oct 1, 2005	Nov 17, 2005	437/552	Nov 16, 2005	WMC-270196
DEN 81	Oct 1, 2005	Nov 17, 2005	437/553	Nov 16, 2005	WMC-270197
DEN 82	Oct 1, 2005	Nov 17, 2005	437/554	Nov 16, 2005	WMC-270198
DEN 83	Oct 1, 2005	Nov 17, 2005	437/555	Nov 16, 2005	WMC-270199
DEN 84	Oct 1, 2005	Nov 17, 2005	437/556	Nov 16, 2005	WMC-270200
DEN 85	Oct 1, 2005	Nov 17, 2005	437/557	Nov 16, 2005	WMC-270201
DEN 86	Oct 1, 2005	Nov 17, 2005	437/558	Nov 16, 2005	WMC-270202
DEN 87	Oct 1, 2005	Nov 17, 2005	437/559	Nov 16, 2005	WMC-270203
DEN 88	Oct 2, 2005	Nov 17, 2005	437/560	Nov 16, 2005	WMC-270204
DEN 89	Oct 2, 2005	Nov 17, 2005	437/561	Nov 16, 2005	WMC-270205
DEN 90	Oct 2, 2005	Nov 17, 2005	437/562	Nov 16, 2005	WMC-270206
DEN 91	Oct 2, 2005	Nov 17, 2005	437/563	Nov 16, 2005	WMC-270207
DEN 92	Oct 2, 2005	Nov 17, 2005	437/564	Nov 16, 2005	WMC-270208
DEN 93	Oct 2, 2005	Nov 17, 2005	437/565	Nov 16, 2005	WMC-270209
DEN 94	Oct 2, 2005	Nov 17, 2005	437/566	Nov 16, 2005	WMC-270210

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
DEN 95	Oct 2, 2005	Nov 17, 2005	437/567	Nov 16, 2005	WMC-270211
DEN 96	Oct 3, 2005	Nov 17, 2005	437/568	Nov 16, 2005	WMC-270212
DEN 97	Oct 1, 2005	Nov 17, 2005	437/569	Nov 16, 2005	WMC-270213
DEN 98	Oct 1, 2005	Nov 17, 2005	437/570	Nov 16, 2005	WMC-270214
DEN 99	Oct 1, 2005	Nov 17, 2005	437/571	Nov 16, 2005	WMC-270215
DEN 100	Oct 1, 2005	Nov 17, 2005	437/572	Nov 16, 2005	WMC-270216
DEN 101	Oct 1, 2005	Nov 17, 2005	437/573	Nov 16, 2005	WMC-270217
DEN 102	Oct 1, 2005	Nov 17, 2005	437/574	Nov 16, 2005	WMC-270218
DEN 103	Oct 1, 2005	Nov 17, 2005	437/575	Nov 16, 2005	WMC-270219
DEN 104	Oct 1, 2005	Nov 17, 2005	437/576	Nov 16, 2005	WMC-270220
DEN 105	Oct 1, 2005	Nov 17, 2005	437/577	Nov 16, 2005	WMC-270221
DEN 106	Oct 1, 2005	Nov 17, 2005	437/578	Nov 16, 2005	WMC-270222
DEN 107	Oct 1, 2005	Nov 17, 2005	437/579	Nov 16, 2005	WMC-270223
DEN 108	Oct 1, 2005	Nov 17, 2005	437/580	Nov 16, 2005	WMC-270224
DEN 109	Oct 1, 2005	Nov 17, 2005	437/581	Nov 16, 2005	WMC-270225
DEN 110	Oct 1, 2005	Nov 17, 2005	437/582	Nov 16, 2005	WMC-270226
DEN 111	Oct 1, 2005	Nov 17, 2005	437/583	Nov 16, 2005	WMC-270227
DEN 112	Oct 1, 2005	Nov 17, 2005	437/584	Nov 16, 2005	WMC-270228
DEN 113	Oct 1, 2005	Nov 17, 2005	437/585	Nov 16, 2005	WMC-270229
DEN 114	Oct 1, 2005	Nov 17, 2005	437/586	Nov 16, 2005	WMC-270230
DEN 115	Oct 1, 2005	Nov 17, 2005	437/587	Nov 16, 2005	WMC-270231
DEN 116	Oct 1, 2005	Nov 17, 2005	437/588	Nov 16, 2005	WMC-270232
DEN 117	Oct 1, 2005	Nov 17, 2005	437/589	Nov 16, 2005	WMC-270233
DEN 118	Oct 1, 2005	Nov 17, 2005	437/590	Nov 16, 2005	WMC-270234
DEN 119	Oct 1, 2005	Nov 17, 2005	437/591	Nov 16, 2005	WMC-270235
DEN 120	Oct 1, 2005	Nov 17, 2005	437/592	Nov 16, 2005	WMC-270236
DEN 121	Oct 1, 2005	Nov 17, 2005	437/593	Nov 16, 2005	WMC-270237
DEN 122	Oct 1, 2005	Nov 17, 2005	437/594	Nov 16, 2005	WMC-270238
DEN 123	Oct 1, 2005	Nov 17, 2005	437/595	Nov 16, 2005	WMC-270239
DEN 124	Oct 1, 2005	Nov 17, 2005	437/596	Nov 16, 2005	WMC-270240
DEN 125	Oct 1, 2005	Nov 17, 2005	437/597	Nov 16, 2005	WMC-270241
DEN 126	Oct 1, 2005	Nov 17, 2005	437/598	Nov 16, 2005	WMC-270242
DEN 127	Oct 1, 2005	Nov 17, 2005	437/599	Nov 16, 2005	WMC-270243
DEN 128	Sept 30, 2005	Nov 17, 2005	437/600	Nov 16, 2005	WMC-270244
DEN 129	Sept 30, 2005	Nov 17, 2005	437/601	Nov 16, 2005	WMC-270245

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
DEN 130	Sept 30, 2005	Nov 17, 2005	437/602	Nov 16, 2005	WMC-270246
DEN 131	Sept 30, 2005	Nov 17, 2005	437/603	Nov 16, 2005	WMC-270247
DEN 132	Sept 30, 2005	Nov 17, 2005	437/604	Nov 16, 2005	WMC-270248
DEN 133	Sept 30, 2005	Nov 17, 2005	437/605	Nov 16, 2005	WMC-270249
DEN 134	Sept 30, 2005	Nov 17, 2005	437/606	Nov 16, 2005	WMC-270250
DEN 135	Sept 30, 2005	Nov 17, 2005	437/607	Nov 16, 2005	WMC-270251
DEN 136	Sept 30, 2005	Nov 17, 2005	437/608	Nov 16, 2005	WMC-270252
DEN 137	Sept 30, 2005	Nov 17, 2005	437/609	Nov 16, 2005	WMC-270253
DEN 138	Sept 30, 2005	Nov 17, 2005	437/610	Nov 16, 2005	WMC-270254
DEN 139	Sept 30, 2005	Nov 17, 2005	437/611	Nov 16, 2005	WMC-270255
DEN 140	Sept 30, 2005	Nov 17, 2005	437/612	Nov 16, 2005	WMC-270256
DEN 141	Sept 30, 2005	Nov 17, 2005	437/613	Nov 16, 2005	WMC-270257
DEN 142	Sept 30, 2005	Nov 17, 2005	437/614	Nov 16, 2005	WMC-270258
DEN 143	Sept 30, 2005	Nov 17, 2005	437/615	Nov 16, 2005	WMC-270259
DEN 144	Sept 30, 2005	Nov 17, 2005	437/616	Nov 16, 2005	WMC-270260
DEN 145	Sept 30, 2005	Nov 17, 2005	437/617	Nov 16, 2005	WMC-270261
DEN 146	Sept 30, 2005	Nov 17, 2005	437/618	Nov 16, 2005	WMC-270262
DEN 147	Sept 30, 2005	Nov 17, 2005	437/619	Nov 16, 2005	WMC-270263
DEN 148	Sept 30, 2005	Nov 17, 2005	437/620	Nov 16, 2005	WMC-270264
DEN 149	Sept 30, 2005	Nov 17, 2005	437/621	Nov 16, 2005	WMC-270265
DEN 150	Sept 30, 2005	Nov 17, 2005	437/622	Nov 16, 2005	WMC-270266
DEN 151	Sept 30, 2005	Nov 17, 2005	437/623	Nov 16, 2005	WMC-270267
DEN 152	Sept 30, 2005	Nov 17, 2005	437/624	Nov 16, 2005	WMC-270268
DEN 153	Sept 30, 2005	Nov 17, 2005	437/625	Nov 16, 2005	WMC-270269
DEN 154	Sept 30, 2005	Nov 17, 2005	437/626	Nov 16, 2005	WMC-270270
DEN 155	Sept 30, 2005	Nov 17, 2005	437/627	Nov 16, 2005	WMC-270271
DEN 156	Sept 30, 2005	Nov 17, 2005	437/628	Nov 16, 2005	WMC-270272
DEN 157	Sept 30, 2005	Nov 17, 2005	437/629	Nov 16, 2005	WMC-270273
DEN 158	Sept 30, 2005	Nov 17, 2005	437/630	Nov 16, 2005	WMC-270274
DEN 159	Sept 30, 2005	Nov 17, 2005	437/631	Nov 16, 2005	WMC-270275
DEN 160	Sept 30, 2005	Nov 17, 2005	437/632	Nov 16, 2005	WMC-270276
DEN 161	Sept 30, 2005	Nov 17, 2005	437/633	Nov 16, 2005	WMC-270277
DEN 162	Sept 30, 2005	Nov 17, 2005	437/634	Nov 16, 2005	WMC-270278
DEN 163	Sept 30, 2005	Nov 17, 2005	437/635	Nov 16, 2005	WMC-270279
DEN 164	Oct 2, 2005	Nov 17, 2005	437/636	Nov 16, 2005	WMC-270280

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
DEN 165	Oct 2, 2005	Nov 17, 2005	437/637	Nov 16, 2005	WMC-270281
DEN 166	Oct 2, 2005	Nov 17, 2005	437/638	Nov 16, 2005	WMC-270282
DEN 167	Oct 2, 2005	Nov 17, 2005	437/639	Nov 16, 2005	WMC-270283
DEN 168	Oct 2, 2005	Nov 17, 2005	437/640	Nov 16, 2005	WMC-270284
DEN 169	Oct 2, 2005	Nov 17, 2005	437/641	Nov 16, 2005	WMC-270285
DEN 170	Oct 2, 2005	Nov 17, 2005	437/642	Nov 16, 2005	WMC-270286
DEN 171	Oct 2, 2005	Nov 17, 2005	437/643	Nov 16, 2005	WMC-270287
DEN 172	Oct 2, 2005	Nov 17, 2005	437/644	Nov 16, 2005	WMC-270288
OGDEN 1	Aug 22, 2005	Oct 19, 2005	436/147	Oct 19, 2005	WMC-268922
OGDEN 2	Aug 22, 2005	Oct 19, 2005	436/149	Oct 19, 2005	WMC-268923
OGDEN 3	Aug 22, 2005	Oct 19, 2005	436/150	Oct 19, 2005	WMC-268924
OGDEN 4	Aug 22, 2005	Oct 19, 2005	436/151	Oct 19, 2005	WMC-268925
OGDEN 5	Aug 22, 2005	Oct 19, 2005	436/152	Oct 19, 2005	WMC-268926
OGDEN 6	Aug 22, 2005	Oct 19, 2005	436/153	Oct 19, 2005	WMC-268927
OGDEN 7	Aug 22, 2005	Oct 19, 2005	436/154	Oct 19, 2005	WMC-268928
OGDEN 8	Aug 22, 2005	Oct 19, 2005	436/155	Oct 19, 2005	WMC-268929
OGDEN 9	Aug 22, 2005	Oct 19, 2005	436/156	Oct 19, 2005	WMC-268930
OGDEN 10	Aug 22, 2005	Oct 19, 2005	436/157	Oct 19, 2005	WMC-268931
OGDEN 11	Aug 22, 2005	Oct 19, 2005	436/158	Oct 19, 2005	WMC-268932
OGDEN 12	Aug 22, 2005	Oct 19, 2005	436/159	Oct 19, 2005	WMC-268933
OGDEN 13	Sept 28, 2005	Nov 17, 2005	437/645	Nov 16, 2005	WMC-270289
OGDEN 14	Sept 28, 2005	Nov 17, 2005	437/647	Nov 16, 2005	WMC-270290
OGDEN 15	Sept 28, 2005	Nov 17, 2005	437/648	Nov 16, 2005	WMC-270291
OGDEN 16	Sept 28, 2005	Nov 17, 2005	437/649	Nov 16, 2005	WMC-270292
OGDEN 17	Sept 28, 2005	Nov 17, 2005	437/650	Nov 16, 2005	WMC-270293
OGDEN 18	Sept 28, 2005	Nov 17, 2005	437/651	Nov 16, 2005	WMC-270294
OGDEN 19	Sept 28, 2005	Nov 17, 2005	437/652	Nov 16, 2005	WMC-270295
OGDEN 20	Sept 28, 2005	Nov 17, 2005	437/653	Nov 16, 2005	WMC-270296
OGDEN 21	Sept 28, 2005	Nov 17, 2005	437/654	Nov 16, 2005	WMC-270297
OGDEN 22	Sept 28, 2005	Nov 17, 2005	437/655	Nov 16, 2005	WMC-270298
OGDEN 23	Sept 28, 2005	Nov 17, 2005	437/656	Nov 16, 2005	WMC-270299
OGDEN 24	Sept 28, 2005	Nov 17, 2005	437/657	Nov 16, 2005	WMC-270300
OGDEN 25	Sept 29, 2005	Nov 17, 2005	437/658	Nov 16, 2005	WMC-270301
OGDEN 26	Sept 29, 2005	Nov 17, 2005	437/659	Nov 16, 2005	WMC-270302

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
OGDEN 27	Sept 29, 2005	Nov 17, 2005	437/660	Nov 16, 2005	WMC-270303
OGDEN 28	Sept 29, 2005	Nov 17, 2005	437/661	Nov 16, 2005	WMC-270304
OGDEN 29	Sept 29, 2005	Nov 17, 2005	437/662	Nov 16, 2005	WMC-270305
OGDEN 30	Sept 29, 2005	Nov 17, 2005	437/663	Nov 16, 2005	WMC-270306
OGDEN 31	Oct 12, 2005	Nov 17, 2005	437/664	Nov 16, 2005	WMC-270307
OGDEN 32	Oct 12, 2005	Nov 17, 2005	437/665	Nov 16, 2005	WMC-270308
OGDEN 33	Oct 12, 2005	Nov 17, 2005	437/666	Nov 16, 2005	WMC-270309
OGDEN 34	Oct 3, 2005	Nov 17, 2005	437/667	Nov 16, 2005	WMC-270310
OGDEN 35	Oct 3, 2005	Nov 17, 2005	437/668	Nov 16, 2005	WMC-270311
OGDEN 36	Oct 3, 2005	Nov 17, 2005	437/669	Nov 16, 2005	WMC-270312
OGDEN 37	Oct 3, 2005	Nov 17, 2005	437/670	Nov 16, 2005	WMC-270313
OGDEN 38	Oct 3, 2005	Nov 17, 2005	437/671	Nov 16, 2005	WMC-270314
OGDEN 39	Oct 3, 2005	Nov 17, 2005	437/672	Nov 16, 2005	WMC-270315
OGDEN 40	Oct 3, 2005	Nov 17, 2005	437/673	Nov 16, 2005	WMC-270316
OGDEN 41	Oct 3, 2005	Nov 17, 2005	437/674	Nov 16, 2005	WMC-270317
OGDEN 42	Oct 3, 2005	Nov 17, 2005	437/675	Nov 16, 2005	WMC-270318
OGDEN 43	Oct 3, 2005	Nov 17, 2005	437/676	Nov 16, 2005	WMC-270319
OGDEN 44	Oct 3, 2005	Nov 17, 2005	437/677	Nov 16, 2005	WMC-270320
OGDEN 45	Oct 3, 2005	Nov 17, 2005	437/678	Nov 16, 2005	WMC-270321
OGDEN 46	Oct 3, 2005	Nov 17, 2005	437/679	Nov 16, 2005	WMC-270322
OGDEN 47	Oct 3, 2005	Nov 17, 2005	437/680	Nov 16, 2005	WMC-270323
OGDEN 48	Oct 3, 2005	Nov 17, 2005	437/681	Nov 16, 2005	WMC-270324
OGDEN 49	Oct 2, 2005	Nov 17, 2005	437/682	Nov 16, 2005	WMC-270325
OGDEN 50	Oct 2, 2005	Nov 17, 2005	437/683	Nov 16, 2005	WMC-270326
OGDEN 51	Oct 2, 2005	Nov 17, 2005	437/684	Nov 16, 2005	WMC-270327
OGDEN 52	Oct 2, 2005	Nov 17, 2005	437/685	Nov 16, 2005	WMC-270328
OGDEN 53	Oct 2, 2005	Nov 17, 2005	437/686	Nov 16, 2005	WMC-270329
OGDEN 54	Oct 3, 2005	Nov 17, 2005	437/687	Nov 16, 2005	WMC-270330
OGDEN 55	Oct 3, 2005	Nov 17, 2005	437/688	Nov 16, 2005	WMC-270331
OGDEN 56	Oct 3, 2005	Nov 17, 2005	437/689	Nov 16, 2005	WMC-270332
OGDEN 57	Oct 3, 2005	Nov 17, 2005	437/690	Nov 16, 2005	WMC-270333
OGDEN 58	Oct 3, 2005	Nov 17, 2005	437/691	Nov 16, 2005	WMC-270334
OGDEN 59	Oct 1, 2005	Nov 17, 2005	437/692	Nov 16, 2005	WMC-270335
OGDEN 60	Oct 1, 2005	Nov 17, 2005	437/693	Nov 16, 2005	WMC-270336
OGDEN 61	Oct 1, 2005	Nov 17, 2005	437/694	Nov 16, 2005	WMC-270337

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
OGDEN 62	Oct 1, 2005	Nov 17, 2005	437/695	Nov 16, 2005	WMC-270338
OGDEN 63	Oct 1, 2005	Nov 17, 2005	437/696	Nov 16, 2005	WMC-270339
OGDEN 64	Oct 6, 2005	Nov 17, 2005	437/697	Nov 16, 2005	WMC-270340
OGDEN 65	Sept 29, 2005	Nov 17, 2005	437/698	Nov 16, 2005	WMC-270341
OGDEN 66	Sept 29, 2005	Nov 17, 2005	437/699	Nov 16, 2005	WMC-270342
OGDEN 67	Sept 29, 2005	Nov 17, 2005	437/700	Nov 16, 2005	WMC-270343
OGDEN 68	Sept 29, 2005	Nov 17, 2005	437/701	Nov 16, 2005	WMC-270344
OGDEN 69	Sept 29, 2005	Nov 17, 2005	437/702	Nov 16, 2005	WMC-270345
OGDEN 70	Oct 1, 2005	Nov 17, 2005	437/703	Nov 16, 2005	WMC-270346
OGDEN 71	Oct 1, 2005	Nov 17, 2005	437/704	Nov 16, 2005	WMC-270347
OGDEN 72	Oct 1, 2005	Nov 17, 2005	437/705	Nov 16, 2005	WMC-270348
OGDEN 73	Oct 1, 2005	Nov 17, 2005	437/706	Nov 16, 2005	WMC-270349
OGDEN 74	Oct 1, 2005	Nov 17, 2005	437/707	Nov 16, 2005	WMC-270350
OGDEN 75	Sept 28, 2005	Nov 17, 2005	437/708	Nov 16, 2005	WMC-270351
OGDEN 76	Sept 28, 2005	Nov 17, 2005	437/709	Nov 16, 2005	WMC-270352
OGDEN 77	Sept 28, 2005	Nov 17, 2005	437/710	Nov 16, 2005	WMC-270353
OGDEN 78	Sept 28, 2005	Nov 17, 2005	437/711	Nov 16, 2005	WMC-270354
OGDEN 79	Sept 29, 2005	Nov 17, 2005	437/712	Nov 16, 2005	WMC-270355
OGDEN 80	Sept 29, 2005	Nov 17, 2005	437/713	Nov 16, 2005	WMC-270356
OGDEN 81	Oct 12, 2005	Nov 17, 2005	437/714	Nov 16, 2005	WMC-270357
OGDEN 82	Oct 12, 2005	Nov 17, 2005	437/715	Nov 16, 2005	WMC-270358
OGDEN 83	Oct 12, 2005	Nov 17, 2005	437/716	Nov 16, 2005	WMC-270359
OGDEN 84	Oct 12, 2005	Nov 17, 2005	437/717	Nov 16, 2005	WMC-270360
OGDEN 85	Oct 12, 2005	Nov 17, 2005	437/718	Nov 16, 2005	WMC-270361
OGDEN 86	Oct 12, 2005	Nov 17, 2005	437/719	Nov 16, 2005	WMC-270362
OGDEN 87	Oct 12, 2005	Nov 17, 2005	437/720	Nov 16, 2005	WMC-270363
OGDEN 1A	Oct 13, 2005	Nov 17, 2005	437/721	Nov 16, 2005	WMC-270364
OGDEN 7A	Oct 13, 2005	Nov 17, 2005	437/722	Nov 16, 2005	WMC-270365
REU 1	Aug 22, 2004	Oct 1, 2004	423/549	Sept 29, 2004	WMC-260963
REU 2	Aug 22, 2004	Oct 1, 2004	423/551	Sept 29, 2004	WMC-260964
REU 3	Aug 22, 2004	Oct 1, 2004	423/552	Sept 29, 2004	WMC-260965
REU 4	Aug 22, 2004	Oct 1, 2004	423/553	Sept 29, 2004	WMC-260966
REU 5	Aug 22, 2004	Oct 1, 2004	423/554	Sept 29, 2004	WMC-260967
REU 6	Aug 22, 2004	Oct 1, 2004	423/555	Sept 29, 2004	WMC-260968

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
REU 7	Aug 22, 2004	Oct 1, 2004	423/556	Sept 29, 2004	WMC-260969
REU 8	Aug 22, 2004	Oct 1, 2004	423/557	Sept 29, 2004	WMC-260970
REU 9	Aug 22, 2004	Oct 1, 2004	423/558	Sept 29, 2004	WMC-260971
REU 10	Aug 22, 2004	Oct 1, 2004	423/559	Sept 29, 2004	WMC-260972
REU 11	Aug 22, 2004	Oct 1, 2004	423/560	Sept 29, 2004	WMC-260973
REU 12	Aug 22, 2004	Oct 1, 2004	423/561	Sept 29, 2004	WMC-260974
REU 13	Aug 22, 2004	Oct 1, 2004	423/562	Sept 29, 2004	WMC-260975
REU 14	Aug 22, 2004	Oct 1, 2004	423/563	Sept 29, 2004	WMC-260976
REU 15	Aug 22, 2004	Oct 1, 2004	423/564	Sept 29, 2004	WMC-260977
REU 16	Aug 22, 2004	Oct 1, 2004	423/565	Sept 29, 2004	WMC-260978
REU 17	Aug 22, 2004	Oct 1, 2004	423/566	Sept 29, 2004	WMC-260979
REU 18	Aug 22, 2004	Oct 1, 2004	423/567	Sept 29, 2004	WMC-260980
REU 19	Aug 21, 2004	Oct 1, 2004	423/568	Sept 29, 2004	WMC-260981
REU 20	Aug 21, 2004	Oct 1, 2004	423/569	Sept 29, 2004	WMC-260982
REU 21	Aug 21, 2004	Oct 1, 2004	423/570	Sept 29, 2004	WMC-260983
REU 22	Aug 21, 2004	Oct 1, 2004	423/571	Sept 29, 2004	WMC-260984
REU 23	Aug 21, 2004	Oct 1, 2004	423/572	Sept 29, 2004	WMC-260985
REU 24	Aug 21, 2004	Oct 1, 2004	423/573	Sept 29, 2004	WMC-260986
REU 25	Aug 21, 2004	Oct 1, 2004	423/574	Sept 29, 2004	WMC-260987
REU 26	Aug 21, 2004	Oct 1, 2004	423/575	Sept 29, 2004	WMC-260988
REU 27	Aug 21, 2004	Oct 1, 2004	423/576	Sept 29, 2004	WMC-260989
REU 28	Aug 21, 2004	Oct 1, 2004	423/577	Sept 29, 2004	WMC-260990
REU 29	Aug 21, 2004	Oct 1, 2004	423/578	Sept 29, 2004	WMC-260991
REU 30	Aug 21, 2004	Oct 1, 2004	423/579	Sept 29, 2004	WMC-260992
REU 31	Aug 21, 2004	Oct 1, 2004	423/580	Sept 29, 2004	WMC-260993
REU 32	Aug 21, 2004	Oct 1, 2004	423/581	Sept 29, 2004	WMC-260994
REU 33	Aug 21, 2004	Oct 1, 2004	423/582	Sept 29, 2004	WMC-260995
REU 34	Aug 21, 2004	Oct 1, 2004	423/583	Sept 29, 2004	WMC-260996
REU 35	Aug 21, 2004	Oct 1, 2004	423/584	Sept 29, 2004	WMC-260997
REU 36	Aug 21, 2004	Oct 1, 2004	423/585	Sept 29, 2004	WMC-260998
REU 37	Aug 23, 2004	Oct 1, 2004	423/586	Sept 29, 2004	WMC-260999
REU 38	Aug 23, 2004	Oct 1, 2004	423/587	Sept 29, 2004	WMC-261000
REU 39	Aug 23, 2004	Oct 1, 2004	423/588	Sept 29, 2004	WMC-261001
REU 40	Aug 23, 2004	Oct 1, 2004	423/589	Sept 29, 2004	WMC-261002
REU 41	Aug 23, 2004	Oct 1, 2004	423/590	Sept 29, 2004	WMC-261003

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
REU 42	Aug 23, 2004	Oct 1, 2004	423/591	Sept 29, 2004	WMC-261004
REU 43	Aug 23, 2004	Oct 1, 2004	423/592	Sept 29, 2004	WMC-261005
REU 44	Aug 23, 2004	Oct 1, 2004	423/593	Sept 29, 2004	WMC-261006
REU 45	Aug 23, 2004	Oct 1, 2004	423/594	Sept 29, 2004	WMC-261007
REU 46	Aug 23, 2004	Oct 1, 2004	423/595	Sept 29, 2004	WMC-261008
REU 47	Aug 23, 2004	Oct 1, 2004	423/596	Sept 29, 2004	WMC-261009
REU 48	Aug 23, 2004	Oct 1, 2004	423/597	Sept 29, 2004	WMC-261010
REU 49	Aug 23, 2004	Oct 1, 2004	423/598	Sept 29, 2004	WMC-261011
REU 50	Aug 23, 2004	Oct 1, 2004	423/599	Sept 29, 2004	WMC-261012
REU 51	Aug 22, 2004	Oct 1, 2004	423/600	Sept 29, 2004	WMC-261013
REU 52	Aug 22, 2004	Oct 1, 2004	423/601	Sept 29, 2004	WMC-261014
REU 53	Aug 22, 2004	Oct 1, 2004	423/602	Sept 29, 2004	WMC-261015
REU 54	Aug 22, 2004	Oct 1, 2004	423/603	Sept 29, 2004	WMC-261016
REU 55	Aug 22, 2004	Oct 1, 2004	423/604	Sept 29, 2004	WMC-261017
REU 56	Aug 22, 2004	Oct 1, 2004	423/605	Sept 29, 2004	WMC-261018
REU 57	Aug 22, 2004	Oct 1, 2004	423/606	Sept 29, 2004	WMC-261019
REU 58	Aug 22, 2004	Oct 1, 2004	423/607	Sept 29, 2004	WMC-261020
REU 59	Aug 22, 2004	Oct 1, 2004	423/608	Sept 29, 2004	WMC-261021
REU 60	Aug 22, 2004	Oct 1, 2004	423/609	Sept 29, 2004	WMC-261022
REU 61	Aug 22, 2004	Oct 1, 2004	423/610	Sept 29, 2004	WMC-261023
REU 62	Aug 22, 2004	Oct 1, 2004	423/611	Sept 29, 2004	WMC-261024
REU 63	Aug 22, 2004	Oct 1, 2004	423/612	Sept 29, 2004	WMC-261025
REU 64	Aug 22, 2004	Oct 1, 2004	423/613	Sept 29, 2004	WMC-261026
REU 65	Aug 22, 2004	Oct 1, 2004	423/614	Sept 29, 2004	WMC-261027
REU 66	Aug 22, 2004	Oct 1, 2004	423/615	Sept 29, 2004	WMC-261028
REU 67	Aug 22, 2004	Oct 1, 2004	423/616	Sept 29, 2004	WMC-261029
REU 68	Aug 22, 2004	Oct 1, 2004	423/617	Sept 29, 2004	WMC-261030
REU 69	Aug 23, 2004	Oct 1, 2004	423/618	Sept 29, 2004	WMC-261031
REU 70	Aug 23, 2004	Oct 1, 2004	423/619	Sept 29, 2004	WMC-261032
REU 71	Aug 23, 2004	Oct 1, 2004	423/620	Sept 29, 2004	WMC-261033
REU 72	Aug 23, 2004	Oct 1, 2004	423/621	Sept 29, 2004	WMC-261034
REU 73	Aug 23, 2004	Oct 1, 2004	423/622	Sept 29, 2004	WMC-261035
REU 74	Aug 23, 2004	Oct 1, 2004	423/623	Sept 29, 2004	WMC-261036
REU 75	Aug 23, 2004	Oct 1, 2004	423/624	Sept 29, 2004	WMC-261037
REU 76	Aug 23, 2004	Oct 1, 2004	423/625	Sept 29, 2004	WMC-261038

Claim Name	Location Date	County Rec. Date	County Book/Page	BLM Filing Date	BLM Serial No.
REU 77	Aug 23, 2004	Oct 1, 2004	423/626	Sept 29, 2004	WMC-261039
REU 78	Aug 23, 2004	Oct 1, 2004	423/627	Sept 29, 2004	WMC-261040

Said claims being located in Sections 2, 3, 4 and 5, Township 51 North, Range 63 West 6th PM; and Sections 14, 15, 18, 19, 21, 22, 23, 26, 27, 28, 29, 30, 31, 32, 33, 34 and 35, Township 52 North Range 63 West 6th PM; and Sections 13, 25 and 36, Township 52 North, Range 64 West 6th PM, all in Crook County, Wyoming.